As filed with the Securities and Exchange Commission on January 18, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM F-10

REGISTRATION STATEMENT

UNDER THE

SECURITIES  ACT OF 1933

Pan American Silver Corp.

(Exact name of Registrant as specified in its charter)

British Columbia (Province or other Jurisdiction of Incorporation or Organization)	1044 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

1500 - 625 Howe Street

Vancouver, British Columbia

Canada  V6C 2T6

(604) 684-1175

(Address and telephone number of Registrant's principal executive offices)

Pan American Minerals Inc.

c/o Harris, Trimmer & Thompson

6121 Lakeside Drive, Suite 260

Reno, Nevada 85511

(775) 825-4300

(Name, address and telephone number of agent for service)

Copies to:

Christopher W. Morgan, Esq.

Fred R. Pletcher, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Borden Ladner Gervais LLP

Suite 1750, 222 Bay Street

1200 Waterfront Centre, 200 Burrard Street

P.O. Box 256

P.O. Box 48600, Stn. Bentall Ctr.

Toronto, Ontario  M5K 1J5

Vancouver, British Columbia  V7X 1T2

(416) 777-4700

(604) 687-5744

Approximate date of commencement of proposed sale of  the securities to the public:

From time to time on or after the effective date of this Registration Statement as determined by market conditions.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ¨

Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. :

At some future date (check the appropriate box below):

1.

9

pursuant to Rule 467(b) on (     ) at (     ) (designate a time not sooner than 7 calendar days after filing).

2.

9

pursuant to Rule 467(b) on (     ) at (     ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (    ).

3.

9

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.

:

after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box.  :

CALCULATION OF  REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares Debt Securities Subscription Receipts Warrants
Total...................	$150,000,000(1)	$150,000,000(2)	$17,655(3)

(1)

There are being registered under this registration statement such indeterminate number of common shares of the Registrant, such indeterminate principal amount of debt securities of the registrant, such indeterminate number of subscription receipts of the registrant and such indeterminate number of warrants of the registrant as shall have an aggregate initial offering price of $150,000,000.  If any debt securities are issued at an original issue discount then the securities registered shall include such debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this registration statement will equal $150,000,000.  Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement.  The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)

In United States dollars or the equivalent thereof in Canadian dollars.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o).  Pursuant to Rule 457(p), $1,112.37 of the $19,005 filing fee paid by the Registrant for the Registration Statement on Form F-10 (No. 333-106858) filed with the Commission on July 7, 2003 is offset against the current filing fee.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this registration statement also relates to the Registrant's Registration Statement on Form F-10 (File No. 333- 106858).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

 Subject to Completion dated January 18, 2005

Prospectus

PAN AMERICAN SILVER CORP. US$150,000,000 Common Shares Debt Securities Warrants Subscription Receipts

Pan American Silver Corp. (the "Company") may offer for sale, from time to time, common shares ("Common Shares"), debt securities ("Debt Securities") warrants to purchase Common Shares or Debt Securities ("Warrants") or subscription receipts, which entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Common Shares, Warrants or Debt Securities ("Subscription Receipts") of the Company (collectively, the "Securities") or any combination thereof up to an aggregate initial offering price of US$150,000,000 (or its equivalent in Canadian dollars or any other currency or currency unit used to denominate the Securities), during the 25-month period that this short form base shelf prospectus (the "Prospectus"), including any amendments hereto, remains valid.

The specific variable terms of any offering of the Securities, will be set forth in a shelf prospectus supplement (a "Prospectus Supplement") including, where applicable:  (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of Debt Securities, the title of the Debt Securities, aggregate principal amount, currency or the currency unit for which such Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, any redemption terms, any sinking fund provisions, any exchange or conversion terms, whether payment on the Debt Securities will be senior or subordinated to the Company's other liabilities and obligations and any other specific terms; (iii) in the case of Warrants, the designation, number and terms of the Common Shares or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; and (iv) in the case of Subscription Receipts, the designation, number and terms of the Common Shares, Warrants or Debt Securities receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms.  The Company reserves the right to include in a Prospectus Supplement specific variable terms pertaining to the Securities that are not within the options and parameters set forth in this Prospectus.

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus supplement and the accompanying prospectus in accordance with the disclosure requirements of Canada.  Prospective investors  should be aware that such requirements are different from those of the United States.  Certain of the financial statements included or incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles, and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada.  Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

The enforcement by investors of civil liabilities under the federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of British Columbia, Canada, that some or all of its officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the registration statement may be residents of Canada and that a substantial portion of the assets of the Company and said persons may be located outside the United States.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is           , 2005.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus.  Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The Company may offer and sell Securities to or through underwriters or dealers, directly to one or more purchasers pursuant to applicable statutory exemptions, or through agents designated from time to time.  The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of Securities and will set forth the plan of distribution for such Securities, including the proceeds to the Company and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution.

The Common Shares of the Company are listed on the Toronto Stock Exchange (the "TSX") and the Nasdaq National Market ("Nasdaq").  On January 17, 2005, the closing price of the Common Shares on the TSX was Cdn $17.74 per Common Share.  On January 14, 2005, the closing price of the Common Shares on Nasdaq was US$14.68 per Common Share.

The earnings coverage ratios of the Company for the year ended December 31, 2003 is less than one-to-one.  See "Earnings Coverage".

TABLE OF CONTENTS

DOCUMENTS INCORPORATED BY REFERENCE	4
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION	6
CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING ESTIMATES OF MEASURED, INDICATED
AND INFERRED RESOURCES	7
CERTAIN AVAILABLE INFORMATION	7
PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA	8
THE COMPANY	9
BUSINESS OF THE COMPANY	9
USE OF PROCEEDS	9
EARNINGS COVERAGE	9
DESCRIPTION OF SHARE CAPITAL	10
DESCRIPTION OF DEBT SECURITIES	11
DESCRIPTION OF WARRANTS	17
DESCRIPTION OF SUBSCRIPTION RECEIPTS	18
PLAN OF DISTRIBUTION	22
CHANGES TO CONSOLIDATED CAPITALIZATION	23
RISK FACTORS	24
AUDITORS, TRANSFER AGENT AND REGISTRAR	32
DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT	32
COMPILATION REPORT	23
INDEX TO FINANCIAL STATEMENTS	F-1

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the Provinces of Canada.  Copies of the documents incorporated by reference in this Prospectus may be obtained on request without charge from the Controller and Corporate Secretary of the Company at 1500-625 Howe Street, Vancouver, British Columbia, V6C 2T6 (telephone: (604) 684-1175).  These documents are also available through the Internet on the System for Electronic Document Analysis and Retrieval ("SEDAR"), which can be accessed at www.sedar.com.  For the purpose of the Province of Quebec, this simplified prospectus contains information to be completed by consulting the permanent information record.  A copy of the permanent record may be obtained from the Controller and Corporate Secretary of the Company at the above mentioned address and telephone number.

The following documents, filed with the securities commissions or similar regulatory authorities in each of the Provinces of Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)

the Annual Information Form of the Company, dated May 19, 2004;

(b)

the audited consolidated financial statements of the Company and the notes thereto as at and for the years ended December 31, 2003 and 2002, together with the auditors' report thereon;

(c)

management's discussion and analysis of financial condition and results of operations for the years ended December 31, 2003 and 2002;

(d)

the information circular of the Company, dated April 6, 2004, in connection with the Company's May 11, 2004 annual general meeting of members, other than the sections entitled "Corporate Governance", "Executive Compensation - Compensation Committee", "Executive Compensation - Report on Executive Compensation" and "Executive Compensation - Performance Graph";

(e)

the unaudited interim financial statements of the Company and the notes thereto for the three and nine month periods ended September 30, 2004 and 2003;

(f)

management's discussion and analysis of financial condition and results of operations for the three and nine month periods ended September 30, 2004 and 2003 as filed on SEDAR on December 16, 2004;

(g)

a material change report of the Company, dated January 8, 2004, relating to the filing of an unallocated preliminary base shelf prospectus by the Company;

(h)

a material change report of the Company, dated February 10, 2004, relating to the Company signing a binding agreement, subject to regulatory approval and other conditions, to purchase 92.014% of the voting shares of Compañia Minera Argentum S.A. ("Argentum"), which will acquire, through a split-off process from Sociedad Minera Corona S.A., the Anticona and Manuelita mining units of the Morococha silver mine and related infrastructure and processing units in Peru;

(i)

a material change report of the Company, dated February 18, 2004, relating to financial and operational results for the fourth quarter and year ended December 31, 2003;

(j)

a material change report of the Company, dated February 27, 2004, relating to the offering of 3,333,333 common shares of the Company for aggregate gross proceeds of US$55 million;

(k)

a material change report of the Company, dated February 27, 2004, relating to the intention of the Company to make an offer to encourage early conversion of its outstanding 5.25% convertible unsecured senior subordinated debentures maturing on July 31, 2009;

(l)

a material change report of the Company, dated March 30, 2004, relating to the offer to encourage conversion by holders of the Company's US$86.25 million outstanding principal amount of 5.25% convertible debentures;

(m)

a material change report of the Company, dated May 11, 2004, relating to financial and operational results for the first quarter of 2004;

(n)

a material change report of the Company, dated July 23, 2004, relating to the Company's US$36.7 million cash offer to purchase the voting shares of Argentum, which holds most of the assets comprising the Morococha mine in central Peru;

(o)

a material change report of the Company, dated August 23, 2004, relating to the filing of a shelf prospectus supplement to the Company's short form base shelf prospectus dated January 26, 2004;

(p)

a material change report of the Company, dated August 26, 2004, relating to the closing of the Company's purchase of an 88% interest in the Morococha silver mine in central Peru; and

(q)

a material change report of the Company, dated November 22, 2004, relating to the sale of the Company's 20% interest in the Dukat silver mine in Magadan State, Russia for up to US $43 million.

Any documents of the types referred to in the preceding paragraph (excluding confidential material change reports and the sections of any information circular permitted to be excluded under National Instrument 44-101 - Short Form Prospectus Distributions) filed by the Company with a securities commission or similar authority in Canada after the date of this Prospectus and prior to the termination of the offering under any Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus.  Any document filed by the Company with the United States Securities and Exchange Commission (the "SEC") or Report of Foreign Private Issuer on Form 6-K furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus shall also be deemed to be incorporated by reference into this Prospectus if and to the extent provided in such document.

In addition, the unaudited interim financial statements of the Company and the notes thereto for the three and nine month periods ended September 30, 2004 and 2003, including a reconciliation to United States generally accepted accounting principles in accordance with Item 18 of Form 20-F, filed on SEDAR on January 14, 2005, are incorporated by reference in this Prospectus.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made.  Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information in relation to such offering will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the offering of Securities covered by that Prospectus Supplement.

Upon a new annual information form and the related annual financial statements being filed by the Company with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of the Company's financial year in which the new annual information form was filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Some of the statements included or incorporated by reference in this Prospectus constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995.  When used in this Prospectus, the words "anticipate", "believe", "estimate", "expect", "target", "plan", "budget", "may", "schedule" and similar words or expressions, identify forward-looking statements.  These forward-looking statements relate to, among other things:

  the sufficiency of the Company's current working capital and anticipated operating cash flow;

  the sufficiency of the mineral reserves and resources at Quiruvilca, Huaron, Morococha, La Colorada, Alamo Dorado, Manantial Espejo or other properties;

  estimated production from the Quiruvilca, Huaron, Morococha, La Colorada, Alamo Dorado, Manantial Espejo or other properties;

  the estimated cost of and availability of funding for ongoing capital improvement programs;

  the estimated cost of development or expansion of Huaron, Morococha, Alamo Dorado, Manantial Espejo or other projects;

  the estimated cost and effectiveness of changes to the mine plan at the La Colorada mine;

  estimated exploration expenditures to be incurred on the Company's various silver exploration properties;

  compliance with environmental standards;

  forecast capital and non-operating spending; and

  levels of silver and other metals production, production costs and metal prices.

These statements reflect the Company's current views with respect to future events and are necessarily based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies.  Many factors, both known and unknown, could cause actual results, performance or achievements to be materially different from the results, performance or achievements that are or may be expressed or implied by such forward-looking statements including, without limitation, the factors identified under the caption "Risk Factors" in this Prospectus and in the Company's Annual Information Form, dated May 19, 2004, under the caption "Trends and Uncertainties."  Investors are cautioned against attributing undue certainty to forward-looking statements.  Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be anticipated, estimated or intended.  The Company does not intend, and does not assume any obligation, to update these forward-looking statements to reflect changes in assumptions or changes in circumstances or any other events affecting such statements, other than as required by applicable law.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING
ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES

In this Prospectus, the terms "measured resources", "indicated resources" and "inferred resources" are used.  United States investors are advised that while such terms are recognized and required under Canadian securities rules, the SEC does not recognize them.  "Inferred resources" have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an inferred resource will ever be upgraded to a higher category.  Under Canadian securities rules, estimates of inferred resources may not form the basis of feasibility or other economic studies.  United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves.  United States investors also are cautioned not to assume that all or any part of an inferred resource exists, or is economically or legally mineable.

CERTAIN AVAILABLE INFORMATION

The Company has filed with the SEC a registration statement on Form F-10 (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "1933 Act"), with respect to the Securities.  This Prospectus, which constitutes a part of that Registration Statement, does not contain all of the information set forth in such Registration Statement and its exhibits, to which reference is made for further information.  See "Documents Filed as Part of the U.S. Registration Statement".

The Company is subject to the informational reporting requirements of the Exchange Act, and in accordance therewith files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States, the Company is permitted to prepare such reports and other information in accordance with the disclosure requirements of Canada, which are different from those of the United States.  As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery rules contained in Section 16 of the Exchange Act.  Under the Exchange Act, the Company is not required to publish financial statements as frequently or as promptly as U.S. companies.

The Company files annual reports with the SEC on Form 40-F, which includes:

  the Company's Annual Information Form;

  management's discussion and analysis of financial condition and results of operations;

  the Company's consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") and reconciled to generally accepted accounting principles in the United States ("U.S. GAAP"); and

  other information specified by the Form 40-F.

The Company also furnishes the following types of information to the SEC under cover of Form 6-K:

  material information the Company otherwise makes publicly available in reports that it files with securities regulatory authorities in Canada;

  material information that the Company files with, and which is made public by, the TSX; and

  material information that the Company distributes to its shareholders in Canada.

Investors may read and copy any document the Company files with, or furnishes to, the SEC at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.  Copies of the material can also be obtained from the SEC's public reference room in Washington, D.C. by paying a fee.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The SEC also maintains a website (www.sec.gov) that makes available reports and other information that the Company files or furnishes electronically with it.

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

The Company presents its consolidated financial statements in United States dollars.  All references in this prospectus to "dollars", "$" or "US$" are to United States dollars and all references to "Cdn$" are to Canadian dollars, unless otherwise noted.  Except as otherwise indicated, all financial statements and financial data contained in, or incorporated by reference into, this Prospectus have been prepared in accordance with Canadian GAAP, which differ in certain significant respects from U.S. GAAP.  For a description of the material differences between Canadian GAAP and U.S. GAAP as they relate to the Company's financial statements, see note 16 to the Company's audited consolidated financial statements for the years ended December 31, 2003 and 2002 and note 8 to the Company's unaudited interim consolidated financial statements for the nine months ended September 30, 2004, each incorporated by reference into this Prospectus, and note 15 to the audited consolidated financial statements of Corner Bay Silver Inc., for the years ended June 30, 2002 and 2001 and note 5 to the unaudited pro forma consolidated financial statements of the Company for the year ended December 31, 2002 and the three months ended March 31, 2003, each included in this Prospectus.

The following table sets forth, for each period indicated, the exchange rates of the Canadian dollar to the U.S. dollar for the end of each period indicated and the high, low and average (based on the exchange rate on the last day of each month during such period) exchange rates for each of such periods (such rates, which are expressed in Canadian dollars are based on the noon buying rates for U.S. dollars reported by the Bank of Canada).

	Nine Months	Year Ended December 31,
	Ended September 30, 2004	2003	2002	2001
High	Cdn$1.3968	Cdn$1.5747	Cdn$1.6132	Cdn$1.6021
Low	1.2639	$1.2924	1.5110	1.4936
Average	1.3280	$1.4015	1.5704	1.5484
End of Period	1.2639	$1.2924	1.5796	1.5926

On January 17, 2005, the noon buying rate reported by the Bank of Canada was $1.00 = Cdn $0.8220.

THE COMPANY

Pan American Silver Corp. is a company existing under the Business Corporations Act (British Columbia).  The Company's head office is located at 1500 - 625 Howe Street, Vancouver, British Columbia, V6C 2T6 and its registered and records office is located at 900 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia, V7X 1T2.  In this Prospectus, the term "Pan American" refers to the Company and its principal subsidiaries.

BUSINESS OF THE COMPANY

Pan American is principally engaged in the exploration for, and the acquisition, development and operation of silver properties.

Pan American: (i) owns and operates the producing Quiruvilca silver mine in Peru; (ii) owns and operates the producing Huaron silver mine in Peru; (iii) owns an 86% equity interest in, and operates, the producing Morococha silver mine in Peru; (iv) owns and operates the producing La Colorada silver mine in Mexico; (v) mines and sells silver-rich pyrite stockpiles at a small-scale operation in central Peru; and (vi) holds an option to acquire the San Vincente silver mine in Bolivia, on which small-scale toll mining has taken place and is expected to resume in the future.  Pan American also either holds an interest in or may earn an interest in non-producing silver resource and silver exploration properties in Peru, Argentina, the United States and Mexico, including the Alamo Dorado deposit in Mexico and Manantial Espejo deposit in Argentina on which the Company is preparing feasibility studies.

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of Securities will be used by the Company to fund development of the Alamo Dorado project, development of the Manantial Espejo project, expansion of the Morococha mine, other ongoing exploration programs, working capital requirements or for other general corporate purposes.  The Company may, from time to time, issue common shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

EARNINGS COVERAGE

The following consolidated financial earnings deficiency figures and cash flow coverage ratios are calculated for the year ended December 31, 2003 and the 12-month period ended September 30, 2004 and give effect to all long-term financial liabilities of Pan American and the repayment, redemption or retirement thereof since those dates, respectively.  The earnings coverage deficiencies, cash flow coverage ratios, cash flow coverage deficiencies and the amount of earnings, cash flow and interest expense set forth below do not purport to be indicative of earnings coverage deficiencies or ratios or cash flow coverage deficiencies or ratios for any future periods.  The deficiency figures and coverage ratios have been calculated based on Canadian GAAP.  These coverage deficiencies, coverage ratios, earnings, cash flows or interest expenses do not give effect to the issuance of any Debt Securities that may be issued pursuant to this Prospectus and any Prospectus Supplement, since the aggregate principal amounts and the terms of such Debt Securities are not presently known.

	12 Months Ended September 30, 2004	Year Ended December 31, 2003
	(US$ millions except ratios)
Earnings coverage / (deficiency) (1)	2.44x	($6.79)
Cash flow deficiency (2)	$0.60	$3.80

___________________________

(1)

Earnings coverage deficiency is the dollar amount of earnings required to attain an earnings coverage ratio of one-to-one.  Earnings coverage ratio is equal to net income before interest expense and income taxes divided by interest expense on all debt.

(2)

Cash flow deficiency is the dollar amount of cash flow required to attain a cash flow coverage ratio of one-to-one.  Cash flow coverage ratio is equal to cash flow from operating activities before interest expense and income taxes divided by interest expense on all debt.

The Company's interest expense requirements amounted to approximately $1,156,000 for the year ended December 31, 2003.  The Company's losses before interest expense and income tax for the year ended December 31, 2003 were approximately $5,638,000, which is a deficiency of approximately $6,794,000 of the earnings amount necessary to attain a earnings coverage ratio of one-to-one for this period.

The Company's interest expense requirements amounted to approximately $964,000 for the 12 months ended September 30, 2004.  The Company's earnings before interest expense and income tax for the 12 months ended September 30, 2004 were approximately $2,352,000,  which is 2.44 times the Company's interest requirement.

If the Company offers any Debt Securities having a term to maturity in excess of one year under this Prospectus and a Prospectus Supplement, the Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Debt Securities.

DESCRIPTION OF SHARE CAPITAL

The Company is authorized to issue 100,000,000 common shares, without par value, of which 66,814,433 are issued and outstanding as at the date of this Prospectus.  There are options outstanding to purchase up to 1,703,974 common shares at prices ranging from Cdn$5.00 to Cdn$22.51 and warrants outstanding to purchase up to 3,809,817 common shares at a price of Cdn$12.00.  Holders of common shares are entitled to one vote per common share at all meetings of shareholders, to receive dividends as and when declared by the directors of the Company and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company.  There are no preemptive, conversion or redemption rights attached to the common shares.

DESCRIPTION OF DEBT SECURITIES

General

The Company may issue Debt Securities in one or more series under an indenture (the "Trust Indenture") that it will enter into with one or more trustees (each, a "Trustee") that will be described in the Prospectus Supplement for such Debt Securities.  The following summary describes certain provisions of the Trust Indenture, although it does not purport to be complete and is subject to and is qualified in its entirety by reference to the Trust Indenture.  At least one of the Trustees must be resident in British Columbia, authorized to do business in British Columbia or authorized to carry on trust business under the Financial Institutions Act (British Columbia).  The Trust Indenture will be subject to and governed by the Business Corporations Act (British Columbia) and the United States Trust Indenture Act of 1939, as amended.  A copy of the form of Trust Indenture has been filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part and will be filed with the Canadian securities regulatory authorities.  The terms of Debt Securities the Company offers may differ from the general information provided below. Prospective investors should rely only on information in the Prospectus Supplement if it is different from the following information.

The Company may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

Reference to the "Company" in this section refers only to Pan American Silver Corp. but not any of its subsidiaries.

The Trust Indenture does not limit the amount of Debt Securities the Company can issue thereunder and unless otherwise stated in the Prospectus Supplement does not limit the amount of other indebtedness the Company may incur.  The Company may issue Debt Securities from time to time in separate series.

The Prospectus Supplement for any series of Debt Securities the Company offers will describe the specific terms of the Debt Securities and may include any of the following:

  the designation of the Debt Securities;

  any limit on the aggregate principal amount of the Debt Securities;

  the price at which the Debt Securities will be issued (or the manner of determination thereof, if offered on a non-fixed price basis and whether at par, at a discount or at a premium);

  whether the payment of the Debt Securities will be guaranteed by any other person and the terms of such guarantee;

  the currency of issue of the Debt Securities;

  whether payment on the Debt Securities will be senior or subordinated to, or pari passu with, the Company's other liabilities and obligations and the terms and provisions of any such subordination;

  whether the payment of the Debt Securities will be secured by any of the Company's assets or by any other person;

  the dates on which the Company may issue the Debt Securities and the date or dates on which the Company will pay the principal and any premium on the Debt Securities and the portion

(if less than the principal amount) of Debt Securities to be payable on a declaration of acceleration of maturity;

  whether and under what circumstances the date or dates on which the Company will pay the principal and any premium on the Debt Securities may be extended;

  whether the Debt Securities will bear interest, whether the interest is payable in cash, securities or a combination thereof, the interest rate or the method of determining the interest rate, the date from which interest will accrue, the dates on which the Company will pay interest and the record dates for interest payments;

  the place or places the Company will pay principal, any premium and interest and the place or places where Debt Securities can be presented for registration of transfer or exchange;

  whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether the Company will have the option to redeem the Debt Securities rather than pay the additional amounts;

  whether and under what circumstances the Company may prepay, redeem or repurchase the Debt Securities at its option;

  whether and under what circumstances the Company will be obligated to prepay, redeem or repurchase the Debt Securities pursuant to any sinking fund or other provisions, or at the option of a holder;

  if other than $1,000 and any integral multiples thereof, the denominations in which the Company will issue the Debt Securities;

  the currency in which the Company will make payments on the Debt Securities and whether payments will be payable with reference to any index or formula;

  whether the Company will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

  whether the Company will issue the Debt Securities as bearer securities or only in registered form;

  any changes or additions to events of default or covenants;

  any changes or additions to the provisions for defeasance described under "Defeasance" below;

  whether the holders of any series of Debt Securities have special rights if specified events occur;

  any restrictions on the transfer or exchange of the Debt Securities;

  the terms for any conversion or exchange of the Debt Securities for any other securities;

  provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities;

  the identity of the Trustee;

  whether the Debt Securities will be listed on any Exchange; and

  any other terms of the Debt Securities.

Unless stated otherwise in the applicable Prospectus Supplement, no holder will have the right to require the Company to repurchase the Debt Securities and there will be no increase in the interest rate if the Company becomes involved in a highly leveraged transaction or there is a change of control of the Company.

The Company may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount.  The Company may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, the Company will describe in the applicable Prospectus Supplement, any Canadian and United States federal income tax consequences and other special considerations.

The Company may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, the Company may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Unless stated otherwise in the applicable Prospectus Supplement, the Company will issue Debt Securities only in fully registered form without coupons, in denominations of $1,000 and multiples of $1,000.  The applicable Prospectus Supplement may indicate the denominations to be issued, the procedures for payment of interest and principal and other matters. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may, in certain instances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these transactions.

Payment and Transfer

Unless stated otherwise in the Prospectus Supplement, the Company will make payments of principal of (and premium, if any, on) Debt Securities of a particular series in the designated currency against surrender of the Debt Securities at the office of the paying agent the Company designates from time to time.  Unless stated otherwise in the applicable Prospectus Supplement, the Company will make payment of any installment of interest on Debt Securities to the persons in whose names the Debt Securities are registered on the close of business on the day or days specified by the Company.  Unless otherwise indicated in the applicable Prospectus Supplement, payments of interest will be made, at the Company's option:

  at the corporate trust office of the paying agent that the Company designates from time to time;

  by electronic funds transfer to an account that the holder designates from time to time; or

  by a cheque in the designated currency mailed to each holder at the relevant holder's registered address.

Holders may transfer or exchange fully registered Debt Securities at the corporate trust office of the Trustee or at any other office or agency the Company maintains for these purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The Company may issue Debt Securities of a series in the form of one or more global securities ("Global Securities") which will be deposited with a depositary (a "Depositary"), or its nominee,

identified in the applicable Prospectus Supplement and which will be exchangeable for definitive Debt Securities only under certain conditions.  The Global Securities may be in temporary or permanent form.  The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security.  The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Merger, Amalgamation or Consolidation

The Trust Indenture generally permits the Company to amalgamate or consolidate with or merge into any other person, and to transfer or dispose of substantially all of its assets, so long as the resulting person is a Canadian or U.S. entity and assumes the Company's obligations on the Debt Securities and under the Trust Indenture and the Company or such successor person will not be in default under the Trust Indenture immediately after the transaction.

If the resulting person assumes the Company's obligations, subject to certain exceptions, the Company will be relieved of those obligations.

Events of Default

The following are summaries of events with respect to any series of Debt Security which will constitute an "event of default" in respect of a series of Debt Securities:

  the Company fails to pay principal or any premium on any Debt Security of that series when it is due;

  the Company fails to pay interest on any Debt Security of that series for 30 days from the date such amounts are due;

  the Company fails to comply with any of its other agreements relating to the Debt Securities or the Trust Indenture for 60 days after written notice by the Trustee or by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

  certain events involving its bankruptcy, insolvency or reorganization; and

  any other event of default provided for that series of Debt Securities.

The Prospectus Supplement for a series of Debt Securities may include additional events of default or changes to the events of default described above.  The Trustee will give notice within a reasonable time (not exceeding 30 days) to the holders of Debt Securities of any default unless it determines in good faith the withholding of such notice is in the best interests of the holders, collectively, and so advises the Company in writing.

A default under one series of Debt Securities will not necessarily be a default under another series.

If an event of default for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require the Company to repay immediately:

  the entire principal of the Debt Securities of the series; or

  if the Debt Securities are discounted securities, that portion of the principal as is described in the applicable Prospectus Supplement.

If an event of default relates to events involving the Company's bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the Trustee or any holder.  Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind the accelerated payment requirement.

Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the Trust Indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity.  If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred on the Trustee, for any series of Debt Securities.

The Company will be required to furnish to the Trustee a statement annually as to its compliance with all conditions and covenants under the Trust Indenture and, if the Company is not in compliance, it must specify any defaults.

Defeasance

When the Company uses the term "defeasance", it means discharge from some or all of its obligations under the Trust Indenture.  If the Company deposits with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at its option:

  the Company will be discharged from its obligations with respect to the Debt Securities of that series; or

  the Company will no longer be under any obligation to comply with certain restrictive covenants under the Trust Indenture, and certain events of default will no longer apply to the Company.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Trust Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen or mutilated Debt Securities.  These holders may look only to the deposited fund for payment on their Debt Securities.

Unless stated otherwise in the Prospectus Supplement, in order to exercise its defeasance option, the Company will be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities to recognize income, gain or loss for Canadian federal or Canadian provincial income tax purposes (and any other jurisdiction specified for this purpose in the Prospectus Supplement).  The Company also will be required to deliver a certificate of an officer of the Company and an opinion of counsel, each stating that all of the conditions precedent provided for relating to defeasance have been satisfied. In addition, other conditions must be met before the Company may exercise its defeasance option.

Modification and Waiver

The Company may modify the Trust Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

  reduce the percentage of the unpaid principal amount of any series of Debt Securities whose holders must consent to any amendment or waiver under the Trust Indenture or which may otherwise require notice, information or action or effect any action, or modify the provisions in the Trust Indenture relating to amendment or waiver;

  reduce the amount of, or change the currency of payment of or to delay the time of any payments (whether of principal, premium, interest or otherwise) to be made to the holders of Debt Securities of any series;

  change the definition of or the manner of calculating amounts (including any change in the applicable rate or rates of interest) to which any holder of Debt Securities of any series is entitled under the Trust Indenture;

  make any change that adversely affects the redemption, conversion or exchange rights of holders of Debt Securities of any series;

  make any change that would result in the issuer being required to make any deduction or withholding from payments to be made to holders of Debt Securities of any series; or

  impair the right of holders to institute a suit to enforce their rights to payment.

The holders of a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all outstanding Debt Securities of that series waive, only insofar as that series is concerned, any prospective or existing defaults under the Trust Indenture and the Company's compliance with certain restrictive provisions of the Trust Indenture.  However, these holders may not waive a default in any payment on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

The Company may modify the Trust Indenture without the consent of the holders to:

  cure any ambiguity, defect or inconsistency, provided, however, that the amendment to cure any ambiguity, defect or inconsistency does not materially and adversely affect the rights of any holder of Debt Securities;

  provide for the assumption by a successor of the Company's obligations under the Trust Indenture;

  give effect to certain directions of the holders;

  change or eliminate any provisions where the change takes effect when there are no Debt Securities outstanding under the Trust Indenture;

  provide for uncertificated Debt Securities in addition to certificated Debt Securities, as long as those uncertificated Debt Securities are in registered form for United States federal income tax purposes;

  make any change to maintain the qualification of the Trust Indenture under the United States Trust Indenture Act of 1939, as amended, or to comply with applicable laws;

  add to the Company's covenants, obligations or events of default under the Trust Indenture for the protection of holders of Debt Securities;

  add a guarantor to guarantee the payment of the Debt Securities of any series;

  surrender any right, power or option conferred by the Trust Indenture on the Company; or

in any other manner that would not adversely affect the rights of holders of outstanding securities.

Governing Law

The Trust Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable in British Columbia.

The Trustee

The Trustee under the Trust Indenture or its affiliates may provide banking and other services to the Company in the ordinary course of their business.

The Trust Indenture contains certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Company's creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise.  The Trustee and its affiliates will be permitted to engage in other transactions with the Company.  If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign.

DESCRIPTION OF WARRANTS

General

The Company may issue Warrants to purchase Common Shares or Debt Securities. The Company may issue Warrants independently or together with other Securities, and Warrants sold with other Securities may be attached to or separate from the other Securities.  Warrants will be issued under and governed by the terms of one or more warrant indentures (each a "Warrant Indenture") between the Company and a warrant trustee (the "Warrant Trustee") that the Company will name in the relevant Prospectus Supplement.  Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

Selected provisions of the Warrants and any Warrant Indenture are summarized below.  The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture and the Prospectus Supplement describing such Warrant Indenture.

The Prospectus Supplement relating to any Warrants the Company offers will describe the Warrants and include specific terms relating to their offering.  All such terms will comply with the requirements of the TSX and Nasdaq relating to Warrants.  The Prospectus Supplement will include some or all of the following:

  the designation and aggregate number of Warrants offered;

  the price, if any, at which the Warrants will be offered;

  the currency or currencies of the price at which the Warrants will be offered;

  the designation, number and terms of the Common Shares or Debt Securities purchasable upon exercise of the Warrants, and the procedures that will result in the adjustment of those numbers;

  the exercise price of the Warrants;

  the currency or currencies in which the exercise price is denominated;

  the dates or periods during which the Warrants are exercisable;

  the designation and terms of any securities with which the Warrants are issued;

  if the Warrants are issued as a unit with another security, the date on and after which the Warrants and the other security will be separately transferable;

  any minimum or maximum amount of Warrants that may be exercised at any one time;

  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

  whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

  any entitlement of the Company to purchase the Warrants in the open market by private agreement or otherwise;

  the identity of the Warrant Trustee;

  whether the Warrants will be listed on any exchange;

  material Canadian and United States tax consequences of owning the Warrants; and

  any other terms of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office or offices indicated in the Warrant Indenture and the Prospectus Supplement.  Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares or Debt Securities issuable upon exercise of the Warrants.

The Company may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Debt Securities or Warrants.  Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Company and an Escrow Agent (the "Escrow Agent"), which will also establish the terms and conditions of the Subscription Receipts.  Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee.  A copy of the form of Subscription Receipt Agreement will be filed with Canadian securities regulatory authorities and as an exhibit to the Registration Statement.  The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete.  The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering.  All such terms will comply with the requirements of the TSX and Nasdaq relating to Subscription Receipts.  If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

  the designation and aggregate number of Subscription Receipts offered;

  the price at which the Subscription Receipts will be offered;

  the currency or currencies of the price at which the Subscription Receipts will be offered;

  the designation, number and terms of the Common Shares, Debt Securities, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

  the conditions (the "Release Conditions") that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Debt Securities, Warrants or a combination thereof;

  the procedures for the issuance and delivery of Common Shares, Debt Securities, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

  whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Debt Securities, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement, or an amount equal to interest payable by the Company in respect of Debt Securities during the period from the date of issuance of the Subscription Receipts to the date of issuance of the Debt Securities pursuant to the terms of the Subscription Receipt Agreement);

  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

  the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Debt Securities or Warrants pending satisfaction of the Release Conditions;

  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

  if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

  procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

  any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

  whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

  whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

  the identity of the Escrow Agent;

  whether the Subscription Receipts will be listed on any exchange;

  material Canadian and United States tax consequences of owning the Subscription Receipts; and

  any other terms of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Company.  Holders of Subscription Receipts are entitled only to receive Common Shares, Debt Securities, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied.  If the Release Conditions are not satisfied, Holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement.  If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro-rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement.  Common Shares, Debt Securities or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares, Debt Securities or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares, Debt Securities or Warrants to which the holder of a Common Share, Debt Security or Warrant would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares.  Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof.  The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares, Debt Securities or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares, Debt Securities or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares, Debt Securities or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares, Debt Securities or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement.  This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

The Company may issue Subscription Receipts in whole or in part in the form of one or more Global Securities, which will be registered in the name of and be deposited with a Depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The Global Securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any Global Security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any Global Security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders.  The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

PLAN OF DISTRIBUTION

General

The Company may offer and sell the Securities, separately or together: (i) to one or more underwriters or dealers; (ii) through one or more agents; or (iii) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices.  The Company may only offer and sell the Securities pursuant to a Prospectus Supplement during the 25-month period that this Prospectus, including any amendments hereto, remains valid.  The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any underwriting commissions or discounts and other items constituting underwriters' compensation and any discounts or concessions allowed or re-allowed or paid to dealers.  Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters or Dealers

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased.  The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities.  Any such fee or commission will be paid out of the general corporate funds of the Company.

If dealers are used, and if so specified in the applicable Prospectus Supplement, the Company will sell such Securities to the dealers as principals.  The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

The Securities may also be sold through agents designated by the Company.  Any agent involved will be named, and any fees or commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement.  Any such fees or commissions will be paid out of the general corporate funds of the Company.  Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by the Company at such prices and upon such terms as agreed to by the Company and the purchaser.  In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian provincial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

In accordance with the rules of the National Association of Securities Dealers, Inc., the Company will not pay a commission to a broker-dealer in connection with any sale of Securities under this Prospectus that is in excess of 6%.

CHANGES TO CONSOLIDATED CAPITALIZATION

Since December 31, 2003, the following changes have occurred to the share and loan capital of the Company, on a consolidated basis:

  the Company issued 3,333,333 common shares of the Company in connection with a $55 million financing that closed on March 12, 2004;

  the Company issued 764,695 common shares of the Company pursuant to the exercise of stock options;

  the Company issued 544,679 common shares of the Company pursuant to the exercise of warrants;

  the Company issued 16,624 common shares of the Company in connection with 2003 bonuses and additional compensation to certain officers and employees of Pan American;

  the Company issued 9,135,251 common shares of the Company in connection with the conversion of US$85,431,000 principal amount of 5.25% convertible unsecured senior subordinated debentures due July 31, 2009;

  the Company repaid its US$3,520,834 loan on the Huaron property from Banco de Credito del Peru in full;

  the Company repaid its US$9.5 million loan on the La Colorada property from International Finance Corporation in full; and

  The Company currently has no outstanding forward sales contracts in respect of its silver production other than short term (less than 60 days) price fixings relating to silver that has been produced but has yet to be priced under concentrate agreements.  The Company does not intend to commit any of its future silver production into any forward sales or option contracts.

RISK FACTORS

Prospective investors in a particular offering of Securities should carefully consider the following risks, as well as the other information contained in this Prospectus and the documents incorporated by reference herein before investing in the Securities.  If any of the following risks actually occurs, the Company's business could be materially harmed.  The risks and uncertainties described below are not the only ones the Company faces.  Additional risks and uncertainties, including those of which the Company is currently unaware or that the Company deems immaterial, may also adversely affect the Company's business.

Risks Relating to the Company's Business

Metal Price Fluctuations

The majority of the Company's revenue is derived from the sale of silver, zinc, and, to a lesser degree, copper and lead, and therefore fluctuations in the price of these commodities represents one of the most significant factors affecting the Company's operations and profitability.  The price of silver and other metals are affected by numerous factors beyond the Company's control, including:

  levels of supply and demand;

  global or regional consumptive patterns;

  sales by government holders;

  metal stock levels maintained by producers and others;

  increased production due to new mine developments and improved mining and production methods;

  speculative activities;

  inventory carrying costs;

  availability and costs of metal substitutes;

  international economic and political conditions.

  interest rates;

  currency values; and

  inflation.

Declining market prices for these metals could materially adversely affect the Company's operations and profitability.

Foreign Operations

The majority of the Company's current operations are conducted by its subsidiaries in Peru, Mexico, Bolivia and Argentina, and all of the Company's current production and revenue is derived from its operations in Peru and Mexico.  As Pan American's business is carried on in a number of foreign countries it is exposed to a number of risks and uncertainties, including:

  terrorism and hostage taking;

  military repression;

  expropriation or nationalization without adequate compensation;

  difficulties enforcing judgments obtained in Canadian or United States courts against assets located outside of those jurisdictions;

  labor unrest;

  high rates of inflation;

  changes to royalty and tax regimes;

  extreme fluctuations in currency exchange rates; and

  volatile local political and economic developments.

Local opposition to mine development projects has arisen in Peru in the past, and such opposition has at times been violent.  In particular, in November 2004, approximately 200 farmers attacked and damaged the La Zanja exploration camp located in Santa Cruz province, Peru, which was owned by Compania de Minas Buenaventura and Newmont Mining Corporation.  One person was killed and three injured during the protest.  There can be no assurance that such local opposition will not arise in the future with respect to the Company's foreign operations. If the Company were to experience resistance or unrest in connection with its foreign operations, it could have a material adverse effect on the Company's operations or profitability.

Governmental Regulation

Pan American's operations and exploration and development activities are subject to extensive Canadian, United States, Peruvian, Mexican, Bolivian, Argentinian and other foreign federal, state, provincial, territorial and local laws and regulations governing various matters, including:

  environmental protection;

  management and use of toxic substances and explosives;

  management of natural resources;

  exploration, development of mines, production, and post-closure reclamation;

  exports;

  price controls;

  taxation;

  mining royalties;

  labor standards and occupational health and safety, including mine safety; and

  historic and cultural preservation.

The costs associated with compliance with these laws and regulations are substantial and possible future laws and regulations, changes to existing laws and regulations (including the imposition of higher taxes and mining royalties, which have been implemented or threatened in Peru) or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of Pan American's operations and delays in the development of its properties.  Moreover, these laws and regulations may allow governmental authorities and private parties to bring lawsuits based upon damages to property and injury to persons resulting from the environmental, health and safety impacts of our past and current operations, and could lead to the imposition of substantial fines, penalties or other civil or criminal sanctions.

Obtaining and Renewing of Government Permits

In the ordinary course of business, Pan American is required to obtain and renew governmental permits for the operation and expansion of existing operations or for the development, construction and commencement of new operations.  Obtaining or renewing the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings on Pan American's part.  The duration and success of Pan American's efforts to obtain and renew permits are contingent upon many variables not within its control including the interpretation of applicable requirements implemented by the permitting authority.  Pan American may not be able to obtain or renew permits that are necessary to its operations, or the cost to obtain or renew permits may exceed what the Company believes it can recover from the property once in production.  Any unexpected delays or costs associated with the permitting process could delay the development or impede the operation of a mine, which could adversely affect Pan American's operations and profitability.

Compliance With Local Laws and Standards

In some of the countries in which Pan American operates, failure to comply strictly with applicable laws, regulations and local practices relating to mineral right applications and tenure could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners with carried or other interests.  Any such loss, reduction or imposition of partners could have a material adverse effect on Pan American's operations or business.

Operating Hazards and Risks

The operation and development of a mine or mineral property involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome.  These risks include:

  environmental hazards;

  industrial accidents and explosions;

  the encountering of unusual or unexpected geological formations;

  ground fall and cave-ins;

  flooding;

  earthquakes; and

  periodic interruptions due to inclement or hazardous weather conditions.

These occurrences could result in:

  environmental damage and liabilities;

  work stoppages and delayed production;

  increased production costs;

  damage to, or destruction of, mineral properties or production facilities;

  personal injury or death;

  asset write downs;

  monetary losses; and

  other liabilities.

Liabilities that Pan American incurs may exceed the policy limits of its insurance coverage or may not be insurable, in which event Pan American could incur significant costs that could adversely affect its business, operations or profitability.

Exploration and Development Risks

The long-term operation of Pan American's business and its profitability is dependent, in part, on the cost and success of its exploration and development programs. Mineral exploration and development involves a high degree of risk and few properties that are explored are ultimately developed into producing mines. There is no assurance that Pan American's mineral exploration and development programs will result in any discoveries of bodies of commercial mineralization. There is also no assurance that even if commercial quantities of mineralization are discovered that a mineral property will be brought into commercial production. Development of Pan American's mineral properties will follow only upon obtaining satisfactory exploration results. Discovery of mineral deposits is dependent upon a number of factors, not the least of which is the technical skill of the exploration personnel involved. The commercial viability of a mineral deposit once discovered is also dependent upon a number of factors, some of which are the particular attributes of the deposit (such as size, grade and proximity to infrastructure), metal prices and government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection. Most of the above factors are beyond the control of Pan American. As a result, there can be no assurance that Pan American's acquisition, exploration and development programs will yield new reserves to replace or expand current reserves. Unsuccessful exploration or development programs could have a material adverse impact on Pan American's operations and profitability.

The current proven and probable reserves on the Morococha property only provide for a two year mine life.  The estimated cash flow over this two year mine life does not provide a payback for the Company's costs to acquire Argentum.  For Pan American to recover these costs, inferred resources on the Morococha property must be converted to mineable reserves.  There is no certainty that inferred resources will be converted to mineable reserves or that the Company's investment costs for the Morococha property will ever be paid back.

The Morococha mine is currently dependent on the Manuelita zone for 50% of its monthly production.  Barring new discoveries, this zone will be exhausted in two to three years and in order to maintain the mine's operating cost profile and silver production, a replacement for the Manuelita's zone must be found.  There can be no assurance that such a replacement zone will be found or that Pan American's production estimates will be met after the third year of the mine plan.

Uncertainty in the Calculation of Mineral Reserves, Resources and Silver and Base Metal Recovery

There is a degree of uncertainty attributable to the calculation of mineral reserves and mineral resources and corresponding grades being mined or dedicated to future production. Until mineral reserves or mineral resources are actually mined and processed the quantity of mineral and reserve grades must be considered as estimates only. In addition, the quantity of mineral reserves and mineral resources may vary depending on, among other things, metal prices. Any material change in quantity of mineral reserves, mineral resources, grade or stripping ratio may affect the economic viability of Pan American's properties. In addition, there can be no assurance that silver recoveries or other metal recoveries in small scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

There is a degree of uncertainty attributable to the calculation of mineral reserves and mineral resources and corresponding grades being mined or dedicated to future production.  At the Morococha property, Pan American has observed several inconsistent or inappropriate pre-laboratory sample preparation procedures.  In addition, no QA/QC program was ever established for the analysis of mine samples at either of SMC's laboratories on the Morococha property.  These flaws in sample preparation procedures and lack of QA/QC data makes it difficult to assess the performance and reliability of either laboratory, the data from which is critical in calculating mineral reserves and mineral resources and corresponding grades.  Accordingly, there may be a greater degree of uncertainty associated with the calculation of mineral reserves and mineral resources and the grades thereof at the Morococha property than would be the case if North American standards of pre-laboratory sample preparation and QA/QC were observed.

Infrastructure

Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure.  Reliable roads, bridges, power sources and water supply are important determinants, which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect Pan American's operations and profitability.

The equipment on site at the Morococha property, particularly the Amistad plant, is old and may require higher capital investment than Pan American has estimated.

Smelter Supply Arrangements

The zinc, lead and copper concentrates produced by Pan American are sold through long-term supply arrangements to metal traders or integrated mining and smelting companies. Should any of these counterparties not honour supply arrangements, or should any of them become insolvent, Pan American may be forced to sell its concentrates in the spot market or it may not have a market for its concentrates and therefore its future operating results may be materially adversely affected.

Environmental Hazards

All phases of Pan American's operations are subject to environmental regulation in the various jurisdictions in which it operates. Environmental legislation in all of the jurisdictions in which Pan American operates is evolving in a manner which will require stricter standards and will be subject to increased enforcement, fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. Changes in environmental regulation, if any, may adversely affect Pan American's operations and profitability. In addition, environmental hazards may exist on Pan American's properties which are currently unknown to Pan American.  Pan American may be liable for losses associated with such hazards, or may be forced to undertake extensive remedial cleanup action or to pay for governmental remedial cleanup actions, even in cases where such hazards have been caused by previous or existing owners or operators of the property, or by the past or present owners of adjacent properties or natural conditions. The costs of such cleanup actions may have a material adverse effect on Pan American's operations and profitability.

Responsibility for construction of a water treatment plant for the Kingsmill Tunnel and tailings mitigation program at Huascacocha Lake, near the Morococha mine, has been apportioned by Water Management Consultants Inc. in environmental studies among the Morococha mine and mining companies operating neighbouring projects, including Centromin, Soc. Minera Austria Duvaz, Soc. Minera Buquiococha and Minera Centrominas.  In the event that one or more of these companies defaults on its funding obligation for the Kingsmill water treatment plant or the Huascacocha Lake tailings mitigation program, Pan American's proportionate share of the costs of such environmental projects could increase and reduce cash flow from Morococha operations.

Reclamation Obligations

Reclamation requirements vary depending on the location of the property and the managing governmental agency, but they are similar in that they aim to minimize long-term effects of exploration and mining disturbance by requiring the operating company to control possible deleterious effluents and to re-establish to some degree pre-disturbance land forms and vegetation.  Pan American is actively providing for or has carried out any requested reclamation activities on its properties.  Any significant environmental issues that may arise, however, could lead to increased reclamation expenditures and have a materially adverse impact on Pan American's financial resources.

Peruvian Mine Closure Law

On October 14, 2003, the Peruvian government published Law 28090 "Mine Closure Law" which establishes provisions relating to mine closure plans.  For existing mining operations the law provides that a mine closure plan must be submitted for certification to the Peruvian Ministry of Energy and Mines within six months of the law entering into force.  No enabling regulations were published with the law.  Therefore, the effect of the law on Pan American's Peruvian mining and exploration activities cannot yet be determined.

The law provides that a mine operator must grant an environmental warranty for the estimated costs associated with its mine closure plan.  The law does not establish when such warranties must be in place and does not specify the form of the required warranty.  However, the law indicates that a warranty may take the form of insurance, cash collateral, a trust agreement or other forms, as permitted by the Civil Code of Peru.  Pan American's Huaron, Quiruvilca and Morococha mines will submit closure plans as required by the law, but until these plans have been certified and the nature and form of whatever environmental warranty is required have been determined, the impact of this law on Pan American's Peruvian mining and exploration activities cannot be determined.

Hedging Activities

From time to time, the Company engages in hedging activities in connection with base metals, such as forward sales contracts, to minimize the effect of declines in metal prices on our operating results.  While these hedging activities may protect the Company against low metal prices, they may also limit the price the Company can receive on hedged products.  As a result, the Company may be prevented from realizing possible revenues in the event that the market price of a metal exceeds the price stated in forward sale or option contracts.  As of December 31, 2004, the Company's zinc forward contract position had a negative mark-to-market value of approximately $3.59 million and its lead forward contract position as at December 31, 2004 had a negative value of approximately $1.11 million.  In addition, the Company may experience losses if a counterparty fails to purchase under a contract when the contract price exceeds the spot price of a commodity.  The Company's current policy is to not hedge the price of silver and therefore it is fully exposed to declines in the price of silver.

Employee Relations

Certain of Pan American's employees and the employees of Peruvian mining contractors indirectly employed by Pan American are represented by unions.  Pan American has experienced labour strikes and work stoppages in the past.  There can be no assurance that Pan American will not experience future labour strikes or work stoppages.

Title to Assets

The validity of mining or exploration titles or claims, which constitute most of Pan American's property holdings, can be uncertain and may be contested. Pan American has used its best efforts to investigate its title or claims to its various properties and, to the best of its knowledge, those titles or claims are in good standing. However no assurance can be given that applicable governments will not revoke or significantly alter the conditions of the applicable exploration and mining titles or claims and that such exploration and mining titles or claims will not be challenged or impugned by third parties. Pan American operates in countries with developing mining laws and changes in such laws could materially affect Pan American's rights to its various properties or interests therein.

Although Pan American has received title opinions for those properties in which it has a material interest there is no guarantee that title to such properties will not be challenged or impugned. Pan American has not conducted surveys of all the claims in which it holds direct or indirect interests and therefore, the precise area and location of such claims may be in doubt. Pan American's properties may be subject to prior unregistered liens, agreements or transfers, native land claims or undetected title defects.

Pan American does not own any surface lands in the areas that overlie its mining concessions at the Morococha property.  These surface lands belong to Centromin.  Centromin also holds rights to certain sub-surface areas which may allow easier and less costly underground access to some areas of the Morococha concessions.  Although the use by Argentum's previous owner, Sociedad Minera Corona S.A. ("SMC") and its predecessors of Centromin's surface lands and sub-surface rights for mining and processing operations has been exercised for decades with Centromin's acknowledgement, there is no assurance that Centromin will continue to allow unimpeded use of these surface lands and sub-surface rights by the Morococha operations.  In particular, the development of the adjacent Toromocha disseminated copper system into a mine may interfere with operations on the Morococha property.  In such an event, Pan American could be required to incur potentially significant costs and expense to acquire surface and sub-surface rights for its Morococha operations and could be required to cease certain Morococha operations altogether if such surface  and sub-surface rights cannot be obtained for reasonable consideration.

Acquisitions

An element of the Company's business strategy is to make selected acquisitions.  For example, the Company completed the acquisition of Corner Bay Silver Inc. in February 2003 and the acquisition of Argentum and the Morococha mine in August 2004.  The Company expects to continue to evaluate acquisition opportunities on a regular basis and intends to pursue those opportunities that it believes are in its long-term best interests.  The success of the Company's acquisitions will depend upon its ability to effectively manage the operations of entities it acquires and to realize other anticipated benefits.  The process of managing acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of management resources.  There can be no assurance that the Company will be able to successfully manage the operations of businesses it acquires or that the anticipated benefits of its acquisitions will be realized.

Competition for New Properties

Mines have limited lives and as a result, Pan American continually seeks to replace and expand its reserves through the acquisition of new properties.  In addition, there is a limited supply of desirable mineral lands available in areas where Pan American would consider conducting exploration and/or production activities.  Because Pan American faces strong competition for new properties from other mining companies, some of which have greater financial resources than it does, Pan American may be unable to acquire attractive new mining properties on terms that it considers acceptable.

United States Mining Legislation

There is a movement in the United States Congress to reform the current mining laws. While it is not expected that any reform legislation will pass the United States Congress in the current session, it is not unlikely that some changes to U.S. mining laws will occur in the future. These changes may include the payment of royalties to the government, increased holding fees and restrictions or prohibitions on patenting mining claims. In addition, prospective legislation could be expected to include various environmental and land use requirements, which may restrict, or in some cases, prevent mining operations. Although none of the mineralization on the properties on which Pan American holds direct or indirect interests are within unpatented claims, Pan American's interest in unpatented claims on federal land could have an overall impact on the value of its properties in the United States.

Foreign Exchange Rate Fluctuations

Fluctuations in currency exchange rates, particularly the weakening or strengthening of the U.S. dollar (being the currency in which Pan American's products are sold) against the Canadian dollar (used to pay corporate head office costs), the Peruvian sole and the Mexican peso (being the currencies in which a significant portion of Pan American's operating costs are incurred), could have a significant effect on Pan American's results of operations.  Pan American does not engage in currency hedging transactions.

Risks Relating to Securities Offerings

Enforcing Civil Liabilities in the United States

The Company is organized under the laws of the Province of British Columbia, and its principal executive office is located in British Columbia.  Many of the Company's directors, controlling persons, officers and the experts named in this prospectus supplement are residents of Canada and a substantial portion of their assets and a majority of the Company's assets are located outside the United States.  As a result, it may be difficult for United States investors to effect service of process within the United States upon the directors, controlling persons, officers and the experts who are not residents of the United States or to enforce against them judgments of United States courts based upon civil liability under the federal securities laws of the United States.  There is doubt as to the enforceability in Canada against the Company or against any of its directors, controlling persons, officers or experts who are not residents of the United States, of original actions or actions for enforcement of judgments of United States courts of liabilities based solely upon the federal securities laws of the United States.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are Deloitte & Touche LLP, Four Bentall Centre, 2800 - 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1P4.

The transfer agent and registrar for the Common Shares of the Company is Computershare Trust Company of Canada at its principal offices in Vancouver and Toronto.

DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: the documents referred to under the heading "Documents Incorporated by Reference", the consent of Deloitte & Touche LLP and the consent of PricewaterhouseCoopers LLP and a form of Trust Indenture.

INDEX TO FINANCIAL STATEMENTS

Page
Consolidated Financial Statements of Corner Bay Silver Inc.
Auditors' Report	F-3
Consolidated Balance Sheet as at December 31, 2002 (unaudited) and as at June 30, 2002 and June 30, 2001 (audited)	F-4

Consolidated Statements of Operations and Deficit for the six months ended December 31, 2002 and December 31, 2001 (unaudited) and for the years ended June 30, 2002, June 30, 2001 and June 30, 2000 (audited)

F-5
Consolidated Statements of Cash Flows for the six months ended December 31, 2002 and December 31, 2001 (unaudited) and for the years ended June 30, 2002, June 30, 2001, and June 30, 2000 (audited)	F-6
Notes to Consolidated Financial Statements	F-7
Unaudited Pro Forma Consolidated Financial Statements of Pan American Silver Corp.
Compilation Report	F-23
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2002 (unaudited)	F-24
Notes to the Pro Forma Consolidated Financial Statements	F-25

Unaudited and Audited Consolidated Financial Statements of

CORNER BAY SILVER INC.

AUDITORS' REPORT

September 6, 2002

To the Directors of

Corner Bay Silver Inc.

We have audited the consolidated balance sheets of Corner Bay Silver Inc. as at June 30, 2002 and 2001 and the consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended June 30, 2002.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 2002 and 2001 and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2002 in accordance with Canadian generally accepted accounting principles.

(signed) PRICEWATERHOUSECOOPERS LLP

Chartered Accountants

Toronto, Ontario

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA-U.S. REPORTING DIFFERENCES

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in note 1 to the consolidated financial statements.  Our report to the shareholders dated September 6, 2002 is expressed in accordance with Canadian reporting standards, which do not permit a reference to such events and conditions in the auditors' report when they are adequately disclosed in the financial statements.

(signed) PRICEWATERHOUSECOOPERS LLP

Chartered Accountants

Toronto, Ontario

CORNER BAY SILVER INC.

CONSOLIDATED BALANCE SHEETS

As at December 31, 2002, June 30, 2002 and 2001

(expressed in Canadian dollars, unless otherwise stated)

	December 31	June 30	June 30
	2002	2002	2001
	(Unaudited)
ASSETS
Current
Cash	$4,831,220	$5,323,564	$4,022,422
Accounts receivable	163,965	197,673	176,912
Prepaid expenses and deposits	2,595	16,887	27,389
	4,997,780	5,538,124	4,226,723
Deposits- reclamation bonds	30,000	30,000	30,000
Investments - quoted market value of $nil
(2001 - $61,933) (note 8)	-	-	43,353
Deferred exploration expenditure (note 3)	8,781,564	7,705,865	4,551,072
Property, plant and equipment (note 4)	3,893,658	3,896,461	96,870
	$17,703,002	$17,170,450	$8,948,018

LIABILITIES
Current
Accounts payable and accrued liabilities	$1,355,103	$316,914	$387,963

SHAREHOLDERS' EQUITY
Capital stock (note 5)	25,499,004	24,314,504	14,813,154
Contributed surplus	537,005	537,005	537,005
Deficit	(9,688,110)	(7,997,973)	(6,790,104)
	16,347,899	16,853,536	8,560,055
	$17,703,002	$17,170,450	$8,948,018

Nature of operations and going concern (note 1)

Commitments (note 10)

APPROVED BY THE BOARD OF DIRECTORS

(signed) JOHN H. WRIGHT, Director

(signed) ROSS J. BEATY, Director

CORNER BAY SILVER INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

 (expressed in Canadian dollars, unless otherwise stated)

	For the six months ended		For the years ended
	December 31,		June 30,
	2002	2001	2002	2001	2000

	(Unaudited)	(Unaudited)

OTHER INCOME
Interest	$61,361	$49,739	$94,013	$127,474	$48,611
Other	14,500	73,001	201,831	97,500	64,900
	75,861	122,740	295,844	224,974	113,511
OTHER EXPENSES
General and administrative	1,765,998	497,925	1,467,007	798,073	521,338
Amortization	-	9,109	-	25,312	19,251
	1,765,998	507,034	1,467,007	823,385	540,589
Gain on disposal of assets	-	-	-	-	(14,465)
Gain on disposal of investments	-	-	(5,805)	-	-
Write-down of investments	-	-	-	-	22,606
Write-down of property, plant and equipment	-	-	42,511	95,833	-
Write-down of deferred exploration expenditure	-	-	-	373,627	1,088,239
	1,765,998	507,034	1,503,713	1,292,845	1,636,969
Loss for the period	(1,690,137)	(384,294)	(1,207,869)	(1,067,871)	(1,523,458)
Deficit, beginning of period	(7,997,973)	(6,790,104)	(6,790,104)	(5,722,233)	(4,198,775)
Deficit, end of period	$(9,688,110)	$(7,174,398)	$(7,997,973)	$(6,790,104)	$(5,722,233)

Basic and diluted loss per share	($0.09)	($0.02)	($0.07)	($0.08)	($0.14)

Weighted average number of shares outstanding	19,385,808	15,876,053	16,697,807	13,912,182	10,760,945

CORNER BAY SILVER INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (expressed in Canadian dollars, unless otherwise stated)

	For the six months ended		For the years ended
	December 31,		June 30,
	2002	2001	2002	2001	2000

	(Unaudited)	(Unaudited)

CASH PROVIDED BY (USED IN)
Operating activities
Loss for the period	$(1,690,137)	$(384,294)	$(1,207,869)	$(1,067,871)	$(1,523,458)
Write-off of deferred
exploration expenditure	-	-	-	373,627	1,088,239
Write-down of investments	-	-	-	-	22,606
Amortization	-	9,109	-	25,312	19,251
Write-off of property, plant
and equipment	-	-	42,511	95,833	-
Gain on disposal of
investments	-	-	(5,805)	-	-
Gain on disposal of assets	-	-	-	-	(14,465)
	(1,690,137)	(375,185)	(1,171,163)	(573,099)	(407,827)
Net (increase) decrease in non-cash
working capital balances related to
operations (note 11)	1,086,189	(184,805)	(81,308)	82,054	237,610
	(603,948)	(559,990)	(1,252,471)	(491,045)	(170,217)

Investing activities
Deferred exploration expenditure
and property, plant and equipment
Expenditures	(1,072,896)	(1,415,279)	(3,147,522)	(1,460,057)	(2,185,566)
Option receipts	-	-	-	5,975	25,000
Proceeds on disposal of assets	-	-	-	-	28,057
Proceeds on disposal of
investments	-	-	49,158	-	73,486
Purchase of assets under construction	-	-	(400,000)	-	-
Purchase of equipment	-	-	(6,873)	-	-
	(1,072,896)	(1,415,279)	(3,505,237)	(1,454,082)	(2,059,023)

Financing activities
Issue of common shares	1,184,500	350,849	6,058,850	5,038,397	2,499,391

Increase (decrease) in cash during
the period	(492,344)	(1,624,420)	1,301,142	3,093,270	270,151
Cash, beginning of the period	5,323,564	4,022,422	4,022,422	929,152	659,001
Cash, end of the period	$4,831,220	$2,398,002	$5,323,564	$4,022,422	$929,152

        Supplemental cash flow information (note 11)

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

1.

NATURE OF OPERATIONS AND GOING CONCERN

The Company is in the process of exploring its mineral properties and is establishing the amount of ore reserves that are economically recoverable from the Mexico property.  The recoverability of amounts shown for these properties and related deferred exploration expenditures are dependent upon the discovery of economically recoverable reserves, the preservation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain the financing necessary to complete the development of the properties, and future profitable production or, alternatively, upon the Company's ability to dispose of its interest on an advantageous basis.  Changes in future conditions could require material writedowns of the carrying amounts of deferred exploration expenditure.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (GAAP).  Significant differences from United States accounting principles are disclosed in Note 15.

Basis of consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Corner Bay Resources Inc. and Pan MacKenzie Resources Inc. (including its wholly owned subsidiary Minera Corner Bay S.A. de C.V.).

Deferred exploration expenditure

The deferred exploration expenditure is recorded at cost, net of incidental revenues generated from the particular properties.  These net costs are deferred until the properties to which they relate are placed into production, sold or abandoned.

In March 2000, the Accounting Standards Board of the Canadian Institute of Chartered Accountants (CICA) issued Accounting Guideline No. 11 entitled, "Enterprises in the Development Stage" (AcG 11), and subsequently, on March 12, 2002, issued Emerging Issues Committee (EIC) 126 "Accounting by Mining Enterprises for Exploration Costs."  These guidelines address three distinct issues: (i) capitalization of costs/expenditures (ii) impairment and (iii) disclosure.  Prior to their issuance, development state entities were exempt from following certain aspects of Canadian generally accepted accounting principles (GAAP).  EIC 126 and AcG 11 require that all companies account for transactions based on the underlying characteristics of the transactions rather than the maturity of the enterprise.  In addition, EIC 126 and AcG 11 require specific disclosure of information by development stage companies.  These guidelines were effective for financial periods beginning on or after April 1, 2000, which affects the Company's financial years ended on or after June 30, 2001.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

EIC 126 and AcG 11 affect mining companies with respect to the deferral of exploration costs.  The appropriate accounting guidance is contained in Section 3061, "Property, Plant and Equipment" of the CICA Handbook which permits, but does not require, exploration costs to be capitalized as part of a mining property, if the Company considers that such costs have the characteristics of property, plant and equipment.  Under this view, deferred exploration expenditure would not automatically be subject to regular assessment of recoverability, unless conditions such as those discussed in EIC 126 and AcG 11 exist.

There would need to be an assessment of deferred exploration expenditure.  Assessment of the probability of recoverability of deferred exploration expenditure from future operations will require the preparation of a projection based on objective evidence of economic reserves such as a feasibility study.

The status of the Company's operations is such that, like most mining companies in the exploration stage, it would not be practical to obtain a feasibility study or provide other information that could be used to support capitalization of deferred exploration expenditure under the alternative view.

EIC 126 and AcG 11 did not have a significant impact on the Company's consolidated financial statements.

Property, plant and equipment

Land and exploration equipment are recorded at cost.  Exploration equipment is amortized on a reducing balance basis at various rates from 14% to 33%.  Amortization relating to equipment used on the mineral properties is capitalized as part of the deferred exploration expenditure balance.

Assets under construction

Assets under construction consist of equipment to be commissioned at the Mexico property site.  The assets will be included as part of the equipment balance once refurbished and transferred to the site.  These assets are not being amortized, as they are not currently ready for use.

Financial instruments

The carrying amounts of cash, receivables, prepaid expenses and deposits, accounts payable and accrued liabilities approximate the fair values of those financial instruments due to the short-term maturities of such instruments.  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash.  The Company places its cash with high credit quality financial institutions.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

Income taxes

The provision for future income taxes is based on the liability method.  Future income taxes arise from the recognition of the tax consequences of temporary differences by applying statutory income tax rates applicable to future years to differences between the financial statements' carrying amounts and the income tax bases of certain assets and liabilities.  The Company records a valuation allowance against any portion of those future income tax assets that it believes is not, more likely than not, to be realized.

Stock-based compensation plan

The Company has one stock option plan, which is described in note 5.  No compensation expense is recognized for this plan when stock or stock options are issued to employees.  Any consideration paid on exercise of stock options or purchase of stock is credited to capital stock.

Effective July 1, 2002, the Company adopted the new recommendations of the Canadian Institute of Chartered Accountants Handbook Section 3870, Stock-based Compensation and Other Stock-based Payments.  This section establishes standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments in exchange for goods and services.  The section requires that all stock-based awards made to non-employees be measured and recognized using a fair-value based method.  The section encourages a fair-value based method for all awards granted to directors, officers and employees, but only requires the use of a fair value based method for direct awards of stock, stock appreciation rights and awards that call for settlement in cash or other assets.

For stock options granted to directors, officers and employees, the Company has adopted the intrinsic value method of accounting for stock-based compensation.  Under this method compensation expense is recognized for the excess, if any, of the quoted market price of the Company's common shares over the common share option exercise price on the day that options are granted.

Loss per share

Basic loss per share is computed by dividing the loss for the year by the weighted average number of common shares outstanding during the year, including contingently issuable shares that are included when the conditions necessary for issuance have been met.  Diluted earnings per share are calculated in a manner similar to basic earnings per share, except the weighted average number of shares outstanding are increased to include potential common shares from the assumed exercise of options and warrants, if dilutive.  The number of additional shares included in the calculation is based on the treasury stock method for options and warrants and on the as if converted method for convertible securities.

During the year ended June 30, 2001, the Company changed its method of accounting for earnings per share to comply with the revised standard issued by the CICA Handbook, Section 3500, "Earnings per share".  There was no difference between the loss per share calculated under the new standard and the amount that would have been calculated using the previous standard.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses during the reporting period.  Actual results could differ from these estimates.

Translation of foreign currencies

As the Company considers all of its foreign operations to be fully integrated, all items denominated in foreign currencies have been translated using the temporal method.  Under this method, monetary assets and liabilities and non-monetary items carried at market values are translated at the year and period end exchange rate.  Other non-monetary items and revenue and expenses are translated at approximate rates in effect at the dates of the transactions, except depletion and amortization, which are translated at the same rates as the related assets.

3.

MINERAL PROPERTIES

	Mexico	Maritimes	Chibougamau	Total
Balance - June 30, 1999	$1,018,492	$401,611	$1,097,825	$2,517,928
Expenditures	2,114,901	1,411	-	2,116,312
Option receipts	-	(25,000)	(9,586)	(34,586)
Writedown	-	-	(1,088,239)	(1,088,239)
Balance - June 30, 2000	3,133,393	$378,022	$-	$3,511,415
Expenditures	1,388,451	1,580	-	1,390,031
Option receipts	-	(5,975)	-	(5,975)
Amortization of equipment capitalized	29,228	-	-	29,228
Writedown	-	(373,627)	-	(373,627)
Balance - June 30, 2001	4,551,072	-	-	4,551,072
Expenditures	3,147,522	-	-	3,147,522
Amortization of equipment capitalized	7,271	-	-	7,271
Balance - June 30, 2002	7,705,865	-	-	7,705,865
Expenditures (Unaudited)	534,911	-	-	534,911
Purchase of concessions (Unaudited)	537,985	-	-	537,985
Amortization of equipment
capitalized (Unaudited)	2,803	-	-	2,803
Balance - December 31, 2002 (Unaudited)	$8,781,564	$-	$-	$8,781,564

The Alamo Dorado silver/gold property is located in the northwestern state of Sonora, Mexico.  Paved roads connect the state capital of Hermosillo to the town of Alamos, which is 67 kilometers northwest of the Alamo Dorado Project.

The 5,369 hectare property consists of the 504 hectare Alamo Ocho concession held under option by the Company, and the 4,865 hectare Alamo Dorado concession, which is owned 100% by the Company and surrounds the Alamo Ocho concession.  The Company can earn a 100% interest in Alamo Ocho by paying US$800,000 over six years.  Payments are made semi-annually, of which US$441,000 (unaudited) was paid to December 31, 2002 (June 30, 2002, 2001 and 2000 were US$450,000, $325,000 and $nil, respectively).

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

During the year ended June 30, 2002, the Company incurred $131,147 (2001 and 2000 - $nil) in rental payments, and is committed to annual rental payments of $114,150.  During the six-month periods ended December 31, 2002 and 2001, the Company incurred $35,906 and $23,491 (unaudited), respectively, in rental payments.

4.

PROPERTY, PLANT AND EQUIPMENT

			June 30			June 30
		Accumulated	2002		Accumulated	2001
	Cost	Amortization	Net	Cost	Amortization	Net
Equipment	$66,683	$14,722	$53,961	$129,415	$32,545	$96,870
Assets under
Construction	3,842,500	-	3,842,500	-	-	-

	$3,911,183	$14,722	$3,896,461	$129,415	$32,545	$96,870

			December 31
		Accumulated	2002
(Unaudited)	Cost	Amortization	Net
Equipment	$139,917	$88,759	$51,158
Assets under
Construction	3,842,500	-	3,842,500

	$3,982,417	$88,759	$3,893,658

During the six months ended December 31, 2002, the Company wrote off $nil (December 31, 2001 - $nil; years ended June 30, 2002, 2001 and 2000 of $42,511, $95,833 and $nil, respectively) of property, plant and equipment.

During the six months ended December 31, 2002, the Company recorded amortization of $2,803 (years ended June 30, 2002, 2001 and 2000 of $7,271, $29,228 and $nil, respectively), which were capitalized as deferred exploration expenditure.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (Unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

5.

CAPITAL STOCK

Authorized

Unlimited number of common shares, without nominal or par value.

Issued and outstanding - common shares

	Number of
	shares	Net
	outstanding	Proceeds
Balance - June 30, 1999	9,899,115	$7,275,366
Shares issued for cash in private placement
September 21, 1999	596,540	773,976
December 20, 1999	400,000	1,198,435
Warrants exercised for cash during the year	545,454	409,080
Options exercised for cash during the year	393,000	117,900
Balance - June 30, 2000	11,834,109	9,774,757
Shares issued in prospectus offering - December 14, 2000	3,666,667	4,978,397
Options exercised for cash	200,000	60,000
Balance - June 30, 2001	15,700,776	14,813,154
Shares issued for cash in private placement - February 19, 2002	1,830,000	4,575,000
Warrants exercised for cash	183,333	275,000
Options exercised for cash	612,000	1,208,850
Shares issued for assets under construction
purchased - June 18, 2002 (note 11)	850,000	3,442,500
Balance - June 30, 2002	19,176,109	24,314,504
Options exercised for cash (unaudited)	465,000	1,184,500
Balance - December 31, 2002 (unaudited)	19,641,109	$25,499,004

On September 21, 1999, the Company completed a private placement of 596,540 shares at a price of $1.30 per share.

On December 20, 1999, the Company completed a private placement of 400,000 units.  Each unit consists of one common share at $3.00 and one-half common share purchase warrant.  Each whole purchase warrant entitles the holder to purchase one additional common share at a price of $4.00 per common share at anytime until December 20, 2001.  Effective December 20, 2001, all options that had not been exercised prior to this date expired.

On December 14, 2000, the Company publicly offered 3,666,667 units.  Each unit consisted of one common share at $1.50 and one-half common share purchase warrant.  Each whole purchase warrant entitles the holder to purchase one additional common share at $2.25 per share at anytime until December 14, 2001.  In connection with the December 14, 2000 offering, the underwriters received 183,333 warrants of the Company.  Each warrant entitles the underwriter to purchase one common share for $1.50 at any time until December 14, 2001.  Effective December 14, 2001, all warrants that had not been exercised prior to this date expired.  Refer to the following warrants table.

On February 19, 2002, the Company completed a private placement of 1,830,000 shares at a price of $2.50 per share.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

Warrants

		Weighted
	Number of	average
	Warrants	price
Balance - June 30, 1999	-	$ -
Issued - December 20, 1999	200,000	4.00
Balance - June 30, 2000	200,000	4.00
Issued - December 14, 2000	2,016,666	2.18
Balance - June 30, 2001	2,216,666	2.34
Expired	(2,033,333)	2.42
Exercised	(183,333)	1.50
Balance - June 30, 2002	-	-
Expired	-	-
Exercised	-	-
Balance - December 31, 2002 (unaudited)	-	$ -

Options

On December 15, 1995, the shareholders of the Company approved the amended stock option plan (dated November 1, 1995) (the Plan) which provides for the issuance of 1.0 million stock options under the terms of the Plan.  On December 20, 1999 and December 15, 2000, the shareholders approved an amendment to provide for the further issuance of an additional 1.4 and 2.0 million common share options, respectively, under the terms of the Plan.

Under the Plan, the Company provides options to buy common shares of the Company to directors, officers and service providers.  The board of directors grants such options for periods of up to ten years at prices not lower than the market price at the date of granting.

No compensation expense is recognized when stock options are issued to employees and directors.  All consideration paid by employees from the exercise of stock options or purchase of stock is credited to capital stock.

Compensation expense is recorded when stock options are issued to non-employees and is recognized over the vesting period of the options.  Compensation expense is determined as the fair value of the options at the date of grant using an option-pricing model.  During the six months ended December 31, 2002 and year ended June 30, 2002, no stock options were issued to non-employees.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

As at June 30, 2002, the Company had outstanding and exercisable stock options as follows:

	Exercise	Expiry
	Price	Date
500,000	$2.65	12/20/02
660,000	3.00	06/30/03
380,000	1.75	10/02/04
40,000	1.80	12/12/04
60,000	$3.00	02/28/05

As at June 30, 2002, the Company had outstanding and exercisable stock options as follows:

		2002		2001		2000
	Number	Weighted	Number	Weighted	Number	Weighted
	of	average	of	average	of	average
	options	price	options	price	options	price
Outstanding
-Beginning of year	1,607,000	$2.60	1,707,000	$2.38	700,000	$0.30
Granted	645,000	1.95	100,000	1.70	1,400,000	2.84
Exercised	(612,000)	1.98	(200,000)	0.30	(393,000)	0.30
Outstanding
-End of year	1,640,000	$2.57	1,607,000	$2.60	1,707,000	$2.38

As at December 31, 2002, the Company had outstanding and exercisable stock options as follows:

	December 31, 2002
	Number	Weighted
	of	average
	Options	price

Outstanding - Beginning of period	1,640,000	$2.57
Exercised (unaudited)	(465,000)	2.55
Outstanding - End of period (unaudited)	1,175,000	$2.59

6.

INCOME TAXES

As at December 31, 2002, the Company has non-capital loss carry-forwards of approximately $4,200,000, unaudited, (June 30, 2002 - $2,500,000) available to reduce future taxable income.  These losses will expire between 2003 and 2009.  In addition, the Company has $7,300,000 in unclaimed exploration and development expenses in Canada.  No recognition is given in these consolidated financial statements to any potential benefit from the utilization of these non-capital losses or unclaimed exploration and development expenses.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

7.

RELATED PARTY TRANSACTIONS

Certain geological, consulting and corporate services were provided to the Company and its subsidiaries by seven directors and/or officers, and/or companies controlled by directors and/or officers.  The cost of such services (including salaries) for the six months ended December 31, 2002 was $nil, unaudited, (years ended June 30, 2002, 2001 and 2000 were $680,213, $354,989 and $230,279, respectively).  The services provided were at rates similar to those charged to non-related parties.

The Company, as prime tenant of share corporate offices with the above-mentioned related party companies, charge rent of $nil for the six months ended December 31, 2002 (years ended June 30, 2002, 2001 and 2000 were $6,000, $51,400 and $46,800, respectively) and had overhead recoveries of $nil for the six months ended December 31, 2002 (years ended June 30, 2002, 2001 and 2000 were $7,500, $97,575 and $71,913, respectively).

8.

INVESTMENT

As at December 31, 2002, the Company held nil (unaudited) (June 30, 2002, 2001 and 2000 - nil, 309,665 and 309,665, respectively) shares of MSV Resources Inc.  The investment was disposed of during the year ended June 30, 2002.

9.

SEGMENT INFORMATION

Working capital balances are retained in Canada and principal property balances are located as described in note 3.

10.

COMMITMENTS

The Company leases office space under leases expiring November 30, 2004.  Future minimum lease payments are as follows:

Year ended June 30
2003	$69,660
2004	69,660
2005	29,025
$168,345

11.

SUPPLEMENTAL CASH FLOW INFORMATION

During the six months ended December 31, 2002 and 2001 and the years ended June 30, 2002, 2001 and 2000, the Company paid no income taxes or interest.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

Net (increase) decrease in non-cash working capital balances related to operations:

	Six months ended
	December 31,		Years ended December 31,

	2002	2001	2002	2001	2000
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Audited)
Receivables	$33,708	$(150,298)	$(20,761)	$(17,438)	$32,625
Prepaid expenses and deposits	14,292	18,147	10,502	(1,452)	(21,502)
Accounts payable and accrued liabilities	1,038,187	(52,654)	(71,049)	100,944	226,487

	$1,086,189	$(184,805)	$(81,308)	$82,054	$237,610

On June 18, 2002, assets under construction were acquired for $3,442,500, through issuance of common shares (note 4).  The purchase price was based on the value of the common shares.

12.

ACQUISITION OF COMPANY BY PAN AMERICAN SILVER CORP.

On May 21, 2002, the Company and Pan American Silver Corp. (Pan American) announced a proposed plan of arrangement whereby Pan American would acquire all of the issued and outstanding shares of the Company.  On June 28, 2002, both companies announced amended terms to the proposed plan of arrangement.  The amended proposal for a plan of arrangement is subject to approval of the shareholders of the Company and Pan American and approval by the Ontario Superior Court of Justice and various regulatory authorities.  The shareholders of the Company and Pan American approved the plan of arrangement on September 4 and 5, 2002, respectively.  If remaining approvals are obtained and all material covenants are satisfied in a timely fashion, the plan of arrangement would become effective in September 2002.

Under the terms of the amended plan of arrangement, each Corner Bay Silver Inc. common share would be exchanged for 0.3846 of a Pan American common share and 0.1923 of a Pan American common share purchase warrant.  Each whole Pan American common share purchase warrant (the Pan American Warrant) provides the holder with the rights to purchase a Pan American common share at CAN$12 for a five-year period after the effective date of the plan of arrangement ("Plan of Arrangement").  The Pan American Warrants will trade on the Toronto Stock Exchange.

13.

SUBSEQUENT EVENT

In July 2002, the principal mineral concession, which hosts the Alamo Dorado concession, was purchased outright from the concession owners by paying the remaining option payments in a final lump sum payment of US$345,000 (US$300,000 plus Impuesto Al Valor Agregado (IVA) taxes).

SUBSEQUENT EVENT (UNAUDITED)

The Company received regulatory approval on the plan on arrangement and on February 20, 2003 the Company and Pan American Silver Corp. completed the Plan of Arrangement.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

14.

COMPARATIVES

Certain prior years' comparative numbers have been restated to reflect the current year's presentation.

15.

DIFFERENCE BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)

Canadian GAAP varies in certain significant respects from the principles and practices generally accepted in the United States ("U.S. GAAP").  The effect of these principal measurement differences on the Company's consolidated financial statements are quantified below and described in the accompanying notes.

Consolidated statement of operations

	Six months ended
	December 31		Years ended June 30,
	2002	2001	2002	2001	2000
	(Unaudited)	(Unaudited)
Loss for the period reported under Canadian GAAP	$(1,690,137)	$(384,294)	$(1,207,869)	$(1,067,871)	$(1,523,458)
Exploration expenses adjustment	(537,714)	(1,415,279)	(3,154,793)	(1,039,657)	(993,487)
Loss for the period reported under U.S. GAAP	$(2,227,851)	$(1,799,573)	$(4,362,662)	$(2,107,528)	$(2,516,945)

a)

In accordance with U.S. GAAP, the Company would be required to charge all costs of deferred exploration expenditures to earnings as operating expenses as incurred until proven economic reserves are established.  As a result of accounting for these expenditures in this manner, the unaudited loss for the six months ended December 31, 2002 and 2001 would be increased by $537,714 and $1,415,279, respectively, and loss for the years ended June 30, 2002, 2001 and 2000 would be increased by $3,154,793, $1,039,657 and $993,487, respectively.

b)

The Company accounts for its share options using the intrinsic value method, which in the Company's circumstances amounts does not result in different from the amounts that would be determined under the provisions of the Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," (APB 25) and related interpretations.  Accordingly, no compensation expense for its share option plan has been recognized or recorded in the consolidated statement of operations and deficit for any of the years presented.  A company that does not adopt the fair value method must disclose the cost of the stock compensation awards at their fair value at the date the award is granted.  The unaudited value of the Company's options that were granted during six months ended December 31, 2002 was $nil (2001 - $17,846) (three years ended June 30, 2002 were $447,952, $37,605 and $878,747, respectively).  The fair value for 2002 was estimated using the Black-Scholes model with assumptions of a three-year expected term volatility ranging from 50% to 56% and interest rates from 3.75% to 4.04%.  The fair value for 2001 and 2000 was estimated using the Black-Scholes model with assumptions of a two-year expected term, 60% volatility and interest rates ranging from 6.0% to 6.5%.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

Basic loss per share

	Six months ended
	December 31,		Years ended June 30,
	2002	2001	2002	2001	2000
	(Unaudited)	(Unaudited)
Loss for the period under
U.S. GAAP	$(2,227,851)	$(1,799,573)	$(4,362,662)	$(2,107,528)	$(2,516,945)
Weighted average number of
Common shares outstanding	19,385,808	15,876,053	16,697,807	13,912,182	10,760,945

Loss per share under U.S. GAAP	($0.11)	($0.11)	($0.26)	($0.15)	($0.23)

Consolidated statements of comprehensive loss

	Six months ended
	December 31,		Years ended June 30,
	2002	2001	2002	2001	2000
	(Unaudited)	(Unaudited)

Loss for the period under
U.S. GAAP	$(2,227,851)	$(1,799,573)	$(4,362,662)	$(2,107,528)	$(2,516,945)
Other comprehensive earnings, net
of income taxes
Unrealized gain on marketable
securities	-	-	-	18,580	9,290
Realized (gain) loss on sale of
marketable securities	-	-	(18,580)	-	33,948
Writedown to fair value	-	-	-	-	22,606

Comprehensive loss for the period	$(2,227,851)	$(1,799,573)	$(4,381,242)	$(2,088,948)	$(2,451,101)

The consolidated statements of comprehensive loss provide a measure of all changes in equity of the Company that result from transactions, other than those with shareholders, and other economic events that occurred during the period.

Under U.S. GAAP, the Company's holding of marketable securities with quoted market values that would be marked to market with the resulting unrealized gain or loss being taken to the consolidated statement of comprehensive loss in the relevant period.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

Consolidated statement of cash flows

	Six months ended
	December 31		Years ended June 30,
	2002	2001	2002	2001	2000
	(Unaudited)	(Unaudited)
Operating activities	$(1,138,859)	$(1,975,269)	$(4,399,993)	$(1,900,413)	$(2,258,579)
Investing activities	(537,985)	-	(357,715)	(44,714)	29,339
Financing activities	1,184,500	350,849	6,058,850	5,038,397	2,499,391
Increase (decrease) in cash and cash
equivalent during the period	(492,344)	(1,624,420)	1,301,142	3,093,270	270,151
Opening cash and cash equivalents	5,323,564	4,022,422	4,022,422	929,152	659,001
Closing cash and cash equivalents	$4,831,220	$2,398,002	$5,323,564	$4,022,422	$929,152

Consolidated balance sheets
	December 31	June 30,
	2002	2002	2001
	(Unaudited)
Investments under Canadian GAAP	$-	$-	$43,353
Unrealized gain on marketable securities	-	-	18,580

Investments under US GAAP	$-	$-	$61,933

Deferred exploration expenditure under
Canadian GAAP	$8,781,564	$7,705,865	$4,551,072
Deferred exploration expenditure	(8,243,579)	(7,705,865)	(4,551,072)
Deferred exploration expenditure under
U.S. GAAP	$537,985	$-	$-

Deficit under Canadian GAAP	$(9,688,110)	$(7,997,973)	$(6,790,104)
Exploration expenditures	(8,243,579)	(7,705,865)	(4,551,072)

Deficit under U.S. GAAP	$(17,931,689)	$(15,703,838)	$(11,341,176)

Cumulative comprehensive other income
under Canadian GAAP	$-	$-	$-
Unrealized gain (loss) on marketable securities	-	-	18,580
Cumulative comprehensive other income
under U.S. GAAP	$-	$-	$18,580

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

New standards for U.S. GAAP

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 142, "Goodwill and Other Intangible Assets".  This new standard features new accounting rules for goodwill and intangible assets.  The Company does not foresee any impact on a cumulative effect of an accounting change or on the carrying value of assets and liabilities recorded in the consolidated balance sheets upon adoption.  SFAS No. 142 will be adopted on July 1, 2002.

Also issued in June 2001 was SFAS No. 143, "Accounting for Asset Retirement Obligations."  This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.  It requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of a fair value can be made.  The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset.  The Company is analyzing the impact of SFAS No. 143 and will adopt this standard on July 1, 2002.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets."  This statement supersedes SFAS No. 121 and the accounting and reporting provisions of APB 30, and also amends ARB 51.  This statement will require one accounting model be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and will broaden the presentation of discontinued operations to include more disposal transactions.  The Company is analyzing the impact of SFAS No. 144 and will adopt this standard on July 1, 2002.

Effective July 1, 2002, the Company will adopt, for United States reporting purposes, SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendments of SFAS No. 13, and Technical Corrections as of April 2002."  This statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that statement, SFAS No. 64, "Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements".

This statement also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers."  This statement amends SFAS No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions.  This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions.  The adoption of the new standard is not currently expected to have a significant impact on the Company's results of operations or financial position.

New Standards for U.S. GAAP, unaudited to December 31, 2002

The Company adopted the following standards on July 1, 2002:

i)

the adoption of SFAS No. 142, Goodwill and Other Intangible Assets, did not have a material affect on the Company's consolidated financial position or results of operations.

CORNER BAY SILVER INC.

Notes to the consolidated financial statements

December 31, 2002 and 2001 (unaudited) and June 30, 2002, 2001 and 2000

(expressed in Canadian dollars)

ii)

the adoption of SFAS No. 143, Accounting for Asset Retirement Obligations, did not have a material impact on the Company's results of operations or shareholders' equity.

iii)

the adoption of SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, did not have a material affect on the Company's consolidated financial position or results of operations.

iv)

the adoption of SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendments of SFAS No. 13, and Technical Corrections as of April 2002, did not have a material affect on the Company's results of operations or its financial position.

Financial Accounting Standards Board (FASB)

On July 30, 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities."  The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.  Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity.  SFAS No. 146 is to be applied retroactively to exit or disposal activities initiated after December 31, 2002.  The adoption of the new standard is not currently expected to have a significant impact on the Company's result of operations or financial position.

New Standard for Canadian GAAP

The CICA approved a new Handbook Section 3062, "Goodwill and Other Intangible Assets," which require intangible assets with an indefinite life and goodwill to be tested for impairment on annual basis.  Goodwill and indefinite life intangible assets will no longer be amortized.  Intangible assets with definite lives will continue to be amortized over their useful lives.  The new section is consistent with those recently approved by the FASB (SFAS No. 142).  The adoption of this new standard is not expected to have any material effect on the Company's financial position, results of operations or cash flows.  Section 3026 was adopted on July 1, 2002 and the Company does not expect this adoption to have a significant impact on the Company's results of operations or financial position.

Unaudited Pro Forma Statement of Operations of

PAN AMERICAN SILVER CORP.

COMPILATION REPORT

To the Directors of

Pan American Silver Corp.

We have read the accompanying unaudited pro forma statement of operations of Pan American Silver Corp. (the "Company") for the year ended December 31, 2003 and have performed the following procedures.

1.

Compared the figures in the columns captioned "Pan American Silver Corp." to the audited financial statements of the Company for the year ended December 31, 2003 and found them to be in agreement.

2.

Made enquiries of certain officials of the Company who have responsibility for financial and accounting matters about:

a)

the basis for determination of the pro forma adjustments; and

b)

whether the pro forma financial statements comply as to form in all material respects with the applicable securities acts and the related regulations.

The officials:

a)

described to us the basis for determination of the pro forma adjustments; and

b)

stated that the pro forma statements comply as to form in all material respects with the applicable securities acts and the related regulations.

3.

Read the notes to the pro forma statements, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

4.

Recalculated the application of the pro forma adjustments to the aggregate of the amount in the column captioned "Pro Forma Adjustment" for the year ended December 31, 2003, and found the amounts in the column captioned "Pro Forma Pan American Silver Corp." to be arithmetically correct.

A pro forma financial statement is based on management's assumptions and adjustments which are inherently subjective.  The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management's assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information.  Accordingly, we express no such assurance.  The foregoing procedures would not necessarily reveal matters of significance to the pro forma financial statements, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statements.

(signed) DELOITTE & TOUCHE LLP

Chartered Accountants

Vancouver, Canada

March 19, 2004

Comments for United States Readers on differences between Canadian and United States reporting standards.

The above report, provided solely pursuant to Canadian requirements, is expressed in accordance with standards of reporting generally accepted in Canada.  To report in conformity with the United States standards on the reasonableness of the pro forma adjustments and their application to the pro forma financial statements requires an examination or review substantially greater in scope than the review we have conducted.  Consequently, we are unable to express any opinion in accordance with standards of reporting generally accepted in the United States with respect to the compilation of the accompanying unedited pro forma financial information.

(signed) DELOITTE & TOUCHE LLP

Chartered Accountants

Vancouver, Canada

March 19, 2004

PAN AMERICAN SILVER CORP.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2003

(Unaudited)

(Expressed in Thousands of United States Dollars)

				Pro Forma
	Pan American		Pro forma	Pan American
	Silver Corp.	Note 4	adjustment	Silver Corp.

REVENUE	$45,122		-	$45,122

EXPENSES
Operating	39,778		-	39,778
General and administration	2,732	a)	297	3,029
Stock-based compensation	2,893		-	2,893
Depreciation and	3,325		-	3,325
amortization
Reclamation	303		-	303
Exploration	2,543	b)	343	2,886
Interest and financing costs	1,156		-	1,156

	52,730		640	53,370

LOSS FROM OPERATIONS	(7,608)		(640)	(8,248)
INTEREST INCOME	403		-	403
OTHER INCOME	411	a)	12	423

NET LOSS FOR THE YEAR	$(6,794)		(628)	(7,422)

LOSS PER SHARE
Basic and fully diluted	$(0.20)		-	$(0.21)

WEIGHTED-AVERAGE
SHARES OUTSTANDING	51,058,212		-	52,125,252

PAN AMERICAN SILVER CORP.

Notes to the Pro Forma Consolidated Financial Statements

For the year ended December 31, 2003

(Unaudited)

(Expressed in Thousands of United States Dollars)

1.

BASIS OF PRESENTATION

The unaudited pro forma consolidated statement of operations of Pan American Silver Corp. ("Pan American") as at December 31, 2003 has been prepared by management after giving effect to the acquisition by Pan American of Corner Bay Silver Inc. ("Corner Bay").

The pro forma statement of operations combines the audited statements of operations of Pan American for the year ended December 31, 2003 with the results of operations of Corner Bay for the 50 day period ended February 20, 2003.  (The Corner Bay results of the 50 day period ended February 20, 2003 were prepared from internal unaudited financial statements.)

It is management's opinion that the pro forma consolidated statement of operations includes all adjustments necessary for the fair presentation of the transactions described in Note 3 in accordance with Canadian generally accepted accounting principles applied on a basis consistent with Pan American's accounting policies.  The pro forma consolidated statement of operations is not intended to reflect the results of operations of Pan American which would have actually resulted had the proposed transactions been effected on the dates indicated.  Further, the pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma consolidated statement of operations has been compiled using the significant accounting policies as set out in the audited financial statements of Pan American for the year ended December 31, 2003.  The significant accounting policies of Corner Bay conform in all material respects to those of Pan American, except as described in and adjusted for in Note 4.

3.

BUSINESS COMBINATION

Acquisition of Corner Bay

On February 20, 2003, Pan American completed its proposed merger with Corner Bay.  Under the terms of the acquisition common shares of Corner Bay were, directly or indirectly, exchanged for common shares of Pan American and warrants to purchase Pan American common shares, on the basis of one Pan American common share for every 2.60 Corner Bay shares and one Pan American warrant for every 5.20 Corner Bay common shares.  Pan American also agreed to issue 553,846 stock options to replace 960,000 fully vested stock options currently held by Corner Bay employees and directors.

Each whole Pan American warrant will allow the holder to purchase a Pan American common share for a price of Cdn.$12 for a five-year period ended February 20, 2008.

Pan American issued 7,636,659 common shares to the shareholders of Corner Bay, and 3,818,330 warrants to purchase common shares valued at $54,203,000 and $8,889,000, respectively.  The value of the stock options granted was determined to be $1,136,000.

PAN AMERICAN SILVER CORP.

Notes to the Pro Forma Consolidated Financial Statements

For the year ended December 31, 2003

(Unaudited)

(Expressed in Thousands of United States Dollars)

3.

BUSINESS COMBINATION (Continued)

The business combination has been accounted for as an acquisition by Pan American of Corner Bay and the purchase method of accounting has been applied.  The consideration given has been allocated to the fair value of net assets acquired as follows:

		As at
		February 20,
		2003
Fair value of net assets acquired
Current assets		$2,512,000
Plant and equipment		2,500,000
Mineral properties		79,008,000
Other assets		29,000
		84,049,000
Less:	Current liabilities	(104,000)
	Provision for future income tax liability	(19,035,000)
		$64,910,000

Consideration given by Pan American
Issue of 7,636,659 common shares		$54,203,000
Issue of 3,818,330 share purchase warrants		8,889,000
Issue of 553,846 replacement stock options		1,136,000
		64,228,000
Add:	Costs of acquisition	682,000
		$64,910,000

The purchase consideration of $64,228,000 for 100% of Corner Bay exceeds the carrying value of the net assets at February 20, 2003 by $54,108,000 which has been applied to increase the carrying value of mineral properties.  The resulting future income tax liability of $19,035,000 has also been applied to increase the carrying value of mineral properties.

4.

PRO FORMA ADJUSTMENTS

The pro forma consolidated statement of operations for the year ended December 31, 2003 has been adjusted as follows:

(a)

record general and administration expenses of Corner Bay for the 50 day period ended February 20, 2004; and

(b)

write off deferred exploration expenditures in Corner Bay to comply with Pan American's accounting policy.

PAN AMERICAN SILVER CORP.

Notes to the Pro Forma Consolidated Financial Statements

For the year ended December 31, 2003

(Unaudited)

(Expressed in Thousands of United States Dollars)

5.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The pro forma consolidated statement of operations is prepared in accordance with accounting principles generally accepted in Canada ("Canadian GAAP") which differ in certain respects with accounting principles generally accepted in the United States ("US GAAP").

Material differences between Canadian and US GAAP and their effect on the pro forma consolidated statement of operations are summarized below and more fully discussed in Note 18 of the Company's 2003 annual audited consolidated financial statements.

Pro Forma Consolidated Statement of Operations

Pro forma loss for the year under Canadian GAAP	$ (7,422)
Unrealized loss on short-term investments	80
Amortization of mineral property	(1,700)
SFAS 150 adjustments
Interest expense	(1,887)
Interest accretion	595
Amortization of debt issue costs	(454)
(10,788)
Future income tax provision	595
Pro forma net loss under US GAAP	(10,193)
Unrealized loss on available-for-sale securities	(80)
Comprehensive pro forma net loss under US GAAP	$ (10,273)

Basic pro forma loss per share under US GAAP	$ (0.20)

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PART II

INFORMATION NOT REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

Indemnification.

Section 128 of the Company Act (British Columbia) (the "BCCA") authorizes a company, with the approval of the court, to indemnify past and present directors and officers of the company and past and present directors and officers of a corporation of which the company is or was a shareholder, against liabilities incurred in connection with the provision of their services as such if the director or officer acted honestly and in good faith with a view to the best interests of the company and, in the case of a criminal or administrative proceeding, if he or she had reasonable grounds for believing that his or her conduct was lawful.  Section 128 of the BCCA provides that a company may purchase and maintain liability insurance for the benefit of such directors and officers.

In accordance with the BCCA, the Articles of the Registrant provide that the Registrant will indemnify its directors, former directors, Secretary or Assistant Secretary, and may indemnify its officers, employees or agents and those of its subsidiaries, and directors and former directors of its subsidiaries, and each of their respective heirs and representatives, against all losses, charges and expenses howsoever incurred by them as a result of their actions in such capacities.  The Registrant has entered into agreements with each of its directors confirming this indemnity.  The failure of a director or officer of the Registrant to comply with the provisions of the BCCA or the Registrant's Memorandum or Articles, however, will invalidate any indemnity which he or she is entitled to.

A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in the indemnity provisions under the Articles and the BCCA.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exhibits.

The following exhibits have been filed or incorporated by reference as part of the Registration Statement:

Exhibit

Number

Description

4.1

Annual Information Form of the Registrant, dated May 19, 2004. (1)

4.2

Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2003. (1)

4.3

Audited Consolidated Financial Statements of the Registrant and the notes thereon as at and for the years ended December 31, 2002 and 2003, together with the auditors' report thereon.(2)

4.4

Unaudited Consolidated Financial Statements of the Registrant and the notes thereto as at and for the nine months ended September 30, 2004, together with management's discussion and analysis of financial condition and results of operations for the nine months ended September 30, 2004.(3)

4.5

Information Circular of the Registrant, dated April 6, 2004, in connection with the Registrant's May 11, 2004 annual meeting of members, other than the sections titled "Corporate Governance", "Executive Compensation - Compensation Committee", " Executive Compensation - Report on Executive Compensation" and " Executive Compensation - Performance Graph".(4)

4.6

Material Change Report of the Registrant, dated January 8, 2004 relating to the filing of a prospectus. (5)

4.7

Material Change Report of the Registrant, dated February 10, 2004, relating to an agreement to purchase 92.014% of the voting shares of Compañia Minera Argentum S.A. (6)

4.8

Material Change Report of the Registrant, dated February 18, 2004, relating to financial and operational results for the fourth quarter and year ended December 31, 2003. (3)

4.9

Material Change Report of the Registrant, dated February 27, 2004, relating to an offering of common shares. (7)

4.10

Material Change Report of the Registrant, dated February 27, 2004, relating to its intention to make an offer to encourage early conversion of its outstanding 5.25% convertible debentures. (7)

4.11

Material Change Report of the Registrant, dated March 30, 2004, relating to the offer to encourage conversion by holders of its 5.25% convertible debentures. (8)

4.12

Material Change Report of the Registrant, dated May 11, 2004, relating to financial and operational results for the first quarter of 2004. (9)

4.13

Material Change Report of the Registrant, dated July 23, 2004, relating the Registrant's offer to purchase the voting shares of Compañia Minera Argentum S.A. (10)

4.14

Material Change Report of the Registrant, dated August 23, 2004, relating to the filing of a prospectus supplement. (11)

4.15

Material Change Report of the Registrant, dated August 26, 2004, relating to the purchase of an 88% interest in the Morococha mine. (11)

4.16

Material Change Report of the Registrant, dated November 22, 2004, relating to the sale of its interest in the Dukat mine. (12)

4.16

Unaudited Consolidated Financial Statements of the Registrant and the notes, including a US GAAP reconciliation, for the nine months ended September 30, 2004 (13)

5.1

Consent of Deloitte & Touche LLP

5.2

Consent of PricewaterhouseCoopers LLP

6.1

Powers of Attorney (included on page III-3 of this Registration Statement)

7.1

Form of Indenture

_______________

(1)

Incorporated by reference to the Registrant's Annual Report on Form 40-F, filed with the Commission on May 20, 2004.

(2)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on March 18, 2004.

(3)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on December 22, 2004.

(4)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on April 22, 2004.

(5)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on January 9. 2004.

(6)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on February 11, 2004.

(7)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on March 1, 2004.

(8)

Incorporated by reference to the Registrant's Registration Statement on Form F-10 (File No. 333-113806) filed with the Commission on March 30, 2004.

(9)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on May 13, 2004.

(10) Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on July 27, 2004.

(11) Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on December 13, 2004.

(12) Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on November 22, 2004.

(13) Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on January 18, 2005.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.

Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in such securities.

Item 2.

Consent to Service of Process.

(a)

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)

Pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, the Registrant will designate a trustee under the indenture included as exhibit 7.1 hereto at a later date and will file an application for determining such trustee's eligibility, if required, under such section or, if required, will have the Trustee file with the Commission a written irrevocable consent and power of attorney on Form F-X at such time.

(c)

Any change to the name or address of the agent for service of the Registrant or the Trustee will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on January 18, 2005.

PAN AMERICAN SILVER CORP.

By: /s/ Geoffrey A. Burns

Geoffrey A. Burns

President and Chief Executive Officer

III-2

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each officer or director of Pan American Silver Corp. whose signature appears below constitutes and appoints Geoffrey A. Burns and A. Robert Doyle, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement on Form F-10, and registration statements filed pursuant to Rule 429 under the Securities Act and to file the same, with all exhibits thereto, and other documents in connection there-with, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on January 18, 2005

Signature

Title

 /s/ Geoffrey A. Burns

Geoffrey A. Burns                                                           President, Chief Executive Officer and Director

(Principal Executive Officer)

 /s/  A. Robert Doyle

A. Robert Doyle                                                              Chief Financial Officer (Principal Financial Officer and

                                                                                           Principal Accounting Officer)

 /s/ Ross J. Beaty

Ross J. Beaty                                                                    Director

William A. Fleckenstein                                                 Director

Michael Larson                                                                Director

Michael J.J. Maloney                                                       Director

 /s/  Paul B. Sweeney

Paul B. Sweeney                                                              Director

/s/ John M. Willson

John M. Willson                                                              Director

/s/ John H. Wright

John H. Wright                                                                Director

III-3

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Pan American Silver Corp. in the United States, in the City of Reno, State of Nevada on January 18, 2005.

PAN AMERICAN MINERALS INC.

(Authorized Representative)

By:  /s/ Ross J. Beaty

Ross J. Beaty

Director

III-4

EXHIBIT INDEX

Exhibit

Number

Description

Page No.

4.1

Annual Information Form of the Registrant, dated May 19, 2004. (1)

4.2

Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended December 31, 2003. (1)

4.3

Audited Consolidated Financial Statements of the Registrant and the notes thereon as at and for the years ended December 31, 2002 and 2003, together with the auditors' report thereon.(2)

4.4

Unaudited Consolidated Financial Statements of the Registrant and the notes thereto as at and for the nine months ended September 30, 2004, together with management's discussion and analysis of financial condition and results of operations for the nine months ended September 30, 2004.(3)

4.5

Information Circular of the Registrant, dated April 6, 2004, in connection with the Registrant's May 11, 2004 annual meeting of members, other than the sections titled "Corporate Governance", "Executive Compensation - Compensation Committee", " Executive Compensation - Report on Executive Compensation" and " Executive Compensation - Performance Graph".(4)

4.6

Material Change Report of the Registrant, dated January 8, 2004 relating to the filing of a prospectus. (5)

4.7

Material Change Report of the Registrant, dated February 10, 2004, relating to an agreement to purchase 92.014% of the voting shares of Compañia Minera Argentum S.A. (6)

4.8

Material Change Report of the Registrant, dated February 18, 2004, relating to financial and operational results for the fourth quarter and year ended December 31, 2003. (3)

4.9

Material Change Report of the Registrant, dated February 27, 2004, relating to an offering of common shares. (7)

4.10

Material Change Report of the Registrant, dated February 27, 2004, relating to its intention to make an offer to encourage early conversion of its outstanding 5.25% convertible debentures. (7)

4.11

Material Change Report of the Registrant, dated March 30, 2004, relating to the offer to encourage conversion by holders of its 5.25% convertible debentures. (8)

4.12

Material Change Report of the Registrant, dated May 11, 2004, relating to financial and operational results for the first quarter of 2004. (9)

4.13

Material Change Report of the Registrant, dated July 23, 2004, relating the Registrant's offer to purchase the voting shares of Compañia Minera Argentum S.A.(10)

4.14

Material Change Report of the Registrant, dated August 23, 2004, relating to the filing of a prospectus supplement. (11)

4.15

Material Change Report of the Registrant, dated August 26, 2004, relating to the purchase of an 88% interest in the Morococha mine. (11)

4.16

Material Change Report of the Registrant, dated November 22, 2004, relating to the sale of its interest in the Dukat mine. (12)

4.17

Unaudited Consolidated Financial Statements of the Registrant and the notes, including a US GAAP reconciliation, for the nine months ended September 30, 2004 (13)

5.1

Consent of Deloitte & Touche LLP

5.2

Consent of PricewaterhouseCoopers LLP

6.1

Powers of Attorney (included on page III-3 of this Registration Statement)

7.1

Form of Indenture

_______________

(1)

Incorporated by reference to the Registrant's Annual Report on Form 40-F, filed with the Commission on May 20, 2004.

(2)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on March 18, 2004.

(3)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on December 22, 2004.

(4)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on April 22, 2004.

(5)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on January 9. 2004.

(6)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on February 11, 2004.

(7)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on March 1, 2004.

(8)

Incorporated by reference to the Registrant's Registration Statement on Form F-10 (File No. 333-113806) filed with the Commission on March 30, 2004.

(9)

Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on May 13, 2004.

(10) Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on July 27, 2004.

(11) Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on December 13, 2004.

(12) Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on November 22, 2004.

(13) Incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on January 18, 2005.

Exhibit 5.1

Deloitte.

Deloitte & Touche LLP
2800 - 1055 Dunsmuir Street
4 Bentall Centre
P.O. Box 49279
Vancouver BC V7X 1P4
Canada

Tel: (604) 669-4466
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CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Pan American Silver Corp. filed on Form F-10 of our report addressed to the Shareholders of the Company dated February 24, 2004 appearing in the Form 40-F of Pan American Silver Corp. for the year ended December 31, 2003 and to the reference to us under the heading "Auditors, Transfer Agent and Registrar".

Deloitte & Touche LLP

INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
Vancouver, British Columbia, Canada
January 18, 2005

Member of
Deloitte Touche Tohmatsu

Exhibit 5.2

PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers LLP
Chartered Accountants
PO Box 82
Royal Trust Tower, Suite 3000
Toronto Dominion Centre
Toronto, Ontario
Canada M5K 1G8
Telephone +1 416 863 1133
Facsimile +1 416 365 8215

January 18, 2005

Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form F-10 of our report dated September 6, 2002 relating to the consolidated financial statements of Corner Bay Silver Inc. which appear in such Registration Statement.

PricewaterhouseCoopers LLP

Chartered Accountants

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity

Exhibit 7.1

Dated as of •

PAN AMERICAN SILVER CORP.

- and -

•

_______________________________________________

TRUST INDENTURE

PROVIDING FOR THE CREATION

AND

ISSUANCE OF DEBT SECURITIES

ISSUABLE IN SERIES

_______________________________________________

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION

1

1.1

Definitions

1

1.2

Accounting Principles

10

1.3

Headings and Table Of Contents

10

1.4

Section and Schedule References

10

1.5

Governing Law

10

1.6

Currency

10

1.7

Non-Business Days

10

1.8

Time

11

1.9

Reference to Statutes

11

1.10

Severability

11

1.11

Number, Gender and Expressions

11

1.12

Independence of Covenants

11

1.13

Interest Payments and Calculations

11

1.14

English Language

12

1.15

No Conflict With Series Supplements

12

1.16

Certificate and Opinion as to Conditions Precedent

12

1.17

Statements Required in Certificate or Opinion

12

1.18

Form of Documents Delivered to Trustee

13

ARTICLE 2 THE DEBT SECURITIES

13

2.1

No Limit on Issue

13

2.2

Principal Terms of a Series

13

2.3

Currency and Denominations

16

2.4

Form of Definitive Debt Securities

16

2.5

Form of Interim Debt Securities

17

2.6

Execution

17

2.7

Certification By Trustee

17

2.8

Paying Agent

18

2.9

Registrar

20

2.10

Transfer Agent

23

2.11

Registration of Exchanges and Transfers

23

2.12

Persons Entitled to Payment

24

2.13

Cancellation of Debt Securities

25

2.14

Mutilated, Lost, Stolen or Destroyed Debt Securities

25

2.15

Access to Lists of Holders

26

2.16

Global Securities

26

ARTICLE 3 REDEMPTIONS AND PURCHASES, SINKING FUNDS

28

3.1

Redemption

28

3.2

Sinking Fund

31

3.3

Purchase of Debt Securities

31

ARTICLE 4 PAYMENTS, PRIORITY ARRANGEMENTS

32

4.1

Provisions for Payment

32

4.2

Interest Payments

32

4.3

Currency Indemnity

33

4.4

Ranking of Debt Securities

34

ARTICLE 5 COVENANTS

35

5.1

Covenants

35

5.2

Trustee May Perform Covenants

37

ARTICLE 6 EVENTS OF DEFAULT AND REMEDIES

38

6.1

Events of Default

38

6.2

Acceleration of Maturity; Rescission and Annulment.

39

- i -

6.3

Remedies

40

6.4

Trustee May File Proofs of Claim

40

6.5

Enforcement Without Possession of Debt Securities

40

6.6

Application of Money Collected

41

6.7

Notice of Event of Default

41

6.8

Restoration of Rights and Remedies

41

6.9

Rights and Remedies Cumulative

42

6.10

Waiver of Defaults

42

6.11

Holders May Direct Trustee's Action

42

6.12

Limitation of Trustee's Liability

42

ARTICLE 7 SUITS BY HOLDERS AND TRUSTEE

43

7.1

Holders May Not Sue

43

ARTICLE 8 TRUSTEE

44

8.1

Acceptance of Trust

44

8.2

Standard of Care of Trustee

44

8.3

Conditions Precedent to Trustee's Obligations to Act

44

8.4

Delegation; Experts and Advisers

45

8.5

Protection of the Trustee

45

8.6

Individual Rights of Trustee

46

8.7

Trustee's Disclaimer

46

8.8

Compensation and Indemnity

46

8.9

Conflict of Interest

47

8.10

Replacement of Trustee

47

8.11

Successor Trustee by Merger

48

8.12

Eligibility; Disqualification

49

8.13

Trustee Not to be Appointed Receiver

49

8.14

Adoption of Certification

49

ARTICLE 9 NOTICES

50

9.1

Notice to Issuer

50

9.2

Notice to Holders

50

9.3

Notice to Trustee

51

ARTICLE 10 HOLDERS' ACTIONS AND MEETINGS

51

10.1

Holder Actions

51

10.2

Meetings of Holders

53

10.3

Additional Powers Exercisable by Holder Direction

55

10.4

Powers Cumulative

56

10.5

Regulations

56

ARTICLE 11 AMALGAMATION, CONSOLIDATION, CONVEYANCE, TRANSFER OR LEASE

57

11.1

Consolidation, Amalgamation, Merger or Sale of Assets Permitted

57

11.2

Succession by Successor Issuer

57

11.3

Evidence to be Furnished to Trustee

58

ARTICLE 12 SUPPLEMENTAL INDENTURES AND AMENDMENTS

58

12.1

Series Supplements

58

12.2

Supplemental Indentures

58

ARTICLE 13 DEFEASANCE; SATISFACTION AND DISCHARGE

60

13.1

Defeasance

60

13.2

Satisfaction and Discharge

63

ARTICLE 14 GENERAL

63

14.1

Trust Indenture Legislation Controls

63

14.2

Binding Effect

64

14.3

Counterparts

64

- ii -

TRUST INDENTURE

THIS TRUST INDENTURE dated •

BETWEEN:

PAN AMERICAN SILVER CORP., a corporation existing under the laws of the Province of British Columbia

(hereinafter called the "Issuer")

AND:

•, a trust company organized under the laws of Canada and duly authorized to carry on the trust of business in each province of Canada,

(hereinafter called the "Trustee")

WITNESSES THAT WHEREAS the Issuer wishes to issue from time to time Debt Securities in the manner provided for in this Indenture;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Issuer and the Trustee, it is agreed as follows:

ARTICLE 1
INTERPRETATION

1.1

Definitions

In this Indenture, the following terms shall have the meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"Affiliate" means, with respect to any Person, any other Person that is considered to be an affiliated entity of such Person pursuant to Ontario Securities Commission Rule 45-501;

"Applicable Law" means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and, whether or not having the force of law, all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and shall also include, whether or not having the force of law, any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation;

"Applicable Securities Law" means any Applicable Law in any jurisdiction regulating, or regulating disclosure with respect to, any sale or distribution of securities in, or to residents of, such jurisdiction;

"Authorized Newspaper" means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are not Business Days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and, in each case, on any day that is a Business Day in the place of publication;

"Bankruptcy Law" means the Bankruptcy and Insolvency Act (Canada) or any other Canadian federal or provincial law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors or Title 11, United States Code or any similar United States federal or state law for the relief of debtors;

"Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution, arrangement or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for a moratorium of indebtedness or other relief of a debtor;

"Book-Based System" means, in relation to the Global Securities of a Series, the debt clearing, record entry, transfer and pledge systems and services established and operated by or on behalf of the related Depositary for such Series (including where applicable pursuant to one or more agreements between such Depositary and its Participants establishing the rules and procedures for such systems and services);

"Bearer Debt Security" means a Debt Security issued in bearer form and which is payable to the bearer from time to time of such Debt Security, and shall include, where the context so requires, the coupons of such Debt Security;

"Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which (a) is not a day on which chartered banks in the City of Vancouver or, in connection with a particular Series, in any Place of Payment relative to such Series are authorized or required under Applicable Law to remain closed, and (b) in connection with a particular Series, is a day in any Place of Payment relative to such Series on which the related Depositary, if any, for such Series processes transactions under its Book-Based System;

"CDS" means The Canadian Depository for Securities Limited, together with its successors from time to time;

"Certificate of the Issuer" means a certificate signed by a Responsible Officer of the Issuer;

"Clearing Agency" means, in relation to a Series issuable in whole or in part in the form of one or more Global Debt Securities: (i) CDS, or (ii) any other organization recognized as a "clearing agency" pursuant to Applicable Securities Law specified for such purpose in the related Series Supplement;

"Counsel" means, in the case of Counsel to the Trustee, any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Trustee (who may, except as otherwise expressly provided in this Indenture, also be Counsel to the Issuer) and, in the case of Counsel to the Issuer, any barrister, solicitor or other lawyer or firm of barristers, solicitors or other lawyers retained or employed by the Issuer;

"Covenant Defeasance" has the meaning set out in Section 13.1(c);

"Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other person with like powers;

"Debt Instrument" means any bond, debenture, note or other evidence of indebtedness of any kind, nature or description whatsoever, each of which is a "Type" of Debt Instrument;

"Debt Security" means any Debt Instrument executed by the Issuer and certified and delivered by the Trustee from time to time pursuant to this Indenture, and "Type" of Debt Security shall mean the Type of Debt Instrument so issued and certified;

"Declaration of Acceleration" means, in relation to a Series, an automatic acceleration with respect to such Series under Section 6.2(a) or a declaration of acceleration with respect to such Series under Section 6.2(b) or the related Series Supplement;

"Default" means, with respect to a Series, any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default with respect to such Series;

"Default Interest" has the meaning set out in Section 4.2(c);

"Defeasance" has the meaning set out in Section 13.1(b);

"Definitive Bearer Debt Security" means, with respect to a Series, a Bearer Debt Security in the definitive form specified or provided for in the related Series Supplement;

"Definitive Debt Security" means, with respect to a Series, a Debt Security, whether in bearer or registered form, in the definitive form specified or provided for in the related Series Supplement;

"Depositary" means, with respect to a Series issuable in whole or in part in the form of one or more Global Debt Securities, the Clearing Agency or Clearing Agencies designated in or pursuant to the related Series Supplement as the Depositary or Depositaries for such Series, together with their respective successors in such capacity;

"Equivalent Amount" means, with respect to any two currencies, the amount obtained in one such currency when an amount in the other currency is translated into the first currency using the spot wholesale transactions buying rate of the Bank of Canada for the purchase of the applicable amount of the first currency with the other currency in effect as of 12:00 noon on the Business Day with respect to which such computation is required for the purpose of this Indenture or the other applicable Series Specific Document or, in the absence of such a buying rate on such date, using such other rate as the Trustee, the related Registrar or the related Paying Agent, as the case may be, may reasonably select;

"Event of Default" means, with respect to a Series, any of the events identified in Section 6.1, or in the related Series Supplement, as being an Event of Default with respect to such Series;

"Global Debt Security" means a Debt Security of a Series in global form, whether in bearer or registered form;

"Governmental Authority" means, when used with respect to any Person, any government, parliament, legislature, regulatory authority, agency, tribunal, department, commission, board, instrumentality, court, arbitration board or arbitrator or other law, regulation or rule making entity (including a Minister of the Crown, any central bank, Superintendent of Financial Institutions or other comparable authority or agency) having or purporting to have jurisdiction on behalf of, or pursuant to the laws of, Canada or any country in which such Person is incorporated, continued, amalgamated, merged or otherwise created or established or in which such Person has an undertaking, carries on business or holds property, or any province, territory, state, municipality, district or political subdivision of any such country or of any such province, territory or state of such country;

"Holder" means, with respect to a Bearer Debt Security, including a coupon of a Bearer Debt Security, the Person having possession of such Bearer Debt Security or coupon, and, with respect to a Registered Debt Security, the Person in whose name such Registered Debt Security is registered in the relevant Register in accordance with this Indenture (and including, for greater certainty, in the case of any Global Debt Security, the applicable Depositary or its nominee which has possession of such Global Debt Security or in whose name such Global Debt Security is registered, as the case may be);

"Holder Action" means any request, demand, authorization, direction, notice, consent, waiver or other action of any nature or kind given, made or taken, or to be given, made or taken, by one or more Holders under or in respect of this Indenture or any Debt Securities;

"Holder Direction" means:

(a)

in respect of a Holder Action by Holders of a Series solely in relation to such Series:

(i)

an approval of or direction to make, give or take such Holder Action given by Holders of more than 50% of the unpaid principal amount of such Series voted at a duly constituted meeting of such Holders; or

(ii)

an approval of or direction to make, give or take such Holder Action given pursuant to an instrument in writing signed in one or more counterparts by Holders of more than 50% of the unpaid principal amount of such Series; or

(b)

in respect of a Holder Action by Holders of more than one Series in relation to more than one Series:

(i)

an approval of or direction to make, give or take such Holder Action given by Holders of more than 50% of the aggregate unpaid principal amount of all such Series voted at a duly constituted meeting of such Holders; or

(ii)

an approval of or direction to make, give or take such Holder Action given pursuant to an instrument in writing signed in one or more counterparts by the Holders of more than 50% of the aggregate unpaid principal amount of all such Series;

"Including" means including without limitation; and "include" or "includes" shall mean, respectively, include without limitation or includes without limitation;

"Indenture" means (i) this trust indenture as originally executed, including the Schedules to this Indenture, as the same may be supplemented (other than by a Series Supplement), amended (other than by a Series Supplement), consolidated or restated from time to time, and (b) with respect to a particular Series, this Indenture as defined in clause (i) above as supplemented by the related Series Supplement; and the expressions "hereto", "herein", "hereof", "hereby", "hereunder", and similar expressions refer to this Indenture and not to any particular Article, Section or other part of this Indenture;

"Indenture Amendment" has the meaning set out in Section 12.2(a);

"Interest Payment Date" means, with respect to any accrued interest on any Debt Security, the Stated Maturity of such interest;

"Issued" means, in relation to a Debt Security, that such Debt Security has been executed by the Issuer, certified by the Trustee as provided herein, and delivered by or on behalf of the Issuer;

"Issuer" has the meaning set out in the first Section of this Indenture, and shall include its successors from time to time pursuant to the applicable provisions of this Indenture;

"Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by a Responsible Officer;

"Mandatory Sinking Fund Payment" has the meaning set out in Section 3.2(a);

"Material Subsidiary" means the following Subsidiaries of the Issuer:

(a)

Pan American Silver (Barbados) Corp.;

(b)

Compania Minera Huaron S.A.;

(c)

Pan American Silver S.A.C. Mina Quiruvilca;

(d)

Pan American Silver (Peru) S.A.;

(e)

Plata Panamericana S.A. de C.V.;

(f)

Compania Minera Altovalle S.A.;

(g)

Minera Triton Argentina S.A.;

(h)

Pan American Silver (Bolivia) S.A.;

(i)

Corner Bay Silver Inc.;

(j)

Pan MacKenzie Resources Inc.;

(k)

Minera Corner Bay S.A. de C.V.; and

(l)

Compania Minera Argentum S.A.;

"Maturity" means, with respect to any principal of a Debt Security, the date on which such principal becomes due and payable, whether at Stated Maturity or by Declaration of Acceleration, call for redemption or otherwise;

"Notice" has the meaning set out in Section 9.1;

"Offering Document" means, with respect to a Series, any prospectus, offering memorandum or similar disclosure document prepared by or on behalf of the Issuer for delivery to purchasers, or prospective purchasers, of such Series in connection with the initial sale of such series;

"Office" or "Agency" means, with respect to a Series, an office or agency of the Issuer, the Trustee, the related Registrar or the related Paying Agent, as the case may be, maintained or designated in the Place of

Payment for such Series pursuant to this Indenture or the related Series Supplement or any other office or agency of the Issuer, the Trustee, the related Registrar or the related Paying Agent, as the case may be, maintained or designated for such Series pursuant to this Indenture and the related Series Supplement;

"Opinion of Counsel" means a written opinion addressed to the Trustee (among other addressees) by legal counsel who may, except as otherwise expressly provided in this Indenture, be Counsel for the Issuer, and who shall be reasonably satisfactory to the Trustee;

"Optional Sinking Fund Payment" has the meaning set out in Section 3.2(a);

"Original Currency" has the meaning set out in Section 4.3;

"Other Currency" has the meaning set out in Section 4.3;

"Other Series Agent" means, with respect to any Series, a Person appointed in or pursuant to the related Series Supplement to act in any agency or other identified capacity (other than as Depositary, Registrar or Paying Agent) for such Series, together with such Person's successors from time to time in such capacity;

"Outstanding" means, in relation to a Series, all Debt Securities of such Series issued under this Indenture on or prior to the date of determination, except:

(a)

any such Debt Securities cancelled by the Trustee, or delivered to the Trustee, the related Registrar or the related Paying Agent for cancellation, on or prior to such date;

(b)

any such Debt Securities for which funds in the necessary amount to repay such Debt Securities have been deposited on or prior to such date with the Trustee, the related Registrar or the related Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Debt Securities; provided that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice satisfactory to the Trustee has been made;

(c)

Debt Securities as to which Defeasance has been effected pursuant to Section 13.1; and

(d)

Debt Securities which have been paid and satisfied in full or in exchange for or in lieu of which other Debt Securities of such Series have been issued other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to the Trustee that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Issuer;

provided, however, that in determining whether Holders of the requisite principal amount of outstanding Debt Securities have given, made or taken any Holder Action as of any date, (i) the principal amount of a Debt Security shall be the principal of such Debt Security which would be due and payable as of such date upon acceleration of the Maturity of such Debt Security to such date pursuant to a Declaration of Acceleration, (ii) if, as of such date, the principal amount of a Debt Security payable at its Stated Maturity is not determinable, the principal amount thereof which shall be deemed to be outstanding shall be the amount as specified in or determined pursuant to the related Series Supplement, (iii) the principal amount of a Debt Security denominated in one or more foreign currencies which shall be deemed to be outstanding shall be the Equivalent Amount in United States Dollars, determined as of such date, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (i) or (ii) above, of the amount determined as provided in such clause), and (iv) Debt Securities beneficially owned by the Issuer or any other obligor upon such Debt Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such Holder Action, only Debt Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Issuer or any other obligor upon such Debt Securities or any Affiliate of the Issuer or of such other obligor, provided that the outstanding principal amount of any such pledged Debt Securities as at any date shall be deemed to be only the aggregate of the indebtedness and liabilities of the Issuer secured by such pledge that are outstanding on such date or which the pledgee thereof (or Person on whose behalf the pledgee thereof is acting) is committed on such date to permit the Issuer to incur;

"Participant" means, in relation to a Depositary, a broker, dealer, bank or other financial institution or other Person on whose behalf such Depositary or its nominee holds Debt Securities pursuant to a Book-Based System operated by such Depositary;

"Paying Agent" means, in relation to a Series, the Person or Persons appointed in or pursuant to the related Series Supplement as the paying agent or paying agents for such Series, in such capacity, together with such Persons' successors from time to time in such capacity;

"Person" means any natural person, corporation, firm, partnership, limited liability corporation, joint venture or other unincorporated association, trust, government or Governmental Authority and pronouns have a similar extended meaning;

"Place of Payment" means, in relation to a Series, the place or places where the principal of and any premium, interest and other amounts on such Series are payable as specified in the related Series Supplement;

"Principal Terms" has the meaning set out in Section 2.2;

"Privacy Laws" has the meaning set out in Section 8.15;

"Proceeding" means any suit, action or other judicial or administrative proceeding;

"Property" means any asset, revenue or any other property or property right or interest, whether tangible or intangible, real or personal, including any right to receive income;

"Quorum" means, in relation to a meeting of Holders of one or more Series, a quorum of such Holders determined in accordance with Section 10.2(c)(i);

"Redemption Date" means, with respect to a Debt Security to be redeemed, the date fixed for such redemption by or pursuant to the related Series Supplement;

"Replacement Agent" has the meaning set out in Section 2.14(a);

"Redemption Price" means, with respect to a Debt Security to be redeemed, the price (including any applicable premium) at which such Debt Security is to be, or may be, redeemed, as specified in the related Series Supplement;

"Register" has the meaning set out in Section 2.9(a);

"Registered Debt Security" means a Debt Security issued in registered form and which is payable to the registered Holder thereof;

"Registrar" means, in relation to a Series, the Person or Persons appointed in or pursuant to the related Series Supplement as the registrar or registrars for such Series, in such capacity, together with such Persons' successors from time to time in such capacity;

"Regular Interest Record Date" means, with respect to a Series and related Interest Payment Date, the date specified in or determined pursuant to the related Series Supplement as the record date for the determination of the Holders to whom interest on such Series is payable on such Interest Payment Date, provided that, if the related Series Supplement does not contain any provision specifying or setting out the manner to determine such date, the Regular Interest Record Date for such Series shall mean (i) the fifteenth day of the month immediately preceding the month in which such Interest Payment Date occurs, if such Interest Payment Date is the fourteenth or any preceding day of a month, and (ii) the last day of the month immediately preceding the month in which such Interest Payment Date occurs, if such Interest Payment Date is the fifteenth or any subsequent day of a month;

"Responsible Officer" means, with respect to: (i) the Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Senior Manager or any Manager, and any other officer of the Trustee customarily performing functions similar to any such office within the corporate trust department of the Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with that relevant subject; or (ii) the Issuer, the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Vice President, any Secretary, and any other officer of the Issuer customarily performing functions similar to any such office with the Issuer;

"Series" means all Debt Securities of the same Type issued pursuant to the same Series Supplement, the Principal Terms of which are, subject to the last sentence of Section 2.2, identical, whether or not such Debt Securities have been or are to be issued on the same date;

"Series Issuance Date" means, with respect to a Series, the date specified as such in the related Series Supplement;

"Series Specific Documents" means, in relation to a Series: (a) this Indenture including the related Series Supplement; (b) all Debt Securities of such Series; (c) all other documents and agreements, including those creating any Series Specific Lien for such Series identified in the related Series Supplement as a Series Specific Document for such Series; and (d) all other agreements, documents, certificates and instruments delivered by the Issuer to the Trustee pursuant to, or in respect of, any of the agreements, documents, certificates or instruments referred to in any of the preceding clauses of this definition, in each case as the same may from time to time be supplemented, amended, consolidated or restated;

"Series Specific Lien" has the meaning set out in Section 4.4(c);

"Series Supplement" means, with respect to a Series, a supplement to this Indenture establishing the Principal Terms of, and other terms and conditions applicable to, such Series, as such supplement may be amended, modified, supplemented, consolidated or restated from time to time;

"Special Interest Record Date" has, with respect to the payment of any Default Interest on a Series, the meaning set out in Section 4.2(c)(i);

"Special Quorum" means, with respect to a Special Holder Direction to be considered at a meeting of Holders, a quorum of such Holders determined in accordance with Section 10.2(c)(ii);

"Special Holder Direction" means:

(a)

in respect of a Holder Action by Holders of a Series solely in relation to such Series:

(i)

an approval of or direction to make, give or take such Holder Action given by Holders of 100% of the unpaid principal amount of such Series voted at a duly constituted meeting of such Holders; or

(ii)

an approval of or direction to make, give or take such Holder Action given pursuant to an instrument in writing signed in one or more counterparts by the Holders of 100% of the unpaid principal amount of such Series; or

(b)

in respect of a Holder Action by Holders of more than one Series in relation to more than one Series:

(i)

an approval of or direction to make, give or take such Holder Action given by Holders of 100% of the unpaid principal amount of all such Series voted at a duly constituted meeting of such Holders; or

(ii)

an approval of or direction to make, give or take such Holder Action given pursuant to an instrument in writing signed in one or more counterparts by the Holders of 100% of the unpaid principal amount all such Series;

"Stated Maturity" means, with respect to any principal of or accrued interest on a Debt Security, the fixed date or dates specified in the related Series Supplement on which such principal or interest is due and payable;

"Subsidiary" means any company or other business entity of which the Issuer owns or controls (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital or other ownership interest, in each case having ordinary voting power to elect directors, managers or trustees of such company or other business entity (whether or not capital stock or other ownership interest or any other class or classes shall or might have voting power upon the occurrence of any contingency);

"TIA" means the Trust Indenture Act of 1939;

"Transfer Agent" has the meaning set out in Section 2.10;

"Trustee" has the meaning set out in the first Section of this Indenture and shall include any successor Trustee appointed pursuant to this Indenture;

"Trust Indenture Legislation" means, at any time, (i) the provisions of the Business Corporations Act (British Columbia), (ii) the provisions of any other applicable statute of Canada or any province thereof and (iii) the TIA and regulations thereunder, but only to the extent applicable under Rule 4d-9 under the TIA, in each case, relating to trust indentures and to the rights, duties, and obligations of Trustee under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture; and

"Type" has the meaning set out in the definition of "Debt Security".

1.2

Accounting Principles

As used in this Indenture and in any certificate or other document made or delivered pursuant to this Indenture, accounting terms not defined in this Indenture, (including with respect to a particular Series, in the related Series Supplement) or in any such certificate or other document, and accounting terms partly defined in this Indenture (including with respect to a particular Series, in the related Series Supplement) or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under Canadian generally accepted accounting principles.  To the extent that the definitions of accounting terms in this Indenture, (including any Series Supplement) or in any such certificate or other document are inconsistent with the meanings of such terms under Canadian generally accepted accounting principles, the definitions contained in this Indenture, (including such Series Supplement) or in any such certificate or other document shall prevail.

1.3

Headings and Table Of Contents

The division of this Indenture, a Series Supplement or a Debt Security into Articles, Sections and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture, such Series Supplement or such Debt Security.

1.4

Section and Schedule References

Unless something in the subject matter or context is inconsistent therewith, references in this Indenture to Articles, Sections, or other subdivisions are to Articles, Sections or other subdivisions of this Indenture.

1.5

Governing Law

This Indenture, each Series Supplement and each Debt Security shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable in such Province, and each of the Issuer, the Trustee and, by their acceptance of Debt Securities and the benefits of this Indenture and the related Series Supplement, the Holders from time to time submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

1.6

Currency

Unless expressly provided to the contrary in this Indenture or in any Debt Security, all monetary amounts in this Indenture or in such Debt Security refer to United States Dollars.

1.7

Non-Business Days

Unless expressly provided to the contrary in this Indenture or in any Debt Security, whenever any payment shall be due, any period of time would begin or end, any calculation is to be made or any other action is to be taken on, or as of, or from a period ending on, a day other than a Business Day, such payment shall be made, such period of time shall begin or end, such calculation shall be made and such other actions shall be taken, as the case may be, on, or as of, or from a period ending on, the next succeeding Business Day.

1.8

Time

Unless otherwise expressly stated in this Indenture or in any Debt Security, all references to a time will mean Vancouver, British Columbia local time. Time shall be of the essence in this Indenture and all other Series Specific Documents.

1.9

Reference to Statutes

Unless expressly provided to the contrary in this Indenture or in any Debt Security, all references to any statute or any provision of any statute shall include all regulations or policies made under such statute or in connection with such statute from time to time, and shall include such statute, provision, regulation or policies as the same may be amended, restated, re-enacted or replaced from time to time.

1.10

Severability

In the event that one or more provisions in this Indenture, any Series Supplement or any Debt Security shall be invalid, illegal or unenforceable in any respect under any Applicable Law, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby. Each of the provisions of this Indenture and the other Series Specific Documents is declared to be separate and distinct.

1.11

Number, Gender and Expressions

Words importing the singular number only will include the plural and vice versa, words importing gender will include all genders and words importing any type or category of Persons will include all types and categories of Persons. Where any term or expression is defined in this Agreement, derivations of such term or expression will have a corresponding meaning.

1.12

Independence of Covenants

Each covenant contained in this Indenture or any other Series Specific Document shall be construed (absent an express provision to the contrary) as being independent of each other covenant, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

1.13

Interest Payments and Calculations

(a)

All interest payments to be made under this Indenture or any Debt Security will be paid without allowance or deduction for deemed re-investment or otherwise, both before and after maturity and before and after default or judgment, if any, until payment of the amount on which such interest is accruing, and, to the extent permitted by Applicable Law, interest will accrue on overdue interest.

(b)

For the purposes of the Interest Act (Canada), if in this Indenture or in any Debt Security a rate of interest is or is to be calculated on the basis of a period which is less than a full calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the calendar year for which such calculation is made and divided by the number of days in such period.

(c)

The rates of interest stipulated in this indenture or in any Debt Security will be calculated using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed reinvestment of interest.

(d)

In calculating interest or fees payable under this Indenture or under a Debt Security for any period, unless otherwise specifically stated, the first day of such period shall be included and the last day of such period shall be excluded.

1.14

English Language

The Issuer, the Trustee and, by their acceptance of Debt Securities and the benefits of this Indenture and the related Series Supplement, the Holders acknowledge that this Indenture, each Debt Security and each document related hereto and thereto (whether or not any of such documents is also drawn up in French) has been drawn up in English at the express will of such Persons. Les parties a ces présentes conviennent que ces présentes ainsi que tout document qui s'y rattache (incluant tout document rédige en francais et en anglais) soient rédigés en langue anglaise a la volonté expresse des parties.

1.15

No Conflict With Series Supplements

The terms and provisions of a Series Supplement for a Series may eliminate, modify, amend or add to any of the terms and provisions of this Indenture, but solely as applied to such Series. The insertion of the phrase "IN ANY SERIES SUPPLEMENT", "UNLESS OTHERWISE SPECIFIED IN THE RELATED SERIES SUPPLEMENT" or similar phrases in this Indenture, or the absence of any such phrase, shall not limit the scope of or otherwise affect the preceding sentence or Section 2.2. For greater certainty, if a term or provision contained in this Indenture shall conflict or be inconsistent with a term or provision of a Series Supplement for a Series, such Series Supplement shall govern with respect to such Series; provided, however, that the terms and provisions of such Series Supplement may eliminate, modify, amend or add to the terms and provisions of this Indenture solely as applied to such Series.

1.16

Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture or any other Series Specific Document or otherwise upon the demand of the Trustee, the Issuer shall furnish to the Trustee:

(a)

a Certificate of the Issuer stating that all conditions, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)

an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions, if any, have been complied with in accordance with the terms of the Indenture,

except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

1.17

Statements Required in Certificate or Opinion

Each certificate or opinion, including any Certificate of the Issuer or Opinion of Counsel, with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)

a statement that each person making such certificate or opinion has read and understands such covenant or condition;

(b)

a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)

a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to make the statement or express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)

a statement that, in the opinion of such person, such covenant or condition has been complied with or satisfied.

1.18

Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by the opinion of, only one Person, or certified or covered by only one document, one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer of officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument

ARTICLE 2
THE DEBT SECURITIES

2.1

No Limit on Issue

The aggregate principal amount of Debt Securities which may be issued under this Indenture is unlimited, and the aggregate principal amount of any Series which may be issued under this Indenture will be specified or determined in the manner provided for in the related Series Supplement (which amount, for greater certainty, may be unlimited). Notwithstanding the foregoing, Debt Securities may be issued only upon and subject to the conditions specified in this Indenture.

2.2

Principal Terms of a Series

Prior to the initial issuance of any Debt Securities of a Series, the Issuer will establish, pursuant to a separate Series Supplement, the principal terms of such Series (the "Principal Terms"), which may include the following:

(a)

the name, title or designation of such Series (which will distinguish such Series from all other Series);

(b)

the Type of Debt Securities that will comprise such Series;

(c)

the aggregate principal amount of such Debt Securities that may be issued (except for Debt Securities issued upon a transfer of, or in exchange for, or in lieu of, other Debt Securities of such Series);

(d)

the date or dates of payment (or the method for determining the date or dates of such payment) of principal of and any premium and other amounts on such Debt Securities;

(e)

the currency of such Debt Securities and whether the Holder of any such Debt Security or the Issuer may elect the currency in which payments on such Debt Security are to be made and, if so, the manner of such election;

(f)

the denominations in which such Debt Securities may be issued;

(g)

the manner of payment (including whether payment will be made in cash, securities or a combination thereof) and the Place of Payment for such Debt Securities and any special provisions for the payment of principal of and any premium and other amounts on such Debt Securities;

(h)

whether such Debt Securities are to be interest bearing and, if so, the rate or rates of interest, the date from which interest on such Debt Securities will accrue, the Interest Payment Dates and the Regular Interest Record Dates (or the method of determining any of the foregoing), the manner of payment of interest (including whether interest will be paid in cash, securities or a combination thereof) and any special provisions for the payment of additional interest with respect to such Debt Securities;

(i)

the price at which the Debt Securities will be issued (or the manner of determination, thereof, if offered on a non-fixed price basis) and whether at par, at a discournt or at a premium;

(j)

the right of the Issuer, if any, to extend the Interest Payment Dates, and the duration of any such extension, with respect to such Debt Securities;

(k)

the right of the Issuer, if any, to prepay, redeem or purchase such Debt Securities and, in relation to any such right, the period or periods within which, the price or prices at which and the terms and conditions upon which, such Debt Securities are to be so prepaid, redeemed or purchased, in whole or in part;

(l)

the right of the Holders, if any, to cause the Issuer to prepay, redeem or repurchase such Debt Securities and, in relation to any such right, the details of the obligation, if any, of the Issuer to prepay, redeem or repurchase such Debt Securities and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Debt Securities are to be so prepaid, redeemed or purchased, in whole or in part;

(m)

the rights or obligations of the Issuer, if any, to establish and fund a sinking fund or other analogous arrangement with respect to such Debt Securities, and in relation to any such right or obligation the details of the right or obligation, if any, of the Issuer to establish and fund such sinking fund or analogous arrangement and the terms and conditions upon which such sinking fund or analogous arrangement may or shall be established and funded;

(n)

the definitive form or forms of such Debt Securities including the form of the certificate of the Trustee relative thereto;

(o)

whether such Debt Securities will be issued as Bearer Debt Securities or Registered Debt Securities or both;

(p)

whether such Debt Securities will be issued as either Definitive Debt Securities or Global Debt Securities or both, and the Depositary for any such Global Debt Securities, the terms and conditions, if any, upon which any such Global Debt Securities may be exchanged, in whole or in part, for Definitive Debt Securities, and the manner in which any interest payable on such Global Debt Securities will be paid;

(q)

the purpose, if any, for which the net proceeds from the issue of such Debt Securities are to be used by the Issuer;

(r)

the terms, if any, pursuant to which such Debt Securities are subject to defeasance;

(s)

the subordination provisions, if any, to be applicable to such Debt Securities;

(t)

the terms and conditions, if any, pursuant to which such Debt Securities are to be guaranteed or secured;

(u)

whether such Debt Securities will be convertible into any other security of the Issuer and, if so, the terms and conditions of conversion including the conversion price, the conversion period and any provisions pursuant to which the number of securities of the Issuer to be received by the Holders of such Debt Securities would be subject to adjustment;

(v)

if the amount of principal of or any premium, interest or other amount on such Debt Securities may be determined with reference to an index or an identifiable security, commodity or other asset, the description of such index, security, commodity or other asset and the manner in which such amounts shall be determined;

(w)

if other than the full principal amount thereof, the portion of the principal amount of such Debt Securities which shall be payable upon a Declaration of Acceleration;

(x)

any restrictions on the transfer or exchange of the Debt Securities;

(y)

the identity of the Trustee;

(z)

whether the Debt Securities will be listed on a national exchange;

(aa)

whether a Registrar, Paying Agent or Other Series Agent will be appointed for such Debt Securities and, if so, the identity of, or the manner for determining the identity of such Registrar, Paying Agent and Other Series Agent;

(bb)

any provisions with respect to those definitions specified in Article 1, and those other provisions of this Indenture, which require or permit further specification in the related Series Supplement;

(cc)

any modifications of the thresholds contained in the definitions of "Holder Direction" and "Special Holder Direction";

(dd)

any additional terms and provisions with respect to, and any additional conditions, representations, covenants and Events of Default, if any, for, such Debt Securities;

(ee)

any modification or elimination of any of the definitions, representations, covenants, conditions, Events of Default or other terms and provisions of this Indenture to be applicable to such Debt Securities;

(ff)

any provisions granting special rights to Holders of such Debt Securities when a specified event occurs;

(gg)

whether and under what circumstances the Issuer will be required to pay any additional amounts for withholding or deducting Canadian taxes with respect to Debt Securities and whether the Issuer will have the option to redeem the Debt Securities rather than pay the additional amounts;

(hh)

any special tax implications of, or any special tax provisions, representations, agreements or indemnities relating to, such Debt Securities, including any provisions for withholding tax indemnities or gross-ups; and

(ii)

any other provisions, requirements, conditions, indemnities, enhancements or other matters of any nature or kind whatsoever relating to such Debt Securities including any terms which may be required by, or advisable under, any Applicable Law or any rules, procedures or requirements of any securities exchange on which any of such Debt Securities are, or are proposed to be, listed or of any over-the-counter market in which any of such Debt Securities are, or are proposed to be, traded or which may be advisable in connection with the marketing of such Debt Securities.

All Debt Securities of a particular Series will be subject to identical Principal Terms except that the issue date, the issue price and the amount of the first payment of interest may be different in respect of Debt Securities of such Series issued on different dates.

2.3

Currency and Denominations

Debt Securities shall be issuable only in the currency or currencies, and only in the denomination or denominations, prescribed in the related Series Supplement.

2.4

Form of Definitive Debt Securities

(a)

The definitive form or forms of a Debt Security, and the Trustee's certificate of authentication on such Debt Security, shall be substantially as set forth in the related Series Supplement. The forms of all Debt Securities may contain such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and the related Series Supplement, and may have such letters, numbers or other marks or identification or designation and such legends or endorsements placed thereon as are required to conform to usage or to comply with any Applicable Law, or with the rules of any securities exchange on which any of such Debt Securities may be listed or any over-the-counter market on which any of such Debt Securities may be traded, or as the Issuer may determine to be necessary, appropriate or desirable for any other purpose.

(b)

Debt Securities may be typewritten, printed, lithographed or engraved or otherwise produced, or be any combination of the foregoing, as the Issuer may determine.

2.5

Form of Interim Debt Securities

(a)

Pending the delivery of Definitive Debt Securities of a Series to the Trustee, there may be issued, in lieu of such Definitive Debt Securities, interim Debt Securities of such Series, in such forms and in such denominations and signed in such manner as the Issuer may approve, entitling the Holders of such interim Debt Securities to Definitive Debt Securities of such Series when the same are ready for delivery; provided, however, that the aggregate unpaid principal amount of interim Debt Securities of a Series so created and certified shall not exceed the aggregate unpaid principal amount of Debt Securities of such Series for the time being authorized. The provisions of Section 2.7 regarding certification by the Trustee shall apply to interim Debt Securities.

(b)

When issued, interim Debt Securities of a Series shall, for all purposes, be deemed to be Debt Securities of such Series and, pending the exchange of such interim Debt Securities for Definitive Debt Securities of such Series, the Holders of such interim Debt Securities shall be deemed to be Holders of Debt Securities of such Series and entitled to the benefit of this Indenture to the same extent and in the same manner as though such exchange had been made.

(c)

Immediately after the delivery of Definitive Debt Securities of a Series to the Trustee, the Trustee shall call in for exchange all interim Debt Securities of such Series and immediately after such exchange shall cancel the same. No charge shall be made by the Issuer or the Trustee to the Holders of such interim Debt Securities for such exchange.

2.6

Execution

(a)

Debt Securities shall be executed on behalf of the Issuer by a Responsible Officer of the Issuer. The signature of such Responsible Officer on any Debt Securities may be manual or mechanically reproduced, and Debt Securities bearing such mechanically reproduced signature shall be as valid and binding upon the Issuer as if a Responsible Officer had manually signed such Debt Securities. Debt Securities bearing the manual or facsimile signature of an individual who was, at the time that such signature was affixed, a Responsible Officer of the Issuer shall, subject to certification by the Trustee pursuant to Section 2.7, be valid and binding upon the Issuer notwithstanding that such individual ceased to be a Responsible Officer of the Issuer prior to the certification and delivery of such Debt Securities.

(b)

The Issuer shall provide to the Trustee, the related Registrar or the related Paying Agent, as the case may be, a supply of certificates to evidence Debt Securities for each Series in such forms (including interim, bearer, registered, global or definitive, as the case may be), in such amounts, bearing such distinguishing letters and numbers, and as at such times as are necessary to enable the Trustee, the related Registrar and the related Paying Agent to fulfil their respective responsibilities under this Indenture.

2.7

Certification By Trustee

(a)

At any time and from time to time after the execution and delivery of this Indenture (including the related Series Supplement), the Issuer may deliver Debt Securities signed by a Responsible Officer of the Issuer to the Trustee for certification, pursuant to an Issuer Order applicable thereto. Upon receipt by the Trustee of an Issuer Order applicable to such Debt Securities, accompanied by a Certificate of the Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture and any other Series Specific Document for the issue of such Debt Securities have been complied with, the Trustee shall certify and deliver such Debt Securities in the manner specified in such Issuer Order, without receiving any consideration for such certification and delivery.

(b)

No Holder shall be entitled to any right or benefit under this Indenture with respect to a Debt Security, and such Debt Security shall not be valid or binding for any purpose, unless such Debt Security has been certified, substantially in the form provided for in the related Series Supplement, by the Trustee, as evidenced by the manual signature of a Responsible Officer of the Trustee. Such certification upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been issued under this Indenture.

(c)

Debt Securities bearing the manual or facsimile signature of an individual who was, at the time that such signature was affixed, a Responsible Officer of the Trustee, shall be valid and binding on the Trustee notwithstanding that such individual ceased to be a Responsible Officer of the Trustee prior to the delivery of such Debt Securities.

(d)

The certification of the Trustee on a Debt Security shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture (including the related Series Supplement) or such Debt Security or the authorization and execution of such Debt Security, and the Trustee shall in no respect be liable or answerable for the use made of such Debt Security or the proceeds of such Debt Security. The certification of a Debt Security by the Trustee shall, however, be a representation and warranty by the Trustee that such Debt Security is Outstanding in accordance with the terms of this Indenture.

2.8

Paying Agent

If a Series Supplement provides for a Paying Agent with respect to the applicable Series, then, subject to any contrary provision in such Series Supplement:

(a)

Such Paying Agent shall separately in respect of such Series maintain a record of all Bearer Debt Securities of such Series and of their redemption, payment, exchange, forfeiture, cancellation, mutilation, defacement, alleged destruction, theft or loss or replacement, and make all such records available for inspection at all reasonable times by the Issuer.

(b)

The Issuer may from time to time deliver to such Paying Agent Definitive Bearer Debt Securities of such Series for cancellation, whereupon the Paying Agent shall forward the same to the Trustee for cancellation. The Issuer may from time to time deliver to such Paying Agent an interim Global Bearer Debt Security or a permanent Global Bearer Debt Security of such Series with instructions to cancel a specified aggregate principal amount of the Debt Securities represented thereby whereupon the Paying Agent shall note or cause to be noted on the Schedule to such Global Bearer Debt Security the aggregate principal amount of Debt Securities so cancelled and the remaining principal amount of such Global Bearer Debt Security thereof and shall acknowledge and confirm such notation by its signature or certification of the same.

(c)

As soon as practicable after each date on which Debt Securities of such Series are cancelled or forwarded to the Trustee for cancellation in accordance with Section 2.8(b) or otherwise under this Indenture, and after each date on which the Bearer Debt Securities of such Series become due for redemption, the Paying Agent shall notify the Trustee and the Issuer in writing (on the basis of the information available to it) of the serial number of such Bearer Debt Securities so cancelled or forwarded to the Trustee for cancellation, and the serial numbers of any Bearer Debt Securities of such Series against presentation or surrender of which payment has been made, and of the serial numbers of any Bearer Debt Securities of such Series which have not yet been presented or surrendered for payment.

(d)

Such Paying Agent will forward to the Trustee for cancellation each Global Bearer Debt Security and Definitive Bearer Debt Security of such Series (where there is no principal amount thereof remaining) delivered to it for cancellation in accordance with Section 2.8(b) or otherwise under this Indenture and will as soon as reasonably practicable furnish to the Issuer, the related Registrar and the Trustee a certificate specifying the serial numbers of the Global Bearer Debt Securities and Definitive Bearer Debt Securities in numerical sequence so forwarded to the Trustee for cancellation.

(e)

Such Paying Agent shall, at the request of the Holder of any Bearer Debt Security of such Series, issue voting certificates (including block, global or omnibus voting certificates) and voting instructions in a form and manner which comply with the provisions of this Indenture (subject to such regulations and procedures with respect to the same as may be established and agreed to from time to time by the Issuer, the Trustee and such Paying Agent). Such Paying Agent shall keep a full record of voting certificates and voting instructions issued by it and will give to the Issuer not less than 24 hours before the time appointed for any meeting or adjourned meeting full particulars of all voting certificates and voting instructions issued by it in respect of such meeting or adjourned meeting.

(f)

Such Paying Agent shall make payments of principal, premium, if any, interest and other amounts, if any, in respect of Bearer Debt Securities of such Series in accordance with the Principal Terms of such Bearer Debt Securities, provided that such Paying Agent shall not be obliged (but shall be entitled) to make such payments if it is not able to establish that it has received from the Issuer (whether or not at the due time) the full amount of suchpayment.

(g)

Such Paying Agent shall not exercise any lien, right of set-off or combination or similar claim against any Person to whom it makes any payment under Section 2.8(f) above in respect of such payment, nor shall any commission or expense be charged by such Paying Agent to any such Person in respect of such payment.

(h)

The Issuer shall provide to such Paying Agent for distribution:

(i)

specimen Bearer Debt Securities of such Series in definitive form; and

(ii)

sufficient copies of all documents required to be available at the Paying Agent for inspection as provided in any Offering Document relative to, or in the related Series Supplement for, such Series.

(i)

Such Paying Agent shall make available for inspection during normal business hours at its specified office such documents as may be specified as so available in any Offering Document relative to, or in the related Series Supplement for, such Series, or as may be required by any securities exchange on which any of the Debt Securities of such Series may be listed or any over-the-counter market in which any of the Debt Securities of such Series may be traded.

(j)

The Issuer shall be solely responsible for ensuring that each Debt Security of such Series to be issued or other transactions to be effected under this Indenture complies with all Applicable Laws and that all necessary consents and approvals of, notifications to and registrations and filings with, any such authority in connection therewith are effected, obtained and maintained in full force and effect.

(k)

Such Paying Agent shall immediately notify the Issuer and the Trustee in writing of any notice delivered to it requesting a declaration that a Debt Security of such Series is due and payable by reason of an Event of Default or requiring any breach of any provision of this Indenture or the related Series Supplement to be remedied.

(l)

Such Paying Agent shall arrange, upon and in accordance with the instructions of, and at the expense of, the Issuer but not otherwise, for the publication in accordance with the terms and conditions of such Series of any notice which is to be given to the Holders of any Bearer Debt Securities of such Series and shall supply a copy of such publication to the Trustee.

(m)

If Bearer Debt Securities of such Series are exchangeable for Registered Debt Securities, such Paying Agent shall accept requests to effect such exchanges, together with the applicable Bearer Debt Securities, inform the related Registrar specifying (i) the aggregate principal amount of such Bearer Debt Securities, (ii) the names and addresses to be entered on the relevant Register for the Holders of such Registered Debt Securities, and (iii) the denominations of such Registered Debt Securities and assist in the issue of such Registered Debt Securities in accordance with the terms and conditions applicable thereto. Such Paying Agent shall, on the applicable exchange date forward such Bearer Debt Securities to the Trustee for cancellation.

(n)

Such Paying Agent shall collect all forms, if any, from Holders (or from other relevant Persons) that are specified by the Issuer which are required to exempt payments under the Bearer Debt Securities of such Series from Canadian federal withholding tax, and shall forward copies of such forms to the Issuer.

(o)

Such Paying Agent shall carry out such other acts and duties, and provide such other services, as may be specified with respect to such Paying Agent in the related Series Supplement.

If the applicable Series Supplement does not provide for a Paying Agent with respect to a Series, the Trustee shall (in the case of the duties required to be performed by the Paying Agent under this Section) and may (in the case of the duties permitted to be performed by the Paying Agent under this Section) itself perform the duties of the Paying Agent specified in this Section.

2.9

Registrar

If a Series Supplement provides for a Registrar with respect to the applicable Series, then, subject to any contrary provision in such Series Supplement:

(a)

Such Registrar shall maintain a register (with respect to such Series, a "Register") in accordance with the terms and conditions of this Indenture. The Register shall show the principal amount and date of issue of each Registered Debt Security of such Series, the names and addresses of the initial Holders of such Registered Debt Securities, and the dates of all transfers to, and the names and addresses of, all subsequent Holders of such Registered Debt Securities.

(b)

So long as required by Trust Indenture Legislation, the Register for each Series shall be maintained in the Province of British Columbia.  Such Registrar may from time to time provide additional facilities at its other offices or, with the approval of the Issuer, at the offices of third parties for such registration and registration of exchange and transfer. No exchange or transfer of a Registered Debt Security of such Series nor any transmission of a Registered Debt Security of such Series upon death will be valid unless made at one of the applicable offices of such Registrar by the Holder or by the Holder's executors, administrators or other legal representatives, or by the Holder's attorney duly appointed by a document in writing, in form and as to execution satisfactory to such Registrar and upon compliance with such reasonable requirements as such Registrar may prescribe from time to time and upon surrender of such Registered Debt Security to such Registrar for delivery to the Trustee for cancellation, whereupon a new Registered Debt Security of the same Series in the same principal amount and having identical terms will be executed by the Issuer, certified by the Trustee, and delivered to the transferee.

(c)

By the issue of new Registered Debt Securities of such Series, the forwarding of old Registered Debt Securities of such Series to the Trustee for cancellation, and the making of entries in the Register, such Registrar shall give effect to transfers of Registered Debt Securities of such Series in accordance with the terms and conditions of this Indenture.

(d)

The Issuer may from time to time deliver to such Registrar for cancellation Registered Debt Securities of such Series of which the Issuer is the Holder, whereupon the Registrar shall forward the same to the Trustee for cancellation and shall make the corresponding entries in the Register.

(e)

As soon as reasonably practicable but in any event within three months after each date on which Registered Debt Securities of such Series fall due for redemption, such Registrar shall notify the Issuer of the serial numbers of such Registered Debt Securities against surrender of which payment has been made and of the serial numbers of such Registered Debt Securities (and the names and addresses of the Holders thereof) which have not yet been surrendered for payment.

(f)

Such Registrar shall, upon and in accordance with the instructions of, and at the expense of, the Issuer but not otherwise, arrange for the delivery of any notice which is to be given to the Holders of Registered Debt Securities of such Series, and shall supply a copy of each such notice to the Issuer, the Trustee and the Paying Agent for such Series.

(g)

The Issuer shall ensure that such Registrar has available to it supplies of such Registered Debt Securities of such Series as shall be necessary in connection with the transfer of Registered Debt Securities of such Series and the exchange of Bearer Debt Securities of such Series for Registered Debt Securities.

(h)

Such Registrar shall, at the request of the Holder of any Registered Debt Security of such Series, make available forms of proxy (including block, global or omnibus forms of proxy) in a form and manner which comply with the provisions of this Indenture (subject to such regulations and procedures with respect to the same as may be established and agreed to from time to time by the Issuer and such Registrar) and shall perform and comply with the provisions for meetings of Holders as set out in this Indenture.

(i)

Such Registrar shall make payments of principal, premium, interest and other amounts, in respect of Registered Debt Securities of such Series in accordance with the Principal Terms thereof, provided that such Registrar shall not be obliged (but shall be entitled) to make such payments if it is not able to establish that it has received from the Issuer (whether or not at the due time) the full amount of such payment.

(j)

Such Registrar shall not exercise any lien, right of set-off or combination or similar claim against any Person to whom it makes any payment under Section 2.9(i) above in respect of such payment, nor shall any commission or expense be charged by such Registrar to any such Person in respect of such payment.

(k)

The Issuer shall provide to such Registrar specimen Registered Debt Securities of such Series in definitive form, and sufficient copies of all documents required to be available from the Registrar for inspection as provided in any Offering Document relative to, or in the related Series Supplement for, the Debt Securities of such Series.

(l)

Such Registrar shall make available for inspection during normal business hours at its specified office such documents as may be specified as so available in any Offering Document relative to, or in the related Series Supplement for, such Series or as may be required by any securities exchange on which any of the Debt Securities of such Series may be listed or any over-the-counter market in which any of the Debt Securities of such Series may be traded.

(m)

Such Registrar shall provide to the Paying Agent for such Series all such information in the Registrar's possession with respect to Registered Debt Securities of such Series as such Paying Agent may reasonably require in order to perform its obligations with respect to such Series set out in this Indenture.

(n)

If Bearer Debt Securities of such Series are exchangeable for Registered Debt Securities, such Registrar shall accept requests to effect such exchanges, together with the applicable Bearer Debt Securities (or notifications from the Paying Agent for such Series of receipt by it of such Bearer Debt Securities) and such Registrar shall effect the issue of Registered Debt Securities of such Series and the making of entries in the Register, and shall give effect to exchanges of Bearer Debt Securities of such Series for Registered Debt Securities in accordance with the terms and conditions applicable to such Debt Securities. Such Registrar shall immediately upon the receipt of the applicable Bearer Debt Securities, together with a request for the exchange of such Bearer Debt Securities for Registered Debt Securities notify the Paying Agent for such Series of such receipt specifying (i) the serial numbers of the Bearer Debt Securities, (ii) the aggregate principal amount of the Debt Securities, and (iii) the applicable exchange date and shall on the applicable exchange date forward all Bearer Debt Securities received by it to the Trustee for cancellation. Such Registrar shall notify the Issuer and the related Paying Agent promptly of the exchange of Bearer Debt Securities for Registered Debt Securities, specifying the serial numbers of the Bearer Debt Securities and of the Registered Debt Securities issued in exchange therefor, the aggregate principal amount involved and the applicable exchange date.

(o)

Such Registrar shall ensure that in no event shall Registered Debt Securities be exchanged for Bearer Debt Securities without the consent of the Issuer.

(p)

Such Registrar shall carry out such other acts and duties, and provide such other services, as may be specified with respect to such Registrar in the related Series Supplement.

If the applicable Series Supplement does not provide for a Registrar with respect to a Series, the Trustee shall (in the case of the duties required to be performed by the Registrar under this Section) and may (in the case of the duties permitted to be performed by the Registrar under this Section) itself perform the duties of the Registrar specified in this Section.

2.10

Transfer Agent

If a Series Supplement provides for a transfer agent (a "Transfer Agent") with respect to the applicable Series, then, subject to any contrary provision in such Series Supplement, such Transfer Agent shall:

(a)

receive requests from Holders of such Series for the transfer of Registered Debt Securities of such Series, inform the Registrar for such Series in writing of the receipt of such requests, forward the deposited Registered Debt Securities to or to the order of such Registrar and assist in the issuance of new Registered Debt Securities of such Series and in particular, without limitation, notify the Registrar for such Series in writing of (i) the name and address of the Holders of the Registered Debt Securities to be transferred, (ii) the serial number and principal amount of the Registered Debt Securities to be transferred, (iii) in the case of a transfer of part only, the principal amount of the Registered Debt Securities to be transferred, and (iv) the names and addresses of the transferees to be entered on the Register;

(b)

make available for collection by each applicable Holder new Registered Debt Securities of such Series;

(c)

accept surrender of Registered Debt Securities of such Series and assist in effecting final payment of the Registered Debt Securities of such Series;

(d)

keep the Registrar for such Series informed of all transfers;

(e)

carry out such other acts as may reasonably be necessary to give effect to the Principal Terms of such Series; and

(f)

carry out such other acts and duties, and provide such other services, as may be specified with respect to such Transfer Agent in the related Series Supplement.

If the applicable Series Supplement does not provide for a Transfer Agent with respect to a Series, the Trustee shall (in the case of the duties required to be performed by the Transfer Agent under this Section) and may (in the case of the duties permitted to be performed by the Transfer Agent under this Section) itself perform the duties of the Transfer Agent specified in this Section.

2.11

Registration of Exchanges and Transfers

(a)

Debt Securities of a Series may be exchanged for one or more Debt Securities of the same series in an equal aggregate principal amount and having the same Principal Terms; provided, however, that each Debt Security issued in exchange for such original Debt Security shall have a principal amount in an authorized denomination as provided for in the related Series Supplement.

(b)

Where the Debt Securities of a Series may be issued in either bearer form or registered form: (i) Bearer Debt Securities of such Series may be exchanged for either (or a combination of) Bearer Debt Securities or Registered Debt Securities of such Series, and (ii) Registered Debt Securities of such Series may be exchanged only for Registered Debt Securities of such series.

(c)

Bearer Debt Securities shall be transferable by delivery.

(d)

Notwithstanding anything contained in this Section, the Registrar shall not be required to register the exchange or transfer of any Debt Security during the period of 15 days preceding the date for any payment with respect to such Debt Security, including the date on which such Debt Security is to be redeemed, if applicable.

(e)

The Registrar and the Trustee may make a charge to reimburse themselves for any stamp taxes or governmental charges required to be paid and a reasonable charge for their services and a reasonable sum per Debt Security created and issued upon any exchange or transfer of Debt Securities effected by them, other than an exchange of interim Debt Securities for permanent Debt Securities. Payment of such charges will be made by the Person requesting the exchange or transfer as a condition precedent to such exchange or transfer.

2.12

Persons Entitled to Payment

(a)

Prior to due presentment for registration of transfer of any Registered Debt Security, the Issuer, the Trustee, the related Registrar, the related Paying Agent and any other Person may treat the Person in whose name any Registered Debt Security is registered in the applicable Register (including, in the case of a Global Registered Debt Security, the related Depositary or the nominee of such Depositary in whose name such Global Registered Debt Security is registered) as the absolute and sole owner of such Registered Debt Security for all purposes including receiving payment of the principal of and any premium, interest on or other amount on such Registered Debt Security, receiving any notice to be given to the Holder of such Registered Debt Security, and taking any Holder Action with respect to such Registered Debt Security, whether or not any payment with respect to such Registered Debt Security shall be overdue, and none of the Issuer, the Trustee, the related Registrar, the related Paying Agent or any other Person shall be affected by notice to the contrary.

(b)

The Issuer, the Trustee, the related Registrar, the related Paying Agent and any other Person may treat the bearer of any Bearer Debt Security (including, in the case of a Global Bearer Debt Security, the related Depositary or the nominee of such Depositary which is the bearer of such Global Bearer Debt Security) as the absolute and sole owner of such Bearer Debt Security for all purposes including receiving payment of the principal of and any premium, interest or other amount payable on such Bearer Debt Security, receiving any notice to be given to the Holder of such Bearer Debt Security, and taking any Holder Action with respect to such Bearer Debt Security, whether or not any payment with respect to such Bearer Debt Security shall be overdue, and none of the Issuer, the Trustee, the related Registrar, the related Paying Agent or any other Person shall be affected by notice to the contrary.

(c)

Delivery of a Debt Security to the Trustee, the related Registrar or the related Paying Agent by or on behalf of the Holder thereof shall, upon payment of such Debt Security, be a good discharge to the Issuer of all obligations evidenced by such Debt Security. None of the Issuer, the Trustee, the related Registrar, the related Paying Agent or any other Person shall be bound to inquire into the title of any such Holder nor shall the Issuer, the Trustee, the related Registrar, the related Paying Agent or any other Person be bound to see to the execution of any trust affecting the ownership of any Debt Security or be affected by notice of any equity that may be subsisting in respect any Debt Security.

(d)

In the case of the death of one or more joint registered Holders of a Registered Debt Security, the principal of, and premium, interest and other amounts on such Debt Security may be paid to the survivor or survivors of such registered Holders whose receipt of such payment, accompanied by the delivery of such Debt Security, shall constitute a valid discharge to the Issuer, the Trustee, the related Registrar and the related Paying Agent.

2.13

Cancellation of Debt Securities

(a)

All Debt Securities surrendered to the Trustee for payment of the final amount required to be paid thereon or that have been redeemed by the Issuer as contemplated by Section 3.1 or redeemed by way of mandatory sinking fund payment as contemplated by Section 3.2, or that have been surrendered to the Trustee for registration of exchange or transfer, shall be promptly cancelled by the Trustee, and if surrendered to the related Registrar or the related Paying Agent, shall be delivered by it to the Trustee for cancellation and shall be cancelled by the Trustee on receipt. The Trustee shall give prompt written notice to the Issuer, the related Registrar and the related Paying Agent of the particulars of any Debt Securities cancelled by it.

(b)

The Issuer may, in its discretion at any time deliver to the Trustee for cancellation any Debt Securities which the Issuer has purchased as provided for in this Indenture, and all such Debt Securities so delivered shall be cancelled by the Trustee.

(c)

All Debt Securities which have been cancelled by the Trustee shall be destroyed by the Trustee, which shall furnish to the Issuer, the related Registrar and the related Paying Agent a destruction certificate setting forth the numbers and denominations of the Debt Securities so destroyed.

2.14

Mutilated, Lost, Stolen or Destroyed Debt Securities

(a)

If any Debt Security has been mutilated or defaced or has or has been alleged to have been lost, stolen or destroyed, then, on application by the applicable Holder to the related Paying Agent (in the case of a Bearer Debt Security) or the related Registrar (in the case of a Registered Debt Security) (each in such capacity a "Replacement Agent"), the Issuer may in its discretion, execute, and upon such execution the Trustee will certify and deliver, a new Debt Security of the same Series, date and the same Principal Terms as the defaced, mutilated, lost, stolen or destroyed Debt Security in exchange for and in place of the defaced or mutilated Debt Security, and in lieu of and in substitution for the lost, stolen or destroyed Debt Security. Notwithstanding the foregoing, no Debt Security shall be delivered as a replacement for any Debt Security which has been mutilated or defaced otherwise than upon surrender of the mutilated or defaced Debt Security, and no Debt Security shall be delivered as a replacement for any Debt Security which has been lost, stolen or destroyed unless the applicant for the replacement Debt Security has furnished to the Issuer and the Trustee evidence, satisfactory in form and substance to the Issuer and the Trustee, of its ownership of, and of such loss, theft or destruction of, such Debt Security and has indemnified (including by way of indemnity bond if so required) the Issuer, the Trustee, the related Registrar and the related Paying Agent in amount, form and substance satisfactory to each of them. Any instructions by the Issuer to a Replacement Agent under this Section shall include such indemnifications for the protection of such Replacement Agent as such Replacement Agent may reasonably require.

(b)

If any mutilated, defaced, lost, stolen or destroyed Debt Security has become or is about to become due and payable, the Issuer, in its discretion, may, instead of executing a replacement Debt Security, pay to the Holder thereof the full amount outstanding on such mutilated, defaced, lost, stolen or destroyed Debt Security.

(c)

Upon the issuance of a replacement Debt Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to such issuance and any other expenses (including the fees and expenses of the Trustee, the related Registrar and the related Paying Agent) connected with such issuance.

(d)

Each replacement Debt Security shall bear a unique serial number and be in a form otherwise identical to the Debt Security it replaces and shall be entitled to the benefits of this Indenture to the same extent and in the same manner as the Debt Security it replaces.

(e)

The Replacement Agent shall promptly deliver to the Trustee for cancellation, and on receipt thereof the Trustee shall cancel, each mutilated or defaced Debt Security surrendered to it and in respect of which a replacement Debt Security has been delivered.

(f)

The Replacement Agent shall notify the Issuer, the Trustee, the related Registrar (unless the related Registrar is the Replacement Agent) and the related Paying Agent (unless the related Paying Agent is the Replacement Agent) of the delivery by it of any replacement Debt Security, specifying the serial number of such replacement Debt Security and the serial number (if any and if known) of the Debt Security which it replaces and confirming whether or not that the Debt Security which it replaces has been delivered to the Trustee for cancellation.

(g)

Unless the Issuer instructs otherwise, the Trustee shall destroy each mutilated or defaced Debt Security surrendered to and cancelled by it and in respect of which a replacement Debt Security has been delivered and shall, as soon as reasonably practicable, furnish to the Issuer, the related Registrar and the related Paying Agent a certificate as to such destruction specifying in numerical sequence the serial numbers of the Debt Securities so destroyed.

2.15

Access to Lists of Holders

(a)

Each Register for a Series will, at all reasonable times, be open for inspection by the Issuer, the Trustee, the related Registrar and the related Paying Agent.

(b)

The Trustee shall, and the Issuer shall upon demand of the Trustee furnish the Trustee with the information required to enable the Trustee to, furnish to any Person any list of Holders of Registered Debt Securities of a Series that is required to be furnished to such Person under applicable Trust Indenture Legislation, in accordance with the time periods and procedures prescribed by such Trust Indenture Legislation, upon compliance by such Person with all applicable requirements of such Trust Indenture Legislation for the furnishing of such list.

(c)

Every Holder of a Registered Debt Security, by receiving and holding such Debt Security, agrees with the Issuer, the Trustee, the related Registrar, the related Paying Agent and the related Other Series Agents that none of such Persons or their respective agents shall be held accountable by reason of the disclosure of any information as to the names and addresses of such Holders, regardless of the sources from which such information was derived.

2.16

Global Securities

(a)

The Issuer, at its option, may at any time and from time to time require that any or all Debt Securities of a Series be represented in the form of a Bearer Global Debt Security or a Registered Global Debt Security held by or on behalf of the related Depositary as custodian of such Global Debt Security. If the Issuer requires that the Debt Securities of a particular Series are to be issued as a Global Debt Security, then the Issuer shall execute, and the Trustee shall certify and deliver, a Global Debt

Security that: (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of that Series; (ii) if in registered form, shall be registered in the name of the related Depositary or its nominee; (iii) shall be delivered by the Trustee to the related Depositary or pursuant to the related Depositary's instruction; and (iv) shall bear a legend substantially to the following effect: "Except as otherwise provided in the Indenture, this Debt Security may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary." Any endorsement of a Global Debt Security to reflect the principal amount, or any increase or decrease in the principal amount, of the Debt Securities represented by such Global Debt Security shall be made by the Trustee, the related Registrar or the related Paying Agent, as the case may be, in such manner and upon instructions given by such Person as shall be specified in such Global Debt Security or in an Issuer Order.

(b)

It is expressly acknowledged that any registrations of beneficial ownership, and transfers of beneficial ownership, of Debt Securities represented by Global Debt Securities will be made only through the applicable Book-Based System. The rights of a holder of any interest in a Debt Security represented by a Global Debt Security (including the right to receive a certificate or other instrument evidencing an ownership interest in such Debt Security) shall be limited to those rights established by Applicable Law and by agreements between the related Depositary and its applicable Participant and between such Participant and the holder of such interest. Accordingly, none of the Issuer, the Trustee, the related Registrar, the related Paying Agent or any agent of any such Person shall be under any obligation to deliver to the holder of such interest, nor shall such holder have any right to require the delivery of, a certificate evidencing any Debt Security (or interest therein) represented by a Global Debt Security.

(c)

If:

(i)

required to do so by Applicable Law;

(ii)

the applicable Book-Based System ceases to exist;

(iii)

the Issuer determines that the applicable Depositary is no longer willing or able to discharge properly its responsibilities as depositary and the Issuer is unable to engage a qualified successor; or

(iv)

the Issuer at its option elects to terminate the applicable Book-Based System for any reason (including if the Issuer considers it impracticable or inefficient to effect any distribution of the applicable Debt Securities through the applicable Book-Based System or through the facilities of the applicable Depositary);

the Issuer, with the consent of the Trustee, which consent shall not be unreasonably withheld or delayed, shall have the right to allow Debt Securities represented by a Global Debt Security to be issued in definitive form to holders other than the applicable Depositary and its nominees and to allow transfers of such Debt Securities other than within the applicable Book-Based System and to allow any payments or distributions required to be made under this Indenture with respect to such Debt Securities to be made other than to the related Depositary or to be distributed other than through the applicable Book-Based System. In addition, the Issuer, with the consent of the Trustee, which consent shall not be unreasonably withheld or delayed, shall have the right to appoint one or more sub-custodians in the event that the Issuer determines that it is impractical for the related Depositary to act as custodian for any Debt Securities which are, and which are permitted to be, beneficially owned by non-residents of Canada.

(d)

Notwithstanding Section 2.11, a Global Debt Security may be transferred, in whole but not in part and in the manner provided in Section 2.11, only to another nominee of the Depositary for the applicable Series, or to a successor Depositary for the applicable Series selected or approved by the Issuer or to a nominee of such successor Depositary.

(e)

If at any time a Depositary notifies the Issuer that it is unwilling or unable to continue as depositary for a Series or if at any time such Depositary shall no longer be registered or in good standing under any Applicable Law, or be qualified as a Clearing Agency under any Applicable Securities Law or under any Applicable Law regulating the transfer of securities, in each case as required in order to fulfil its duties and obligations as Depositary for such Series, and a successor Depositary for such Series is not appointed by the Issuer within 120 days after the Issuer receives notice, or becomes aware, of such condition, this Section shall no longer be applicable to such Series and the Issuer will execute, and the Trustee will certify and deliver, Definitive Debt Securities of such Series in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debt Securities of such Series in exchange for such Global Debt Securities. In addition, the Issuer may at any time determine that a Series shall no longer be represented by Global Debt Securities and that this Section shall no longer apply to such Series. In such event the Issuer will execute, and the Trustee, upon receipt of an Issuer's order evidencing such determination by the Issuer, will certify and deliver, Definitive Debt Securities of such Series in authorized denominations, and in an aggregate principal amount equal to the principal amount of such Global Debt Securities in exchange for such Global Debt Securities. Upon the exchange of the Global Debt Securities of a Series for Definitive Debt Securities of such Series, such Global Debt Securities shall be cancelled by the Trustee. Such Definitive Debt Securities shall be registered in such names and in such authorized denominations as the related Depositary, pursuant to instructions from its Participants or otherwise, shall notify to the Trustee or the related Registrar, as the case may be. The Trustee shall deliver such Definitive Debt Securities to the related Depositary for delivery to the Persons in whose names such Debt Securities have been so registered.

ARTICLE 3
REDEMPTIONS AND PURCHASES, SINKING FUNDS

3.1

Redemption

Debt Securities that are, in accordance with their Principal Terms, redeemable before their Stated Maturity, shall be redeemable in accordance with the following provisions:

(a)

Election to Redeem; Notice to Trustee, Registrar and Paying Agent. If the Issuer elects to redeem less all or than all of the Debt Securities of a Series, the Issuer shall, at least 45 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee, the related Registrar and the related Paying Agent), notify the Trustee, the related Registrar and the related Paying Agent of the Redemption Date and of the principal amount of such Series to be redeemed;

(b)

Selection of Debt Securities to be Redeemed.

(i)

If less than all of a Series is to be redeemed, the particular Debt Securities to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date in any authorized denomination on a pro rata basis or by such other method (which may include random selection by computer) that complies with Applicable Law or any rules, procedures or requirements of any securities exchange on which any of such Debt Securities are listed or of any over-the-counter market in which any of such Debt Securities are traded and that the Trustee may deem appropriate. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Debt Securities may be so selected and regulations so made shall be valid and binding upon all Holders notwithstanding the fact that, as a result of such regulations, any Debt Security becomes subject to redemption in part only;

(ii)

The Trustee shall promptly notify the Issuer, the related Registrar and the related Paying Agent of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, of the principal amount of such Debt Securities to be redeemed; and

(iii)

Unless the context otherwise requires, all provisions hereof relating to the redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of such Debt Security that has been or is to be redeemed.

(c)

Notice of Redemption.

(i)

Notice of redemption shall be given not less than 30 or more than 60 days prior to the Redemption Date, to the Holders of the Debt Securities to be redeemed;

(ii)

All notices of redemption shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) if less than all of the applicable Series is to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debt Securities to be redeemed; (iv) that on the Redemption Date, the Redemption Price of each such Debt Security (or part thereof) to be redeemed will become due and payable, and that interest on such Debt Security (or part thereof to be redeemed) shall cease to accrue on and after such date; (v) the Place of Payment where such Debt Securities, together in the case of Bearer Debt Securities with all coupons, if any, of such Bearer Debt Securities maturing on or after the Redemption Date, are to be surrendered; (vi) if applicable, that the redemption is for a sinking fund; and (vii) any other matter that the Trustee, the related Registrar or the related Paying Agent reasonably requests in connection with such redemption; and

(iii)

Notice of redemption of Debt Securities at the election of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee, the related Registrar or the related Paying Agent in the name and at the expense of the Issuer, provided that the Issuer has delivered the Trustee a certificate of the Issuer, at least 35 days prior to the Redemption Date (or such shorter period as agreed to by the Trustee), which certificate shall request that the Trustee give such notice and which sets forth the information to be stated in such notice as provided in clause (ii) above.

(d)

Deposit of Redemption Price.  On or prior to the Redemption Date, the Issuer shall deposit with the Trustee, the related Registrar or the related Paying Agent (or, if the Issuer is acting as its own Paying Agent, it shall segregate and hold in trust as provided in Section 5.1(c)), an amount of money sufficient to pay the Redemption Price of and (except as provided in clause (e)(i) below) accrued interest on, all the Debt Securities (or parts thereof) that are to be redeemed on such date;

(e)

Debt Securities Payable on Redemption Date.

(i)

If notice of redemption has been given as provided herein, the Debt Securities (or parts thereof) that are to be redeemed shall, become due and payable on the Redemption Date, at the Redemption Price specified in such notice. From and after such date (unless the Issuer shall default in the payment of the Redemption Price or any accrued interest) such Debt Securities (or parts thereof) shall cease to bear interest and the coupons for such interest pertaining to any Bearer Debt Securities so redeemed, except to the extent provided below, shall be void. Upon surrender of any Debt Security for redemption in accordance with a notice of redemption, the Redemption Price of such Debt Security shall be paid by the Issuer together with accrued interest to the Redemption Date; provided, however, that instalments of interest (on Bearer Debt Securities) having a Stated Maturity on or prior to the Redemption Date shall be payable only upon presentation and surrender of coupons for such interest (except as otherwise provided in clause (e)(ii) below); and provided further that instalments of interest (on Registered Debt Securities) having a Stated Maturity on or prior to the Redemption Date shall be payable to the Holders thereof registered as such on the applicable Regular Interest Record Dates for such instalments;

(ii)

If a Bearer Debt Security surrendered for redemption is not accompanied by all coupons maturing on or after the Redemption Date, such Bearer Debt Security may be paid after deducting from the amount that would otherwise be payable to the Holder thereof an amount equal to the face amount of all such missing coupons, or the surrender of any such missing coupons may be waived by the Issuer, the Trustee, the related Registrar and the related Paying Agent if they receive such security or indemnity as they may require in respect thereof. If thereafter the applicable Holder shall surrender to the Trustee, the related Registrar or the related Paying Agent any missing coupons in respect of which such a deduction was made, such Holder shall be entitled to receive the amount so deducted; and

(iii)

If a Debt Security called for redemption shall not be paid upon surrender of such Debt Security for redemption, the principal of and any premium, interest and other amounts on such Debt Security shall, until paid, bear interest from the Redemption Date at the rate or rates prescribed therefor in the related Series Supplement; and

(f)

Debt Security Redeemed in Part.  Any Registered Debt Security that is to be redeemed only in part shall be surrendered to the Issuer, the Trustee or the related Registrar with, if such Person so requires, due endorsement by, or a written instrument of transfer in form satisfactory to such Person duly executed by, the Holder or the Holder's attorney duly authorized in writing, and the Issuer shall execute, and the Trustee shall certify and deliver to such Holder without charge, a new Registered Debt Security or Registered Debt Securities of the same Series, of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and having the same Principal Terms as, and in exchange for, the unredeemed portion of the Debt Security so surrendered. Any Bearer Debt Security that is to be redeemed only in part shall be surrendered to the Issuer, the Trustee or the related Paying Agent as specified in the applicable notice of redemption, and the Issuer shall execute, and the Trustee shall certify and deliver to the Holder of such Debt Security, without charge, one or more new Bearer Debt Securities of the same Series (or one or more new Registered Debt Securities of the same Series if requested by the Holder and if such Series is issuable as Registered Debt Securities), of any authorized denomination as requested by such Holder in an aggregate principal amount equal to and having the same Principal Terms as, and in exchange for, the unredeemed portion of the Debt Security so surrendered.

3.2

Sinking Fund

If the Principal Terms of a Series create an obligation for the Issuer to establish and fund a sinking fund for such Series, such sinking fund shall be established and funded in accordance with the following provisions:

(a)

The minimum amount of any sinking fund payment required to be made is referred to herein as a "Mandatory Sinking Fund Payment", and any payment in excess of such minimum amount is referred to as an "Optional Sinking Fund Payment". Unless otherwise specified in the related Series Supplement, the cash amount of any Mandatory Sinking Fund Payment will be subject to reduction as provided Section 3.2(b). Each sinking fund payment shall be applied to the redemption of such Series as specified in the related Series Supplement;

(b)

The Issuer may apply any Debt Securities of such Series that have previously been redeemed at the election of the Issuer (including by way of any Optional Sinking Fund Payment) as permitted by the related Series Supplement, as a credit against and in satisfaction of an equal principal amount of any Mandatory Sinking Fund Payment with respect to such Series, provided that such Debt Securities have not been previously so credited. Such Debt Securities to be credited shall be delivered by the Issuer to the Trustee for such purpose, and the amount of such Mandatory Sinking Fund Payment shall be reduced accordingly; and

(c)

Not less than 45 days prior to each sinking fund payment date, the Issuer shall deliver to the Trustee a Certificate of the Issuer specifying the amount of the sinking fund payment to be made on such date, the applicable Series, and the portion of such sinking fund payment, if any, that is to be satisfied by delivering and crediting Debt Securities of such Series pursuant to Section 3.2(b), together with any Debt Securities to be so delivered. Not less than 30 days prior to each such sinking fund payment date the Trustee shall select the Debt Securities to be redeemed on such date in the manner specified in Section 3.1, and shall cause notice of the redemption to be given in the name of and at the expense of the Issuer in the manner provided in Section 3.1.  Such notice having been duly given, the redemption of such Debt Securities shall be made as provided in Section 3.1.  All Debt Securities redeemed by the Issuer pursuant to this Section shall be cancelled and shall not be reissued.

3.3

Purchase of Debt Securities

(a)

Subject to Applicable Law, the Issuer shall have the right at any time and from time to time to purchase Debt Securities in the market or by tender or by private contract, at any price that is agreed upon between the Issuer and the applicable Holders.

(b)

Upon an invitation for tenders, if more Debt Securities of the applicable Series are tendered at the same lowest price that the Issuer is prepared to accept, the Debt Securities to be purchased by the Issuer will be selected by the Trustee in such manner (which may include random selection by computer) that complies with Applicable Law or any rules, procedures or requirements of any securities exchange on which any of such Debt Securities are listed or of any over-the-counter market in which any of such Debt Securities are traded and that the Trustee deems appropriate, from the Debt Securities tendered at such price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Debt Securities may be so selected, and regulations so made shall be valid and binding upon all Holders notwithstanding the fact that, as a result of such regulations, any Debt Security becomes subject to purchase in part only.  The Holder of any Debt Security of which part only is purchased shall be entitled to receive, upon surrender of such Debt Security, without cost to such Holder, one or more new Debt Securities for the unpurchased part so surrendered, and the Issuer shall execute, and the Trustee shall certify and deliver, such new Debt Securities upon receipt of the Debt Security so surrendered.

ARTICLE 4
PAYMENTS, PRIORITY ARRANGEMENTS

4.1

Provisions for Payment

The principal of and any premium, interest and other amounts on a Series will be payable in the currency specified in the related Series Supplement for such Series at the Place of Payment for such Series against surrender of the Debt Securities of such Series at the office of the Trustee, the related Registrar or the related Paying Agent, as the case may be, in such Place of Payment. If no currency is specified in the related Series Supplement, amounts payable with respect to such Series will be payable in United States Dollars. A Series will bear interest, if any, payable on the Interest Payment Dates and at the rate or rates specified in, or determined in the manner provided in, the related Series Supplement, and interest on such Series will be computed on the basis of a calendar year of 360 days.  With respect to any Series, whenever interest is computed on a basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purpose of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.  Each Debt Security will be dated its Series Issuance Date or, if agreed upon by the Issuer and the Trustee, the date of its certification by the Trustee.

4.2

Interest Payments

(a)

Interest payable on a Registered Debt Security on an Interest Payment Date will be paid to the Holder thereof at the close of business on the Regular Interest Record Date for such Interest Payment Date.  If a Bearer Debt Security is surrendered in exchange for a Registered Debt Security after the close of business on a Regular Interest Record Date and before the opening of business on the related Interest Payment Date, such Bearer Debt Security shall be surrendered without the coupon related to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Debt Security exchanged for such Bearer Debt Security, but will be payable only to the Holder of such coupon when due in accordance with this Indenture. Payment of interest on a Registered Debt Security will be made with respect to all but not less than all of a Series, and upon payment by the Issuer of the additional fees and expenses of the Trustee, the related Registrar or the related Paying Agent, as the case may be, with respect thereto, at the option of the Issuer: (i) at the Place of Payment for such Series; (ii) by electronic funds transfer to an account designated by each Holder of such Series from time to time; or (iii) by cheque mailed not later than three Business Days prior to the applicable Interest Payment Date to the address of the Person entitled to such payment as the address appearing in the relevant Register. Interest on a Bearer Debt Security shall be payable only upon presentation and surrender of the applicable coupon for such interest.

(b)

If a Debt Security or a portion thereof is called for redemption and the Redemption Date is subsequent to a Regular Interest Record Date but prior to the related Interest Payment Date, interest on such Debt Security will be paid upon presentation and surrender of such Debt Security as provided in Section 3.1.

(c)

Interest on any Series that is partially paid or not duly provided for  following the applicable Interest Payment Date ("Default Interest") will be paid in accordance with the following:

(i)

The Issuer may elect to pay the Default Interest to the Holders of such Series as at the close of business on a Special Interest Record Date for the payment of the Default Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Default Interest proposed to be paid and the date of the proposed payment, which amount shall be confirmed by the Trustee, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the amount of the Default Interest proposed to be paid, or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, and such money when deposited shall be held in trust for the benefit of the Persons entitled thereto. The Trustee shall then fix a special record date (a "Special Interest Record Date") for the payment of the Default Interest, which shall be not less than 10 days and not more than 15 days prior to the proposed payment date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee will cause notice of the proposed payment and the Special Interest Record Date to be given to the Holders of such Series not less than 10 days prior to such Special Interest Record Date. Default Interest will be paid to the Holders as at the close of business on such Special Interest Record Date and will not be payable pursuant to Section 4.2 (c)(ii) below.  If a Bearer Debt Security is surrendered to the related Registrar or the related Paying Agent in exchange for a Registered Debt Security after the close of business on a Special Interest Record Date but before the opening of business on the date of payment of the Default Interest, such Bearer Debt Security shall be surrendered without the coupon related to the Default Interest, and the Default Interest will not be payable on such date of payment in respect of the Registered Debt Security exchanged for such Bearer Debt Security, but will be payable only to the Holder of such coupon in accordance with the provisions of this Indenture; and

(ii)

The Issuer may pay Default Interest on any Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Series is listed or any over-the-counter market in which such Series is traded, and upon such notice as may be required by such exchange or market, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this Section, such manner of payment shall be deemed practicable by the Trustee.

(d)

Subject to the foregoing provisions of this Section, each Debt Security delivered upon the transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debt Security.

4.3

Currency Indemnity

The Issuer shall make payments relative to each Debt Security in the currency in which such Debt Security is denominated (the "Original Currency"). If the Issuer makes payment relative to a

Debt Security (whether to the Trustee, the related Registrar, the related Paying Agent or the applicable Holder) in a currency (the "Other Currency") other than the original Currency (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment shall constitute a discharge of the liability of the Issuer in respect of such Debt Security only to the extent of the amount of the original Currency which the recipient of such payment purchases, in accordance with its normal practice, with the amount of the Other Currency received. If the amount of the Original Currency which the recipient is able to purchase is less than the amount of the Original Currency due, the Issuer shall indemnify and save the Trustee, the related Registrar, the related Paying Agent and the applicable Holder harmless from and against any loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Trustee, the related Registrar, the related Paying Agent or the applicable Holder, and shall continue in full force and effect notwithstanding any judgment or order in respect of any amount due under this Indenture.

4.4

Ranking of Debt Securities

(a)

All Debt Securities of a Series shall rank pari passu and rateably with all other Debt Securities of such Series, and shall share all security, if any, delivered to the Trustee or any Person on its behalf with respect to such Series equally and rateably with all other Persons for whom such security, pursuant to its terms, is held by the Trustee, in each case without discrimination, preference or priority among such Debt Securities and irrespective of their actual dates or terms of issue.

(b)

All Debt Securities of a Series shall rank pari passu and rateably with all Debt Securities of all other Series without discrimination, preference or priority among such Debt Securities and irrespective of their actual dates or terms of issue, subject however to (i) any sinking fund or defeasance provisions, if any, applicable to different Series, and (ii) any security provided for, and any subordination provisions of, any Series.

(c)

If so provided in the related Series Supplement, and subject to compliance with any terms of any other Series Supplement prohibiting the granting, creation, incurring or suffering to exist of liens, the amounts payable under or with respect to a Series may be secured in such manner, against such property and pursuant to such security documents as may be specified in the related Series Supplement (any such lien for a Series being referred to herein as the "Series Specific Lien" for such Series).  In any such case, unless otherwise expressly provided by the applicable security documents or by this Indenture, the Series Specific Lien for a Series will be separate and distinct from the Series Specific Lien, if any, for any other Series, and will not secure the amounts payable under or with respect to any other Series.

(d)

If so provided in the related Series Supplement, the amounts payable under or with respect to a Series may be subordinated in such manner, pursuant to such documents and to such other debts and liabilities of the Issuer and any other obligor in respect of such Series (including any other Series) as may be specified in the related Series Supplement.

(e)

Each Holder by accepting a Debt Security, irrevocably authorizes and directs the Trustee on its behalf to take such action (including the execution and delivery of documents of subordination) as may be necessary or appropriate to further assure the priority arrangements provided for in this Indenture with respect to any Series, including regarding application of payments, the provision of security and the effecting of subordination arrangements, and each Holder appoints the Trustee as its agent for any and all such purposes.

(f)

A Holder may at any time extend any time of payment applicable to its Debt Securities, including waiver of any Event of Default applicable to such Debt Securities, without notice to or consent from any creditor of the Issuer (including any other Holder) which is subordinate in right of payment to such Holder.

ARTICLE 5
COVENANTS

5.1

Covenants

In relation to each Series, the Issuer covenants and agrees with the Trustee for the benefit of Holders of such Series that, so long as such Series is Outstanding and except as otherwise permitted by the prior written consent of the Trustee in the case of any such covenant other than the covenant in Section 5.1(a):

(a)

Pay Principal, Interest and Other Amounts.  The Issuer will duly and punctually pay or cause to be paid when due to every Holder of such Series the principal, and premium, interest and other amounts, on such Series;

(b)

Maintenance of Office or Agency.

(i)

The Issuer will maintain or cause the related Registrar, Transfer Agent or the related Paying Agent, as the case may be, to maintain an Office or Agency at each Place of Payment for such Series where Debt Securities of such Series may be presented or surrendered for payment, or for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of such Series, this Indenture and the related Series Supplement may be served.  The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of any such Office or Agency. If at any time the Issuer shall fail to maintain such required Office or Agency or shall fail to furnish to the Trustee the address of any such office or Agency, such presentations, surrenders, notices and demands may be made or served at the principal corporate trust office of the Trustee in Vancouver, British Columbia, except that Bearer Debt Securities of such Series and the related coupons may be presented and surrendered for payment at the place specified for such purpose pursuant to the related Series Supplement or, if no such place is specified, at the stock and bond transfer office of the Trustee in Vancouver, British Columbia, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; and

(ii)

The Issuer may from time to time designate one or more other offices or agencies (in or outside of such Place of Payment) where the Debt Securities of such Series and, in the case of Bearer Debt Securities, any coupons of such Bearer Debt Securities, subject to Section 5.1(b)(i), may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain, or cause the related Registrar or the related Paying Agent, as the case may be, to maintain for such purposes an Office or Agency in each Place of Payment for such Series. The Issuer will give prompt written notice to the Trustee of any such designation and any change in the location of any such other Office or Agency;

(c)

Money for Payments to be Held in Trust.

(i)

If the Issuer shall at any time act as its own Paying Agent for such Series it will, on or before each due date of the principal of and any premium, interest or other amounts on such Series, segregate and hold in trust for the benefit of the Holders entitled to such payment a sum sufficient to pay such principal, premium, interest or other amounts until such sums shall be paid to such Holders or otherwise disposed of as provided for in this Indenture, and it will promptly notify the Trustee of its action or failure to so act;

(ii)

Whenever there exists one or more Paying Agents with respect to such Series, the Issuer will, prior to each due date of any principal of or premium, interest or other amounts on such Series, deposit with the related Registrar or the related Paying Agent, as the case may be, a sum sufficient to pay such principal, premium, interest or other amounts, such sum to be held in trust for the benefit of the Holders entitled thereto, and (unless such related Registrar or related Paying Agent is the Trustee), the Issuer will promptly notify the Trustee of its action or failure to so act;

(iii)

The Issuer will cause each Registrar and Paying Agent for such Series, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Registrar or related Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Registrar or Paying Agent will:

(A)

hold all sums received by it for the payment of any principal of or premium, interest or other amounts on such Series in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as provided for in this Indenture or the related Series Supplement;

(B)

give the Trustee notice of any default by the Issuer (or any other obligor upon such Series) in the making of any payment of any principal of or premium, interest or other amounts on such Series; and

(C)

at any time during the continuance of any such default, upon the written request of the Trustee, immediately pay to the Trustee all sums so held in trust by such Registrar or Paying Agent;

(iv)

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture and the related Series Supplement or for any other purpose, pay, or by Issuer Request direct the related Registrar or the related Paying Agent, to pay, to the Trustee all sums held in trust by the Issuer or such Registrar or Paying Agent; such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Registrar or Paying Agent, and upon such payment by such Registrar or Paying Agent to the Trustee, such Registrar or Paying Agent, as the case may be, shall be released from all further liability with respect to such money; and

(v)

Any money deposited with the Trustee or the related Registrar or Paying Agent, or then held by the Issuer, in trust for the payment of any principal of or premium, interest or other amount on such Series, and remaining unclaimed for six years after such principal, premium, interest or other amount has become due and payable, shall be paid to the Issuer if so requested by an Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the applicable Holders shall thereafter, as unsecured general creditors, look only to the Issuer for payment thereof, and all liability of the Trustee, the related Registrar and the related Paying Agent with respect to such trust money, and all liability of the Issuer as trustee of such trust money, shall thereupon cease;

(d)

Notice of Default.  The Issuer will notify the Trustee in writing within five Business Days after the Issuer becomes aware of the occurrence of any Default or Event of Default with respect to such Series;

(e)

Financial Statements.  Unless such financial statements have been publicly filed by the Issuer pursuant to Applicable Laws, the Issuer will deliver to the Trustee within 140 days after the end of each fiscal year of the Issuer audited consolidated financial statements of the Issuer for such fiscal year including the consolidated balance sheet and statements of income, retained earnings and changes in financial position and within 60 days after the end of each fiscal quarter, other than the last fiscal quarter, unaudited consolidated financial statements of the Issuer for such fiscal quarter consisting of a consolidated balance sheet and consolidated statements of income, retained earnings and changes in financial position.  The Trustee is under no obligation to review such financial statements.

(f)

Annual Certificate.  The Issuer shall furnish to the Trustee, on or before • in each year (commencing •) and otherwise upon the demand of the Trustee a brief certificate of the Chief Executive Officer or Chief Financial Officer of the Issuer certifying that the Issuer has complied with every requirement of this Indenture which, if there had not been compliance, would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default, or if the Issuer has not complied, a statement to that effect and particulars of the failure to comply.

5.2

Trustee May Perform Covenants

If the Issuer shall fail to perform any of its covenants in this Indenture relative to a Series, the Trustee may in its discretion, but unless provided to the contrary in this Indenture need not, notify the Holders of such Series of such failure, and itself may perform any such covenant that is capable of being performed by it, and if any such performance requires the payment of money, it may make such payment with its own funds or with money borrowed by to it for such purpose, but shall be under no obligation to do so; provided however that no such performance or payment by the Trustee shall be deemed to release the Issuer from or be a waiver of any Default resulting from, the Issuer's failure to perform its applicable covenant, and any amounts so paid or expended by the Trustee shall be immediately repaid to the Trustee by the Issuer and shall bear interest until so repaid at a rate of interest that is 5% per annum above the interest payable on such Series (or if such Series does not bear interest, at the highest rate of interest chargeable from time to time by the Trustee to its corporate trust customers), and shall be secured by the Series Specific Lien, if any, for such Series.

ARTICLE 6
EVENTS OF DEFAULT AND REMEDIES

6.1

Events of Default

An Event of Default with respect to a Series means any one of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any Governmental Authority):

(a)

Default in Payment of Principal or Premium.  A default by the Issuer in making payment of principal or premium with respect to such Series when due and payable at maturity, upon acceleration, redemption or otherwise, or in any obligation to repurchase Debt Securities of such Series when required pursuant to this Indenture;

(b)

Default in Other Payments.  A default by the Issuer in making payment of any interest with respect to such Series when due and payable, which default continues for a period of 30 days; provided that, for greater certainty, unless otherwise expressly provided in the related Series Supplement, no such default shall be considered to occur as a result of amounts that may be required to be deducted or withheld under the Income Tax Act (Canada) or any other applicable taxation statute by the Issuer, the Trustee, the related Registrar or the related Paying Agent from any payment to be made to any Holder having been so deducted or withheld and such amounts having been remitted to the appropriate Governmental Authority on behalf of such Holder;

(c)

Other Covenant Defaults.  A default by the Issuer in the performance of, or a breach of, any other covenant or agreement of the Issuer with respect to such Series contained in this Indenture or any Series Specific Document for such Series, which default or breach continues for a period of 60 days after the date on which written notice of such default has been given to the Issuer by registered mail by the Trustee or by the Holders of at least 25% of the unpaid aggregate principal amount of such Series then Outstanding;

(d)

Voluntary Insolvency Proceedings.  The Issuer or a Material Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

(i)

commences a voluntary case or proceeding;

(ii)

consents to the entry of a Bankruptcy order in an involuntary case or proceeding or the commencement of any case against it;

(iii)

consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)

makes a general assignment for the benefit of its creditors or files a proposal or other scheme of arrangement involving the rescheduling or composition of its indebtedness;

(v)

files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(vi)

consents to the filing of such petition or the appointment of or taking possession by a Custodian;

(e)

Involuntary Insolvency Proceedings.  A court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Issuer or a Material Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 15 consecutive days; and

(f)

Appointment of Custodian.  A Custodian shall be appointed out of court with respect to the Issuer or a Material Subsidiary, or with respect to all or any substantial part of the property of the Issuer or a Material Subsidiary, or any encumbrancer shall take possession of all or any substantial part of the property of the Issuer or a Material Subsidiary.

6.2

Acceleration of Maturity; Rescission and Annulment.

(a)

If an Event of Default under Section 6.1(d) or 6.1(e) in relation to the Issuer occurs with respect to a Series, the aggregate unpaid principal amount of all Debt Securities (together with all accrued and unpaid interest thereon and any other amounts owing under such Debt Securities) shall become immediately due and payable and the Series Specific Lien, if any, with respect to such Series shall immediately become enforceable.

(b)

Except as provided in Section 6.2(a), if an Event of Default is continuing with respect to a Series and the Trustee has received notice of such Event of Default in accordance with Section 9.3, the Trustee may, in its discretion, and if requested by the Holders of at least 25% of the aggregate unpaid principal amount of such Series shall, by written notice to the Issuer, declare such Series to be immediately due and payable, and upon such Declaration of Acceleration the aggregate unpaid principal amount of such Series (together with all accrued and unpaid interest thereon and any other amounts owing with respect thereto) shall become immediately due and payable and the Series Specific Lien, if any, with respect to such Series shall immediately become enforceable.

(c)

At any time after a Declaration of Acceleration with respect to a Series has been made by the Trustee and before a judgment for payment of any amount due under such Series has been obtained by the Trustee, such Declaration of Acceleration and its consequences may be rescinded and annulled by a Holder Direction from the Holders of such Series. In such case the rescission and annulment will be effective on the date on which:

(i)

written notice of such Holder Direction is given to the Issuer and the Trustee; and

(ii)

the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)

all principal, premium, interest and other amounts which, by the Principal Terms of such Series, are then due and payable otherwise than pursuant to such Declaration of Acceleration; and

(B)

all sums paid or advanced by the Trustee with respect to such Series and the reasonable compensation and expenses of the Trustee with respect to such Series; and

there shall be continuing no Default or Event of Default with respect to such Series, other than the non-payment of principal, premium, interest and other amounts with respect to such Series that became due solely by such Declaration of Acceleration.

(d)

No such rescission and annulment shall affect any subsequent or other Event of Default with respect to such Series or impair any right of the Trustee or the Holders of such Series with respect to such subsequent or other Event of Default. In addition, no such rescission and annulment shall affect any Event of Default with respect to any other Series or impair any right of the Trustee or the Holders of any other Series with respect thereto.

6.3

Remedies

Subject to Section 6.2(c) and subject to compliance with the provisions of Section 8.3 with respect to the giving of sufficient funds and an indemnity, if an Event of Default with respect to a Series is continuing and a Declaration of Acceleration with respect to such Series has been made, the Issuer will pay to the Trustee, for the benefit of the Holders of such Series, the whole amount then due and payable for principal, premium, interest and other amounts with respect to such Series and, to the extent permitted by Applicable Law, interest on any overdue principal, premium interest and other amounts at the rate or rates prescribed in the related Series Supplement, and in addition thereto such further amount as shall be sufficient to pay the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and the Trustee may exercise any action, suit, remedy or Proceeding authorized or permitted by any Series Specific Document or any other agreement, at law, in equity under statute or otherwise. If an Event of Default with respect to a Series is continuing, the Trustee in its discretion may also protect and enforce its rights and the rights of the Holders of such Series by such appropriate Proceedings as the Trustee shall deem appropriate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in any Series Specific Document or in aid of the exercise of any power granted in any Series Specific Document, or to enforce any other proper remedy.

6.4

Trustee May File Proofs of Claim

In any Proceeding relative to the Issuer (or any other obligor upon the Debt Securities), or its property or its other creditors, the Trustee shall be entitled and empowered, by intervention in such Proceeding or otherwise, to take any and all actions authorized by Applicable Law in order to have the claims of the Holders and the Trustee allowed in such Proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such Proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. No provision of this Indenture or any Series Specific Document shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or composition affecting any of the Debt Securities or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided however that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

6.5

Enforcement Without Possession of Debt Securities

All rights of action and claims under this Indenture and the Debt Securities may be prosecuted and enforced by the Trustee without the possession of any of the Debt Securities or the production of any of the Debt Securities in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the rateable benefit of the Holders for whom such judgment has been recovered (subject to any express provisions to the contrary in this Indenture or a Series Supplement in connection with security for the benefit of, or subordination arrangements applicable to, one or more Series).

6.6

Application of Money Collected

Any money collected by the Trustee pursuant to this Article in respect of a Series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of any principal, premium, interest or other amount, upon presentation of the Debt Securities of such Series and the notation on such Debt Securities of the payment (if only partially paid) or surrender thereof (if fully paid):

(a)

first, to the payment of all amounts due to the Trustee under this Indenture with respect to such Series;

(b)

second, if no principal of or premium on such Series shall have become due and payable and be unpaid, to the payment of the accrued and unpaid interest on such Series;

(c)

third, if any principal of or premium on such Series shall have become due and payable and be unpaid, to the payment of the whole amount of such principal of or premium on such Securities that shall have become due and be unpaid and the accrued and unpaid interest on such Series, if any, without discrimination or preference of any one such applicable amount over another, rateably to the aggregate of such principal, premium and accrued and unpaid interest, if any;

(d)

fourth, to the payment of any other amounts with respect to such Series; and

(e)

fifth, to whomsoever may be lawfully entitled to receive the balance of such money.

6.7

Notice of Event of Default

(a)

The Trustee shall give written notice of the occurrence of every Event of Default with respect to a Series to the Holders of such Series within a reasonable time but not exceeding 30 days after the Trustee obtains knowledge thereof, unless the Trustee in good faith determines that the withholding of such notice is in the best interests of such Holders, collectively, and so advises the Issuer in writing.

(b)

Where notice of the occurrence of a Default with respect to a Series has been given by the Trustee and the Default is thereafter cured within the time provided for, notice that the Default is no longer continuing shall be given by the Trustee to the Holders of such Series within a reasonable time but not exceeding 30 days after the Trustee obtains knowledge that the Default has been cured.

6.8

Restoration of Rights and Remedies

If the Trustee, or any Holder of a Series, has instituted Proceedings in accordance with this Indenture to enforce any right or remedy with respect to a Series and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Holder, then in every such case, but subject to such adverse determination, (i) the Issuer, the Trustee and the Holders of such Series shall be restored severally and respectively to the fullest extent possible to their former positions under this Indenture, and (ii) all rights and remedies of the Trustee and such Holders shall continue as though no such Proceeding had been instituted.

6.9

Rights and Remedies Cumulative

Except as expressly provided herein, no right or remedy conferred upon or reserved to the Trustee is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy however existing.  Any single or partial exercise of any right or remedy shall not preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

6.10

Waiver of Defaults

(a)

Prior or subsequent to a Declaration of Acceleration with respect to a Series, the Holders of such Series shall be permitted to provide a Holder Direction instructing the Trustee to waive, in which event the Trustee shall waive (on and subject to the conditions, if any, specified in such Holder Direction), any prospective or existing Default or Event of Default with respect to such Series except: (i) an Event of Default described in Section 6.1(a); or (ii) a Default in respect of a provision that under Section 12.2(b) cannot be amended without the consent of the Holders of such Series by way of a Special Holder Direction.

(b)

Upon a waiver becoming effective with respect to a Series, the Issuer, the Trustee and the Holders of such Series shall be restored to the fullest extent possible to their former positions and rights under this Indenture and the related Series Specific Documents; the applicable Default or Event of Default shall be deemed to have been cured and with respect to such Series, and any Default or Event of Default with respect to such Series arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other Default or Event of Default with respect to such Series or impair any right with respect to any such subsequent or other Default or Event of Default, or extend to the same or any subsequent or other Default or Event of Default with respect to any other Series or impair any right with respect thereto.

6.11

Holders May Direct Trustee's Action

Except as otherwise provided in this Indenture, and subject to compliance with Section 8.3 with respect to the giving of sufficient funds and an indemnity to the Trustee, the Holders of a Series shall have the right, in each case by a Holder Direction, to direct the time, method and place of conducting any Proceeding or any right or remedy available to the Trustee, or the exercise of any trust or power conferred on the Trustee under the Series Specific Documents with respect to such Series; provided, however, that the Trustee shall have the right to decline to follow any such direction if advised by Counsel that the action so directed may not lawfully be taken or if the Trustee in good faith shall determine that the Proceeding so directed would be illegal or would be unduly prejudicial to the rights of Holders of such Series not parties to such Holder Direction or not bound by such Holder Direction or would involve the Trustee in personal liability unless the Trustee shall have been provided with reasonable security or indemnity against such liability satisfactory to it.  Nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by it and which is not inconsistent with such Holder Direction.

6.12

Limitation of Trustee's Liability

The Trustee will not be bound to do, observe or perform or to see to the observance or performance by the Issuer or any Subsidiary of any of the obligations imposed upon it under this Indenture or the related Series Specific Documents, or in any other way to supervise or interfere with the conduct of any activities of the Issuer or any Subsidiary unless and until a Declaration of Acceleration with respect to such Series has occurred, and the Trustee has determined or become bound to enforce the same and has been supplied with sufficient funds and an indemnity as provided in Section 8.3.

ARTICLE 7
SUITS BY HOLDERS AND TRUSTEE

7.1

Holders May Not Sue

No Holder shall have any right to institute any Proceeding with respect to, or otherwise pursue or enforce any remedy with respect to, any Series Specific Document, or for the appointment of a Custodian of the Issuer unless:

(a)

such Holder shall previously have given to or received from the Trustee written notice of a continuing Event of Default with respect to the applicable Series;

(b)

the Holders of more than 25% of the aggregate unpaid principal amount of such Series shall have made a written request to the Trustee and the Trustee shall have been afforded reasonable opportunity itself to either proceed to exercise the powers granted in this Indenture, or institute a Proceeding in its name for the purpose requested;

(c)

such Holders shall have provided to the Trustee sufficient funds and an indemnity as contemplated by Section 8.3;

(d)

the Trustee shall have failed to act within a reasonable time, which for the purposes of the related Series Specific Documents shall not exceed a period of 60 days after such notification, request and offer of sufficient funds and indemnity by such Holders;

(e)

during the period referred to Section 7.1(d):

(i)

such Event of Default has not been waived as provided herein;

(ii)

the Declaration of Acceleration in respect of such Event of Default has not been rescinded and annulled as provided herein; and

(iii)

the Trustee has not received a contrary Holder Direction from the Holders of such Series,

it being understood and intended that no Holder shall have any right in any manner whatever to take any action to affect, disturb or prejudice the rights of any other Holders (whether of the same Series or any other Series) or to obtain or seek to obtain priority over or preference to any other Holders (whether of the same Series or any other Series) (subject to any applicable subordination provisions or defeasance or sinking fund provisions applicable to one or more Series), or to enforce any right under any related Series Specific Documents, other than in the manner provided in this Indenture and for the equal, rateable and common benefit of all Holders of such Series.

ARTICLE 8
TRUSTEE

8.1

Acceptance of Trust

The Trustee hereby accepts the trusts declared in this Indenture and covenants and agrees to perform the same upon the terms and conditions set out in this Indenture and the other Series Specific Documents.

8.2

Standard of Care of Trustee

In the exercise of the powers and duties prescribed or conferred by the terms of this Indenture and the other Series Specific Documents, the Trustee shall exercise the degree of care, diligence and skill of a reasonably prudent trustee, in good faith and in the best interests of the Holders.  No provision of this Indenture shall be construed to relieve the Trustee from its duties, except that to the extent permitted by Trust Indenture Legislation.

8.3

Conditions Precedent to Trustee's Obligations to Act

Except as otherwise specifically provided herein, the Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it in this Indenture or any other Series Specific Document unless and until it shall have been required so to do under the terms of this Indenture or any other Series Specific Document and provided with such evidence of compliance with any covenant, condition or other requirement specified in this Indenture or any other Series Specific Document, to be furnished to the Trustee in connection with such notice, act, action or proceeding or in connection with the exercise of its rights and duties under this Indenture or any other Series Specific Document and such other evidence of compliance with the provisions of this Indenture and other Series Specific Documents as the Trustee may reasonably require by written notice to the Issuer; nor shall the Trustee be required to take notice of any default under this Indenture or any other Series Specific Document, other than payment of any moneys required by any provision hereof to be paid to it, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee, and in the absence of any such notice the Trustee may for all purposes of this Indenture and the other Series Specific Documents conclusively assume that the Issuer is not in default hereunder and that no default has been made with respect to the payment of principal of or interest on the Debt Securities or in the observance or performance of any of the covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default.

The obligation of the Trustee to commence or continue any act, action or Proceeding for the purpose of enforcing any rights of the Trustee or the Holders hereunder shall be conditional upon the Holders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or Proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its, duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline.  Further, should the Trustee, in its sole judgment, determine at any time that its acting under this Indenture or any Series Specific Document has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days' written notice to the other parties to this Indenture or any Series Specific Document provided (i) that the Trustee's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Trustee's satisfaction within such 10-day period, then such resignation shall not be effective.

Nothing in this Indenture shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto.

8.4

Delegation; Experts and Advisers

The Trustee may delegate to any Person the performance of any of the trusts and powers vested in it under the Series Specific Documents for each Series and any such delegation may be made upon such terms and conditions and subject to such regulations, not including however any power to sub-delegate, as the Trustee may think to be in the interests of the Holders.  The Trustee shall be responsible for the performance or non-performance of any of the trusts and powers delegated to any such Person.

The Trustee may employ or retain such counsel, auditors, accountants, consultants, engineers, appraisers or other experts or advisers, whose qualifications give authority to any opinion or report made by them, as it may reasonably require for the purpose of discharging its duties hereunder.

The Trustee may pay reasonable remuneration for all services performed for it in the discharge of the trusts hereof by any such agent or attorney, or expert or adviser.

8.5

Protection of the Trustee

(a)

In the exercise of its rights, duties and obligations hereunder, the Trustee may, if it is acting in good faith, act and rely upon the truth of the statements and the accuracy of the opinions expressed in the evidence of compliance furnished pursuant to any covenant, condition or other requirement of this Indenture, or reasonably required by notice in writing to the Issuer by the Trustee to be furnished to it in the exercise of its rights and duties under this Indenture where such evidence of compliance is in accordance with the provisions herein and the Trustee examines the evidence of compliance furnished to it in order to determine whether such evidence indicates compliance with the applicable requirements of this Indenture.

(b)

Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so:

(i)

by the Holders of not less than a majority in Principal Amount of the Debt Securities then outstanding; or

(ii)

by adoption of a resolution, at a meeting of Holders of Debt Securities at which a quorum is present, by Holders of not less than a majority in aggregate Principal Amount of Debt Securities outstanding at such time represented at such meeting, provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding.  The reasonable expense of every such examination shall be paid by the Issuer or, if paid by the Trustee, shall be repaid by the Issuer upon demand.

(c)

The Trustee shall not be liable for or by reason of any statement of fact in this Indenture, the Debt Securities or any other Series Specific Document, or required to verify the same (except for the representations contained in Section 8.9 hereof and in the certificate of the Trustee on the Debt Securities), but all such statements of fact are and shall be deemed to have been made by the Issuer.  The Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Issuer of any covenants herein contained.

(d)

Subject to Section 8.4, the Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(e)

The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

(f)

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed.

8.6

Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Debt Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not a Trustee.  Any Paying Agent, Registrar or Other Series Agent may do the same with like rights. However, the Trustee must comply with Sections 8.12 and 8.13.

8.7

Trustee's Disclaimer

The Trustee makes no representation as to the validity or adequacy of this Indenture, the Debt Securities or any other Series Specific Document; it shall not be accountable for the Issuer's use of the proceeds from the Debt Securities; and it shall not be responsible for any statement in any offering Document or in the Indenture or the Debt Securities (other than its certificate of authentication and Section 8.9) or the determination as to which beneficial owners are entitled to receive any notices hereunder.

8.8

Compensation and Indemnity

The Issuer agrees:

(a)

to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall, to the extent permitted by law, not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)

to reimburse the Trustee, upon its request and submission of reasonable documentation, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel) except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)

in addition to and without limiting any other protection of the Trustee hereunder or otherwise by law, to indemnify and save harmless the Trustee from and against any and all liabilities, losses, claims, damages, penalties, actions, suits, demands, levies, costs, expenses and disbursements, including any and all reasonable legal and advisor fees and disbursements of whatever kind or nature, which may at any time be suffered by, imposed on, incurred by or asserted against the Trustee, whether groundless or otherwise, howsoever arising from or out of any act, omission or error of the Trustee, in connection with its acting as trustee hereunder, provided the Trustee has acted in good faith, without negligence and in accordance with its obligations hereunder.  Notwithstanding any other provision hereof, this indemnity shall survive the removal or resignation of the Trustee, the discharge of this Indenture and the termination of any trust created hereby.

To secure the Issuer's payment obligations in this Section 8.8, the Trustee shall have a lien prior to the Debt Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal, premium or accrued and unpaid interest, if any, as the case may be, on particular Debt Securities.

The Issuer's obligations pursuant to this Section 8.8 shall survive the discharge of this Indenture. When a Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(d), (e) or (f) the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

8.9

Conflict of Interest

(a)

The Trustee represents to the Issuer that at the date of execution and delivery by it of this Indenture, there exists no material conflict of interest between its role as Trustee hereunder and its role in any other capacity.  A Trustee shall, within three months after ascertaining that such a material conflict of interest exists, either eliminate such conflict of interest or resign in the manner and with the effect specified in Section 8.10.

(b)

If, notwithstanding the provisions of Section 8.9(a), the Trustee has such a material conflict of interest, the validity and enforceability of this Indenture and of the Debt Securities issued hereunder shall not be affected in any manner whatsoever by reason only of such material conflict of interest.

(c)

If at any time the Trustee fails to comply with the provisions of Section 8.9(a), the Trustee shall within 10 days after the expiration of the three month period referred to therein, transmit notice of such failure to the Holders of Debt Securities in the manner provided for notices to the Holders Debt Securities in Section 9.2.

8.10

Replacement of Trustee

The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Issuer 90 days' notice in writing or such shorter notice as the Issuer may accept as sufficient provided that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 8.10.  The Holders of a majority in aggregate Principal Amount of the Debt Securities at the time outstanding shall have power at any time to remove the Trustee by so notifying the Trustee and the Issuer (subject to the consent of the Issuer if there is no Event of Default continuing, such consent not to be unreasonably withheld or delayed).  In the event of the Trustee: (a) failing to comply with the provisions of Section 8.9(a) or (c); (b) ceasing to be eligible in accordance with the provisions of Section 8.12 and failing to resign after written request by the Issuer or any Holder; (c) resigning or being removed as aforesaid or being dissolved; (d) becoming bankrupt, going into liquidation; or (e) otherwise becoming incapable of acting hereunder, then, in any such case, (i) the Issuer shall appoint a new Trustee or (ii) the retiring Trustee (except in the case of (a) above) or any Holder may apply to the British Columbia Supreme Court, on such notice as such Court may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Issuer or by the Court shall be subject to removal as aforesaid by the Holders.  Any new Trustee appointed under any provision of this Section shall be a trust company meeting the requirements for eligibility herein. On any new appointment, the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee, without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Issuer, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring the same to the new Trustee.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (other than as contemplated in the foregoing paragraph), the Issuer shall promptly appoint a successor Trustee.

The Issuer shall give notice of each resignation and removal of the Trustee with respect to the Debt Securities and each appointment of a successor Trustee with respect to the Debt Securities to the Holders of Debt Securities in the manner provided for notices to the Holders of Debt Securities in Section 9.2.  Each notice shall include the name of the successor Trustee with respect to the Debt Securities and the address of its corporate trust office.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and the Issuer.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall, without further act, become vested with all the rights, powers, trusts and duties of the retiring Trustee under this Indenture.  On request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee.  The retiring Trustee shall promptly duly assign, transfer and deliver all property and money held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.8.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 8.

If written acceptance by a successor Trustee shall not have been delivered to the retiring Trustee and the Issuer within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or any Holder who has been a bona fide Holder of a Debt Security for at least six months may petition any court of competent jurisdiction for the appointment of a successor Trustee.

8.11

Successor Trustee by Merger

If the Trustee consolidates or amalgamates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee provided such corporation shall be eligible and qualified under the provisions of Section 8.12.

Upon the written request of the successor Trustee or of the Issuer, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Issuer be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall, on request of such new Trustee, be made, executed, acknowledged and delivered by the Issuer.

8.12

Eligibility; Disqualification

For so long as required by Trust Indenture Legislation, there shall be a Trustee under this Indenture.  The Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and authorized under such laws and the laws of British Columbia (and the laws of each province in which a prospectus is filed relating to the offering of the Debt Securities and to which the Indenture will be subject) to carry on trust business therein.  If at any time the Trustee shall cease to be eligible in accordance with this Section, it shall immediately notify the Issuer.  However, notwithstanding the provisions of this Section 8.12, if at any time the Trustee ceases to be eligible to act as Trustee in accordance with this Section, the validity and enforceability of this Indenture, the other Series Specific Documents and the Debt Securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall forthwith become authorized to, or upon written request by the Issuer or any Holders shall, resign in the manner and with the effect specified in Section 8.10.

8.13

Trustee Not to be Appointed Receiver

Neither the Trustee nor any affiliate, as defined in the Business Corporations Act (British Columbia), to the Trustee shall be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Issuer.

8.14

Adoption of Certification

In case any of the Debt Securities contemplated to be issued under this Indenture have been certified but not delivered, any successor Trustee may adopt the certificate of authentication of any predecessor Trustee so authenticating the Debt Securities and deliver the Debt Securities so authenticated, and in case any of the Debt Securities shall not have been authenticated, any successor Trustee may authenticate the Debt Securities in the name of the predecessor Trustee, or in the name of the successor Trustee.

8.15

Compliance with Privacy Laws

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals' personal information (collectively, "Privacy Laws") applies to obligations and activities under this Indenture or any Series Specific Document.  Despite any other provision of this Indenture or any Series Specific Document, neither party shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws.  The Issuer shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws.  The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.  Specifically, the Trustee agrees:  (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Issuer or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

ARTICLE 9
NOTICES

9.1

Notice to Issuer

Any notice, document or other communication (a "Notice") required or permitted to be given to the Issuer under this Indenture or any other Series Specific Document shall be in writing and shall be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), to the Issuer, at:

Pan American Silver Corp.
1500 - 625 Howe Street
Vancouver, British Columbia
Canada  V6C 2T6

Attention: Robert Pirooz, Vice President, Legal Affairs

Fax No.:(604) 684-0147

and such Notice shall be deemed to have been received, where given by delivery, on the day of delivery, and, where sent by facsimile transmission, on the day of transmittal of such Notice if given on a Business Day during normal business hours of the recipient and on the next succeeding Business Day if not transmitted on a Business Day or during such business hours.  The Issuer may from time to time notify the Trustee of a change in address or facsimile number by notice given as provided in Section 9.3.

9.2

Notice to Holders

(a)

Any Notice required or permitted to be given under this Indenture or any other Series Specific Document to Holders of a Series shall be given by means of publication in one Authorized Newspaper in each Place of Payment for such Series at least once, and any Notice so published shall be deemed to have been given on the date when the publication has appeared in each such Authorized Newspaper.  Any Notice required or permitted to be given under this Indenture to Holders of Registered Debt Securities of a Series may be effectively given if delivered or if sent to a destination within Canada by first class mail or to a destination outside Canada by airmail, postage prepaid, in each case addressed to the applicable Holder at its post office address appearing in the relevant Register for such Series, and shall be deemed to have been be given on the date of delivery or mailing, as the case may be.

(b)

If publication of any Authorized Newspaper is suspended or it shall be impractical to publish any notice to Holders of Bearer Debt Securities as provided above, then such notification to such Holders may be given in any other manner approved by the Trustee, and any notice so given shall constitute sufficient notice to such Holders for every purpose under the Series Specific Documents.

(c)

Neither the failure to give notice by publication to Holders of Bearer Debt Securities as provided above nor any defect in any notice so published shall affect the sufficiency of any notice given to Holders of Registered Debt Securities as provided above.  Any notice sent to the Holders of Registered

Debt Securities as provided above shall be effective notwithstanding that any such notice has accidentally or inadvertently not been delivered or mailed to one or more such Holders.

9.3

Notice to Trustee

Any Notice required or permitted to be given to tile Trustee under this Indenture or any other Series Specific Document shall be in writing and shall be valid and effective if delivered or sent by facsimile transmission (with receipt confirmed), to the Trustee, at:

•

Attention: •

Facsimile No.: •

and such Notice shall be deemed to have been received, where given by delivery, on the day of delivery and, where sent by facsimile transmission, on the day of transmittal of such Notice if given on a Business Day during normal business hours of the recipient and on the next succeeding Business Day if not transmitted on a Business Day or during such business hours.  The Trustee may from time to time notify the Issuer of a change in address or facsimile number by notice given as provided in Section 9.1.

ARTICLE 10
HOLDERS' ACTIONS AND MEETINGS

10.1

Holder Actions

(a)

Any Holder Action to be made, given or taken by Holders of one or more Series may be made, given or taken by such Holders by way of a Holder Direction, or where expressly required by this Indenture or another Series Specific Document, by a Special Holder Direction, from the Holders of such one or more Series.  Every Holder Direction and Special Holder Direction given in accordance with this Indenture or a related Series Specific Document, shall be binding upon all Holders of the applicable Series whether or not they were present at any applicable meeting or otherwise themselves made, gave or took the Holder Action effected by such Holder Direction or Special Holder Direction, as the case may be, and the Trustee (subject to compliance with Section 8.3 with respect to the giving of sufficient funds and indemnity) shall be bound to give effect accordingly to every such Holder Direction and Special Holder Direction.

(b)

A Holder, including a Depositary that is a Holder of a Global Debt Security, may make, give or take, by proxies duly appointed in writing, any Holder Action to be made, given or taken by such Holder, and, a Depositary that is the Holder of a Global Debt Security may provide for the beneficial owners of interests in any such Global Debt Security (including, where applicable, the Participants in any Depositary which own beneficial interests in such Global Debt Security) to direct such Depositary in taking such action through such Depositary's standing instructions and customary practices, including the delivery of proxies, directions or voting certificates (including any omnibus, global or block proxy, direction or voting certificate) satisfactory to the Trustee under which such Depositary, any agent for or nominee of such Depositary, or the beneficial owners of interests in any such Global Debt Security (including, where applicable, the Participants in such Depositary which own beneficial interests in such Global Debt Security) themselves take such action by means of additional proxies, directions or voting certificates (including any omnibus, global or block proxy, direction or voting certificate) satisfactory to the Trustee, in each case through standing instructions and customary practices applicable to such Depositary or such Participant or an agent or nominee of such Depositary or such Participant.  The

Depositary (including, where applicable, the Participants in such Depositary which own beneficial interests in such Global Debt Security), or such agent or nominee may, in its discretion report to the Trustee the result of its solicitation of proxies, directions and voting certificates on an aggregate basis.

(c)

The fact and date of the execution by any Person of an instrument or writing effecting or approving a Holder Action may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other Person authorized by Applicable Law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness or notary the execution of such instrument or writing.  Whenever such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority.  The facts and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(d)

The ownership, principal amount and serial numbers of Registered Debt Securities held by any Person, and the date of the commencement and the date of the termination of such holding, shall be proved by the relevant Register.

(e)

The ownership, principal amount and serial numbers of Bearer Debt Securities held by any Person, and the date of the commencement and the date of the termination of such holding, may be proved by the production of such Bearer Debt Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary acceptable to the Issuer, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date mentioned in such certificate such Person had on deposit with such depositary, or exhibited to it, the Bearer Debt Securities described in such certificate; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Debt Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory.  The Trustee and the Issuer may assume that ownership of any Bearer Debt Security continues until another certificate or affidavit bearing a later date issued in respect of the same Bearer Debt Security is produced, or such Bearer Debt Security is produced to the Trustee by some other Person, or such Bearer Debt Security is surrendered in exchange for a Registered Debt Security, or such Bearer Debt Security is no longer Outstanding.  The ownership, principal amount and serial numbers of Bearer Debt Securities held by the Person so executing such instrument or writing and the date of the commencement and the date of the termination of such holding may also be proved in any other manner which the Trustee deems sufficient.

(f)

Any Holder Action of, or which is binding on, any Holder of a Debt Security shall bind every future Holder of such Debt Security and the Holder of every Debt Security issued upon the registration or transfer of such Debt Security or in exchange for or in lieu of such Debt Security in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance on such Holder Action, whether or not notation of such action is made upon such Debt Security.

(g)

If the Issuer or the Trustee shall solicit any Holder Action, the Issuer or the Trustee, as the case may be, may fix in advance a record date for the determination of Holders entitled to make, give or take such Holder Action. Such Holder Action may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether the requisite Holders have authorized or agreed or consented to such Holder Action.  No Holder Action shall be deemed effective unless it shall become effective pursuant to this Indenture not later than six months after the applicable record date.

10.2

Meetings of Holders

(a)

Calling of Meetings.  At any time and from time to time, the Issuer or the Trustee may, and the Trustee shall on receipt of a written request signed by Holders representing not less than 25% of the aggregate unpaid principal amount of the applicable one or more Series, and upon receiving sufficient funds and being indemnified to its satisfaction by the Issuer or by the Holders signing such request, as the case may be, against the costs which may be incurred by it in connection with the calling and holding of such meeting, call a meeting of the Holders of such Series.  If the Trustee fails within 20 days after receipt of such written request, such funds and such indemnity to give notice calling such meeting, such Holders may themselves call such meeting and the notice calling such meeting may be signed by such Person as those Holders specify.  Every such meeting shall be held in Vancouver, British Columbia or at such other place as the Issuer, the Trustee or the Holders, as the case may be, calling such meeting approve or determine.

(b)

Notice of Meetings.  At least 20 days', and no more than 90 days', prior notice of any meeting of Holders of one or more Series shall be given by such Holders to the Issuer (unless the meeting has been called by the Issuer) and to the Trustee (unless the meeting has been called by the Trustee). Such notice shall state the time and the place of the meeting and shall specify, in general terms, the nature of the business to be transacted at such meeting.  It shall not be necessary to specify in the notice the text of any resolution to be passed at such meeting.  Such notice shall also state that any Holder may be represented at any such meeting by a proxy duly appointed by document in writing in accordance with the regulations made from time to time by the Trustee pursuant to Section 10.5, and that the appointment of any proxy may be revoked at any time before the commencement of the meeting to which the appointment relates.  Subject to Section 10.2(c), notices shall be given in the manner set forth in Article 9.

(c)

Quorum.  At a meeting of Holders of one or more Series:

(i)

Persons entitled pursuant to this Indenture to vote Debt Securities representing more than 33 1/3% of the aggregate unpaid principal amount of such one or more Series shall constitute a quorum.  No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order.  If a Quorum is not present on the date for which the meeting is called within 30 minutes after the time fixed for the holding of the meeting, then the meeting, if called pursuant to a request of Holders, will be dissolved; but in any other case the meeting shall be adjourned to the same day in the next calendar week (unless such day is not a Business Day in which case it will be adjourned to the next Business Day thereafter) at the same time and place, and no notice will be required to be given in respect of such adjourned meeting.  At the adjourned meeting, the Holders of the Series present in person or by proxy will constitute a quorum and may transact the business for which the meeting was originally convened, notwithstanding that such Holders may not represent 33 1/3% of the aggregate unpaid principal amount of the applicable Series.  Any meeting of Holders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice;

(ii)

Notwithstanding Section 10.2(a) above, for the purpose of a Special Holder Direction, Persons entitled pursuant to this Indenture to vote Debt Securities representing more than 50% of the aggregate unpaid principal amount of the applicable one or more Series shall constitute a quorum.  No business shall be transacted in connection with any Special Holder Direction in the absence of a Special Quorum.  If a Special Quorum is not present within 30 minutes after the time fixed for the holding of such meeting, then the meeting, if called pursuant to a request of Holders, will be dissolved; but in any other case the meeting with respect only to such Special Holder Direction (but for greater certainty not with respect to any other matters unless so determined at such meeting) shall be adjourned to the same day in the next calendar week (unless such day is not a Business Day in which case it will be adjourned to the next Business Day thereafter) at the same time and place, provided that notice of such adjourned meeting is given to the Holders in accordance with Section 9.2 prior to such adjourned meeting.  At the adjourned meeting, if a Special Quorum is not present within 30 minutes after the time fixed for the holding of such meeting, the meeting will be dissolved with respect to such Special Holder Direction; and

(iii)

Any Holder who has executed a document in writing appointing a Person as proxy shall be deemed to be present for the purposes of determining a Quorum or a Special Quorum and be deemed to have voted; provided, that such Holder shall be considered as present or voting only with respect to the matters covered by such document.

(d)

Chairperson.  The Trustee shall appoint in writing an individual, who need not be a Holder, to be the chairperson of the meeting; provided however that Holders representing more than 50% of the aggregate unpaid principal amount of the applicable one or more Series present in person or by proxy at the meeting may elect at such meeting another individual, who need not be a Holder, to be the chairperson of the meeting.  No vote shall be cast or counted at any meeting in respect of any Debt Securities challenged as not outstanding and ruled by the chairperson of the meeting to be not Outstanding.  The chairperson of the meeting shall have no right to vote except as a Holder or proxy of a Holder.

(e)

Voting.  At a meeting of Holders:

(i)

In order to be entitled to vote, a Person shall be: (i) a Holder of the applicable Series; or (ii) a Person appointed by a document in writing as proxy by a Holder of the applicable Series.  A Person acting as a proxy need not be a Holder.  In the case of joint registered Holders, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others, but in case more than one of them is present in person or by proxy, they will vote together in respect of the Debt Securities of which they are joint registered Holders; and

(ii)

The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the name and signatures of Holders or proxies entitled to vote at such meeting and on which shall be inscribed the serial number or numbers of the Debt Securities held or represented by them.  The chairperson of the meeting shall appoint two scrutineers who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the chairperson of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the chairperson of the meeting and there shall be attached to such record the original reports of the scrutineers on any vote by ballot taken at such meeting and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in this Section.  The record shall be signed and verified by the chairperson of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters stated in such record.

(f)

Minutes.  Minutes of all resolutions and proceedings at every such meeting shall be made and duly entered in books to be provided from time to time for that purpose by the Trustee at the expense of the Issuer, and any such minutes if signed by the chairperson of the meeting at which such resolutions were passed or proceedings had, or by the chairperson of the next succeeding meeting of Holders of the applicable one or more Series, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which meetings shall have been made shall be deemed to have been duly called and held and all resolutions passed or proceedings had at such meeting to have been duly passed and had.

(g)

Persons Who May Attend.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, the Issuer and the Trustee and their respective Counsel and any other Person specified in any related Series Supplement.

10.3

Additional Powers Exercisable by Holder Direction

In addition to any powers granted elsewhere in this Indenture or by law, the Holders of a Series shall have the following powers exercisable from time to time by a Holder Direction of the Holders of such Series:

(a)

to restrain any Holder of such Series from taking or instituting any Proceeding for the recovery of amounts payable under such Series or any Series Specific Document for such Series or for the execution of any trust or power under any Series Specific Document for such Series;

(b)

to direct any Holder of such Series who, as such, has brought any Proceeding, to stay or discontinue or otherwise deal with such Proceeding in the manner directed by such direction upon payment, if the taking of such Proceeding shall have been permitted by Section 7.1, of the costs, charges and expenses reasonably and properly incurred by such Holder in connection with such Proceeding;

(c)

to appoint a committee to consult with the Trustee and to delegate to the committee (subject to the limitations, if any, as may be prescribed in such Holder Direction) the power to give to the Trustee any or all of the actions or directions which the Holders of such Series could give by way of a Holder Direction; such Holder Direction may provide for payment of the expenses and disbursements of and compensation to such committee; such committee will consist of such number of Persons as shall be prescribed by such Holder Direction appointing it and the members need not be themselves Holders; except as otherwise provided in such Holder Direction, every such committee may elect its chairperson and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedures generally; such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members of such committee necessary to constitute a quorum or by an instrument or instruments in writing signed by all or a specified majority of such members; all acts of any such committee within the authority delegated to it shall be binding upon all Holders of such Series; neither the committee nor any member of such committee shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(d)

amend, modify or repeal any Holder Direction previously passed or approved by the Holders of such Series, or any committee appointed pursuant to Section 10.3(c) above (subject to any limitations prescribed in such Holder Direction); and

(e)

to remove the Trustee from office and appoint a successor Trustee, provided that such removal is consented to by a Holder Direction from the Holders of all Series.

10.4

Powers Cumulative

The powers granted in this Indenture shall be deemed to be several and cumulative and not dependent on each other and the exercise of one or more of such powers, or any combination of such powers, from time to time, shall be deemed to not exhaust the rights of the Holders to exercise such power or powers, or combinations of powers, thereafter from time to time.

10.5

Regulations

The Trustee may from time to time make reasonable regulations and may make reasonable variations to the regulations as it thinks fit with respect to:

(a)

the voting by proxy by Holders and the form or forms of instrument appointing proxies and the manner in which such instruments will be executed and with respect to the production of the authority of any Person signing on behalf of the giver of the proxy;

(b)

the delivery (whether in original, facsimile, electronic or other form) or lodging of instruments appointing proxies at any place or places and in such custody as the Trustee directs and the time, if any, before the holding of the meeting or adjourned meeting by which the same must be deposited;

(c)

the forwarding by the custodian of proxies of particulars of instruments appointing proxies by letter, cable, telegraph, facsimile, electronic messaging system or other means before the meeting to the Issuer or to the Trustee or to the chairperson of the meeting;

(d)

the issue of voting certificates to Holders of Global Debt Securities which voting certificates shall entitle the Persons named in such certificate to be present and vote at any such meeting and at any adjournment of such meeting or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment of such meeting, in the same manner and with the same effect as though the Holders so named in such voting certificates were the actual registered Holders of Debt Securities represented by such Global Certificate; and

(e)

any and all other matters respecting the execution and delivery of any documents or instruments evidencing any Holder Action by or on behalf of a Holder making, giving or taking such Holder Action.

Any regulations so made will be binding and effective and votes given, and the Holder Actions made, given or taken, in accordance with such regulations will be valid and will be counted.  Instruments appointing proxies, the particulars of which are forwarded in accordance with the regulations, will confer the same right to vote, and to make, give or take such Holder Action, as though the instruments themselves were produced at the meeting or made, given or taken by the applicable Holder, as the case may be.  Except as otherwise specified in this Indenture, the only Persons who will be recognized at any meeting of Holders or as entitled to vote or be present at any such meeting will be Holders and holders of proxies (or also in the case of Global Debt Certificate voting certificates) of such Holders.

ARTICLE 11
AMALGAMATION, CONSOLIDATION, CONVEYANCE, TRANSFER OR LEASE

11.1

Consolidation, Amalgamation, Merger or Sale of Assets Permitted

The Issuer will not amalgamate with, consolidate with or merge into any other person (except an amalgamation with a wholly-owned Subsidiary) or sell, transfer or lease all or substantially all of its assets to any person (except a Subsidiary), unless:

(a)

either:

(i)

the Issuer shall be the continuing corporation; or

(ii)

the successor (if other than the Issuer) formed by such consolidation or amalgamation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are sold or leased:

(A)

shall be a corporation, partnership, limited liability corporation, joint venture, association, joint stock company, unincorporated organization, agency or trust organized and existing under the laws of Canada or any province or territory thereof or the laws of the United States of America or a State thereof or the District of Columbia; and

(B)

shall expressly assume by supplemental indenture executed and delivered to the Trustee the obligation to make due and punctual payment of all amounts with respect to all Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and obligations of the Issuer under all Debt Securities, this Indenture and all other Series Specific Documents; and

(b)

immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

11.2

Succession by Successor Issuer

In case of any such merger, consolidation, amalgamation, sale, transfer or lease and upon any such assumption of the obligations of the Issuer by a successor as provided in Section 11.1, such successor shall succeed to and be substituted for the Issuer, with the same effect as if it had been named as a party hereto and as obligor under the Debt Securities and all such obligations of the Issuer shall terminate.  Such successor thereupon may cause to be signed, and may issue either in its own name or in the name of Pan American Silver Corp., any or all of the Debt Securities issuable under the Indenture and the other Series Specific Documents that theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor (instead of Pan American Silver Corp.) and subject to all terms, conditions and limitations in this Indenture prescribed, the Trustee shall certify and deliver any Debt Securities that previously shall have been signed and delivered by Responsible

Officers of the Issuer to the Trustee for certification, and any Debt Securities that such successor thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Debt Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debt Securities had been issued at the date of the execution hereof.

In case of any such merger, consolidation, amalgamation, sale, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Debt Securities thereafter to be issued as may be appropriate.

11.3

Evidence to be Furnished to Trustee

The Trustee shall receive a Certificate of the Issuer as conclusive evidence that any such merger, consolidation, amalgamation, sale, transfer or lease, and any such assumption, complies with the provisions of this Article 11.

ARTICLE 12
SUPPLEMENTAL INDENTURES AND AMENDMENTS

12.1

Series Supplements

Without the consent of any Holders, but subject to the terms and conditions of this Indenture, the Issuer and the Trustee may, and Trustee shall, upon the written request of the Issuer or when so directed by this Indenture, make, execute, acknowledge and deliver Series Supplements from time to time establishing the Principal Terms of the Series which the Issuer wishes to be able to issue under this Indenture.

12.2

Supplemental Indentures

(a)

Without the consent of any Holders, the Issuer and the Trustee may, and the Trustee shall, upon the written request of the Issuer or when so directed by this Indenture, make, execute, acknowledge and deliver deeds or indentures supplemental to this Indenture (provided that, for the purpose of this Section, such deeds or indentures supplemental to this Indenture shall not include Series Supplements) (any such deed or indenture is sometimes referred to herein as an "Indenture Amendment") for any one or more of the following purposes:

(i)

to cure any ambiguity, defect or inconsistency, provided that the amendment to cure any ambiguity, defect or inconsistency does not adversely affect the rights of any Holder;

(ii)

to provide for the succession of another person to the Issuer, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of the Issuer, in compliance with Article 11;

(iii)

giving effect to any Holder Direction or Special Holder Direction or any other direction from Holders permitted to be given under this Indenture, and to any other Holder Action made, given to or taken by the Holders of one or more Series in accordance with this Indenture;

(iv)

to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities so long as such uncertificated Debt Securities are in registered form for United States federal income tax purposes;

(v)

to add to the covenants, obligations or Events of Default of the Issuer hereunder or to surrender any right, power or option herein conferred upon the Issuer;

(vi)

upon the advice of Counsel, to make any change to maintain the qualification of this Indenture under the TIA or to comply with any Canadian federal or provincial Trust Indenture Legislation or any Applicable Law or applicable requirement of any Governmental Authority;

(vii)

to change or eliminate any provisions of this Indenture, provided that there are no Debt Securities outstanding under this Indenture at the time when such change or elimination takes effect;

(viii)

to add a guarantor to guarantee the payment of any Series of Debt Securities; or

(ix)

make any other change that does not, based upon the advice of Counsel, adversely affect the rights of any Holder.

(b)

The Issuer and the Trustee may, and the Trustee shall upon written request of the Issuer or when so directed by this Indenture, in any such case subject to the receipt of the consent thereto by the Holders of all Series which would be materially adversely affected, by a Holder Direction from the Holders of all such Series, make, execute, acknowledge and deliver Indenture Amendments for any purpose that is not authorized by Section 12.2(a) or by a Series Supplement; provided, however, that no such Indenture Amendment shall:

(i)

reduce the percentage of the unpaid principal amount of any Series whose Holders must consent to any amendment or waiver under this Indenture or modify the provisions relating to such amendment or waiver;

(ii)

reduce the percentage specified in the definition of "Holder Direction" or "Special Holder Direction" or change the percentage of Holders which may otherwise require any notice, information or action or effect any action under a Series Specific Document for any such Series;

(iii)

reduce in any manner the amount of, or change the currency of payment of, or delay the time of, any payments (whether of principal, premium, interest or otherwise) to be made to the Holders of any such Series or deposits of amounts to be so paid;

(iv)

change the definition of or the manner of calculating amounts (including any change in the applicable rate or rates of interest) to which any Holder of any such Series is entitled under this Indenture;

(v)

make any change that adversely affects the redemption, conversion or exchange rights of Holders of any Series;

(vi)

make any change that would result in the issuer being required to make any deduction or withholding from payments to be made to Holders of any Series; or

(vii)

impair the right to institute suit for the enforcement of any payment with respect to any Series,

without in any such case the consent of the Holders of each such Series by way of a Special Holder Direction.  Any Indenture Amendment made to this Indenture as a whole (as opposed to an Indenture Amendment to a Series Supplement only) made pursuant to this Section shall be deemed to materially adversely affect all Series, other than any Series which an Opinion of Counsel for the Issuer, addressed and delivered to the Issuer and the Trustee, states is not materially adversely affected thereby.  Any Indenture Amendment to any Series Supplement made pursuant to this Section shall be deemed not to materially adversely affect the interest of any Holder of any other Series.  The Trustee may decline, in its discretion, to enter into any Indenture Amendment which would adversely affect its own rights, duties or immunities under this Indenture or any other Series Specific Document or otherwise.

(c)

It shall not be necessary for the consent of the Holders of any Series to approve the particular form of any proposed Indenture Amendment, but it shall be sufficient if such consent shall approve the substance of such Indenture Amendment.  The manner of obtaining such consents and of evidencing the authorization of the execution of such consents shall be subject to such reasonable requirements as the Trustee may prescribe from time to time.

(d)

Any one of the purposes in Sections 12.2(a) and (b) and in any Series Supplement may from time to time be exercised independently or in combination with one or more other such purposes and none of such purposes are exclusive of or dependent on any of the other purposes.

(e)

Every Indenture Amendment executed pursuant to this Section 12.2 shall comply with Trust Indenture Legislation as then in effect.

(f)

Any Series Supplement executed in accordance with this Indenture shall not be considered an Indenture Amendment for the purposes of Sections 12.2(a) and (b) above.

ARTICLE 13
DEFEASANCE; SATISFACTION AND DISCHARGE

13.1

Defeasance

If the related Series Supplement provides that a Series is defeasable, the following provisions shall apply:

(a)

Option for Defeasance or Covenant Defeasance.  The Issuer may elect at any time, by giving an Issuer Request to the Trustee, to apply the provisions of Section 13.1(b) or (c) to such Series;

(b)

Defeasance.  The Issuer shall be discharged from its obligations with respect to such Series upon satisfaction of the applicable conditions set forth in Section 13.1(d) (hereinafter called "Defeasance"). For this purpose, Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by all Debt Securities of such Series then Outstanding and to have satisfied all its other obligations with respect to such Series, and the Trustee, at the expense of the Issuer, shall execute instruments acknowledging the same, subject to the following which shall survive until otherwise terminated or discharged under this Indenture:

(i)

the rights of Holders of such Series to receive, solely from the trust fund in Section 13.1(d), payments in respect of the principal of and any premium, interest and other amounts on such Series when due;

(ii)

the Issuer's obligations with respect to such Series under Sections 2.5, 2.11 and 2.14 and Sections 5.1(b) and (c); and

(iii)

the rights, powers, trusts, duties and immunities of the Trustee under this Indenture.

The Issuer may exercise its option to apply this Section to a Series notwithstanding the prior exercise of its option to apply Section 13.1(c) to such Series;

(c)

Covenant Defeasance.   The Issuer shall (i) be released from its obligations under its covenants (other than its covenant to pay the principal, premium, interest and other amounts on the Debt Securities of such Series), and (ii) on the occurrence of any event specified in Section 6.1(b) and in Section 6.1(c) (with respect to any of such covenants), be deemed not to be in Default, nor shall such release result in a Default or an Event of Default with respect to such Series, upon satisfaction of the applicable conditions set forth in Section 13.1(d) (hereinafter called "Covenant Defeasance").  For this purpose, Covenant Defeasance means that the Issuer may omit to comply with and shall have no liability in respect of, any of the provisions of this Indenture and the related Series Supplement, whether directly or indirectly by reason of any reference elsewhere in any Series Specific Document to any such provision, but the remainder of this Indenture (including the related Series Supplement) and such Series Specific Documents shall be unaffected thereby;

(d)

Conditions.  The following shall be the conditions of the application of Section 13.1(b) or (c) to any Series:

(i)

At least 91 days prior to the time such Defeasance or Covenant Defeasance is to become effective, the Issuer shall have irrevocably deposited with the Trustee, as specific security pledged for, and dedicated solely to, the due payment and ultimate satisfaction of all of the obligations of the Issuer under this Indenture with respect to such Series, and free and clear of any lien:

(A)

funds in the currency or currencies in which such Series is payable and in an amount;

(B)

direct obligations of, or obligations the payment of principal of and interest, if any, on which are fully guaranteed by, the government that issued the currency or currencies in which such Series is payable, and that are not subject to prepayment, redemption or call, as will provide, money in the currency or currencies in which such Series is payable and in an amount; or

(C)

any combination of money or direct or guaranteed obligations referred to in clause (B) above in the currency or currencies in which such Series is payable and in an amount,

which would be, together with the certain and predetermined income to accrue thereon without consideration of any reinvestment thereof, sufficient to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of and any premium, interest and other amounts on such Series, on the respective Stated Maturities thereof, in accordance with the Principal Terms of such Series;

(ii)

The Issuer shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of such Series will not recognize income, gain or loss for Canadian federal and provincial (and any other jurisdiction specified for such purpose in the related Series Supplement) income tax purposes as a result of the Defeasance and will be subject to Canadian federal and provincial (and any other jurisdiction specified purpose in the related Series Supplement) income tax on the same basis as would be the case if the Defeasance had not occurred;

(iii)

If such Series is listed on a securities exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that such Defeasance or Covenant Defeasance will not cause such Series to be delisted;

(iv)

No Default or Event of Default with respect to such Series shall have occurred and be continuing at the time of the deposit under clause 13.1(d)(i);

(v)

Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, the Indenture or any other material agreement or material instrument to which the Issuer is a party or by which the Issuer is bound; and

(vi)

The Issuer shall have delivered to the Trustee a Certificate of the Issuer and an Opinion of Counsel, each stating that all conditions precedent to such Defeasance or Covenant Defeasance have been satisfied;

(e)

Holding and Payments.  All money and Canadian and U.S. Government Obligations (including all proceeds thereof) deposited with the Trustee under Section 13.1(d)(i) in respect of a Series shall be held in trust and applied by the Trustee, in accordance with the provisions of this Indenture, to the payment, either directly or through any related Registrar or Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Series, of all sums due and to become due in respect of the principal of and any premium, interest and other amounts on such Series, but money so held in trust need not be segregated from other funds of the Trustee unless required by Applicable Law;

(f)

Indemnity.  The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Canadian or U.S. Government Obligations deposited under Section 13.1(d)(i) or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by Applicable Law is for the account of the Holders of the applicable Series;

(g)

Return of Excess.  The Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or Canadian or U.S. Government Obligations deposited with it under Section 13.1(d)(i) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited under Section 13.1(d)(i) to effect Defeasance or Covenant Defeasance, as the case may be, of the applicable Series;

(h)

Reinstatement.  If the Trustee or the related Registrar or related Paying Agent is unable to apply any money in accordance with this Section by reason of any order or judgment of a Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the indebtedness and obligations from which the Issuer was discharged or released as a result of the applicable Defeasance or Covenant Defeasance shall be revived and reinstated as though no such deposit had been made, until such time as the application of such money is no longer enjoined, restrained or otherwise prohibited.  During such period all money and Canadian or U.S. Government Obligations deposited with the Trustee under Section 13.1(d)(i) with respect to the applicable Series shall be retained in trust by the Trustee, but the Trustee shall apply the same to payment of the sums due and to become due on such Series as contemplated by Section 13.1(e); and

(i)

Repayment to the Issuer.  Subject to Applicable Law, the Trustee shall deliver to the Issuer upon Issuer Request any money and Canadian or U.S. Government Obligation deposited with the Trustee under Section 13.1(d)(i) that remains unclaimed for six years after the Maturity of the applicable Series. After such delivery to the Issuer, the Holders of such Series and of any related coupons, as general unsecured creditors, shall look only to the Issuer for payment thereof.

13.2

Satisfaction and Discharge

Upon proof being given to the reasonable satisfaction of the Trustee that the principal of and all premium, interest and other amounts (if any) on a Series has been paid or satisfied, and that all other claims (if any) of the Holders of such Series against the Issuer under the related Series Specific Documents have been paid or satisfied, and upon payment of all costs, charges and expenses properly incurred by the Trustee with respect to such Series, the Trustee shall, at the request and the expense of the Issuer, accompanied by a Certificate of the Issuer and Opinion of Counsel, each stating that all conditions precedent provided in this Indenture and the other Series Specific Documents for the satisfaction and discharge of such Series have been complied with, execute and deliver to the Issuer such deeds and other instruments as shall be requisite to evidence the satisfaction and discharge of such Series and the discharge and release of any Series Specific Security Interest with respect thereto.  No Purchaser from the Issuer or its successors or assigns shall be obliged to inquire into the necessity, expediency, authority or regularity of or for any deeds or other instruments of release or reconveyance delivered pursuant to this Section.

ARTICLE 14
GENERAL

14.1

Trust Indenture Legislation Controls

This Indenture is subject to the provisions of the Trust Indenture Legislation and shall, to the extent applicable, be governed by such provisions.  Without limiting the foregoing, the Trustee and the Issuer each agree to comply with all provisions of the Trust Indenture Legislation applicable to or binding upon each of them in connection with this Indenture.

14.2

Binding Effect

All the covenants and agreements in this Indenture shall bind the successors and assigns of the parties hereto, whether or not so expressed.

14.3

Counterparts

This Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute one and the same document.

IN WITNESS OF WHICH each of the Issuer and the Trustee has duly executed this Indenture as of the date first set forth above.

PAN AMERICAN SILVER CORP.

By:	•

Name: Title:	• •

By:	•

Name: Title:	• •

By:	•

Name: Title:	• •